Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Magellan Health, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MAGELLAN HEALTH, INC.

4800 N. Scottsdale Road
Suite 4400
Scottsdale, Arizona 85251
MagellanHealth.com

April 8, 2016

Dear Shareholder:

        You are cordially invited to attend the 2016 annual meeting of shareholders of Magellan Health, Inc., to be held on Wednesday, May 18, 2016 at 7:30 a.m., local time, at The Phoenician Resort, 6000 East Camelback Road, Scottsdale, Arizona 85251.

        This year, two (2) directors are nominated for election to our board of directors. At the meeting, shareholders will be asked to: (i) elect two (2) directors to serve until our 2019 annual meeting; (ii) approve, in an advisory vote, the compensation of our named executive officers; (iii) approve the 2016 Management Incentive Plan (the "2016 MIP"); (iv) authorize an aggregate of 4,000,000 shares of common stock for awards under the 2016 MIP; (v) ratify the appointment of Ernst & Young LLP as our independent auditor for fiscal year 2016; and (vi) transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The accompanying proxy statement provides a detailed description of these proposals. We urge you to read the accompanying materials so that you may be informed about the business to be addressed at the annual meeting.

        It is important that your shares be represented at the annual meeting. Accordingly, we ask you, whether or not you plan to attend the annual meeting, to complete, sign and date the enclosed proxy card and return it to us promptly in the enclosed envelope or to otherwise vote in accordance with the instructions on your proxy card. If you attend the meeting, you may vote in person, even if you have previously mailed-in your proxy. However, if you hold your shares in a brokerage account ("street name"), you will need to obtain a proxy form from the institution that holds your shares reflecting your stock ownership as of the record date, to be able to vote by ballot at the meeting.

        We look forward to seeing you at the meeting.

IF YOU PLAN TO ATTEND THE MEETING:

        Registration and seating will begin at 7:00 a.m. Shareholders and their guests will be asked to sign-in and may be asked to present a valid picture identification. Shareholders holding stock in street name will need to obtain a proxy form from their broker or other institution that holds their shares to evidence their stock ownership as of the record date.

Sincerely,

Barry M. Smith Chairman and Chief Executive Office

MAGELLAN HEALTH, INC.
4800 N. Scottsdale Road
Suite 4400
Scottsdale, AZ 85251
MagellanHealth.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE:	7:30 a.m., local time, on Wednesday, May 18, 2016
PLACE:	The Phoenician Resort, 6000 East Camelback Road, Scottsdale, Arizona 85251.
PURPOSE:	(1)	To elect two (2) members of the board of directors to serve until our 2019 annual meeting;
	(2)	To approve, in an advisory vote, the compensation of our named executive officers;
	(3)	To approve the 2016 Management Incentive Plan (the "2016 MIP");
	(4)	To authorize an aggregate of 4,000,000 shares of common stock for awards under the 2016 MIP;
	(5)	To ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year 2016; and
	(6)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
RECORD DATE:	You can vote if you are a shareholder of record at the close of business on March 31, 2016.
PROXY VOTING:

It is important that you vote your shares. You can vote your shares by completing and returning the proxy card sent to you, or by following the online voting instructions. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 18, 2016:  Our proxy statement and form of proxy are enclosed along with our 2015 Annual Report to Shareholders. These materials are also available on our website at ir.MagellanHealth.com/financials.cfm.

Daniel N. Gregoire
Secretary

Scottsdale, Arizona
April 8, 2016

MAGELLAN HEALTH, INC.
4800 N. Scottsdale Road
Suite 4400
Scottsdale, Arizona 85251

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2016

INTRODUCTION

        This proxy statement is being furnished to shareholders of Magellan Health, Inc., a Delaware corporation (the "company" or "we" or "us"), in connection with the solicitation of proxies by our board of directors for use at our annual meeting of shareholders to be held on Wednesday, May 18, 2016, at 7:30 a.m., local time, at The Phoenician Resort, 6000 East Camelback Road, Scottsdale, Arizona 85251, and any adjournment or postponement thereof. This proxy statement is dated April 8, 2016, and is first being mailed to shareholders along with the related form of proxy on or about April 8, 2016.

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At the annual meeting, shareholders will be asked to consider and vote upon five proposals: (i) to elect two (2) directors to serve until the 2019 annual meeting ("Proposal Number One"); (ii) to approve, in an advisory vote, the compensation of our named executive officers ("Proposal Number Two"); (iii) to approve the company's 2016 Management Incentive Plan (the "2016 MIP") ("Proposal Number Three"); (iv) to authorize an aggregate of 4,000,000 shares of common stock for awards under the 2016 MIP ("Proposal Number Four"); and (v) to ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year 2016 ("Proposal Number Five"). In addition, management will report on our performance and respond to your questions.

Who is entitled to vote at the meeting?

        Only shareholders of record at the close of business on March 31, 2016, the date our board of directors has fixed as the record date for determining holders of outstanding shares of our Ordinary Common Stock, par value $.01 per share ("shares" or "common stock"), who are entitled to notice of and to vote at the annual meeting, are entitled to vote at the meeting.

What constitutes a quorum and why is one required?

        The presence at the meeting, in person or by proxy, of shareholders representing a majority of the votes which all shareholders are entitled to cast on the election of directors or any other matter on the record date, will constitute a quorum. A quorum is the minimum number of shares required by law to be present or represented by proxy at the annual meeting for any action to be taken at the annual meeting. As of March 31, 2016, the approximate number of holders of record of our common stock was 265 and 24,760,539 shares of our common stock were issued and outstanding. The presence, in person or by proxy, of the holders of common stock representing at least 12,380,270 votes is required to establish a quorum.

        Under our by-laws, proxies that withhold authority in the vote on directors or abstain on other matters and broker non-votes are counted for purposes of determining the number of shares represented at the meeting. Broker non-votes occur when a broker nominee, holding shares in street name for the beneficial owner of the shares, has not received voting instructions from the beneficial owner and does not have discretionary authority to vote. Under stock exchange rules and rules of the U.S. Securities and Exchange Commission (the "SEC"), brokerage firms holding shares on behalf of their clients do not have the authority to vote on discretionary matters, including Proposals Number One, Two, Three and Four.

        A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum at the meeting.

How do I vote?

        If you are a registered shareholder on the record date and complete and properly sign and return the accompanying proxy card in time for the meeting, it will be voted as you direct. If you are a registered shareholder on the record date and attend the meeting, you may vote in person. You may also vote online by accessing voteproxy.com and following the on-screen instructions, using the information and control number set forth on your proxy card. You may vote online at any time prior to 11:59 p.m. EST on the day before the meeting.

        If your shares are held on the record date by a broker (held "in street name") and you wish to vote at the meeting in person or by proxy, you must obtain and follow directions from your broker as to how to have your shares voted or obtain a proxy form from your broker to evidence your ownership and voting rights. In all cases, your votes will be counted by tellers of our transfer agent. These tellers will canvass the shareholders present at the annual meeting, count their votes and count the votes represented by proxies presented.

        Unless your proxy specifies otherwise, proxies will be voted (a) FOR the election of the nominated directors in Proposal Number One; (b) FOR approval of the compensation of our named executive officers in Proposal Number Two; (c) FOR approval of the 2016 MIP in Proposal Number Three; (d) FOR authorization of an aggregate of 4,000,000 shares of common stock for awards under the 2016 MIP in Proposal Number Four; and (e) FOR the ratification of Ernst & Young LLP as our independent auditor for the fiscal year 2016 in Proposal Number Five. We expect that our current executive officers and members of our board of directors will vote their shares (representing approximately 3.6% of the shares of common stock issued and outstanding as of March 31, 2016) in favor of election of the nominee directors in Proposal Number One, in favor of approval of our executive compensation in Proposal Number Two, in favor of approval of the 2016 MIP in Proposal Number Three, in favor of approval of the authorization of up to 4,000,000 additional shares of common stock for issuance under the 2016 MIP in Proposal Number Four, and in favor of ratification of our auditors for the fiscal year 2016 in Proposal Number Five, as presented in this proxy statement.

Can I change my vote?

        Any shareholder who has given a proxy has the power to revoke that proxy at any time before it is voted by either: (i) filing a written revocation of the proxy or filing a duly executed proxy bearing a later date, by mail or other delivery method and received before the annual meeting, with Daniel N. Gregoire, our Secretary, at Magellan Health, Inc., 4800 N. Scottsdale Road, Suite 4400, Scottsdale, Arizona 85251; or (ii) appearing at the annual meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute the revocation of a proxy. Voting by those present during the conduct of the annual meeting will be by ballot.

What vote is required to approve each proposal?

        Election of Directors.    Under applicable law, the affirmative vote of a plurality of the votes of the shares of common stock that are present in person or represented by proxy at the annual meeting and entitled to vote in the election of directors, is required to elect the directors from among those nominated. This means that the individuals nominated for election to the board of directors who receive the most FOR votes, among the votes properly cast, will be elected. We have adopted a corporate governance guideline which includes a majority voting policy for directors. Under this policy, in an uncontested election, if any director nominee receives an equal or greater number of votes to WITHHOLD AUTHORITY from his or her election compared to votes FOR such election, then the director nominee must tender his or her resignation. The Nominating and Corporate Governance Committee of the board is then required to make a recommendation to the full board whether to accept or reject the resignation. The board will then decide whether to accept or reject the nominee's resignation. For additional information regarding our majority voting policy for directors, see "Corporate Governance and Related Matters—Majority Voting Policy."

        Compensation of Executive Officers.    Proposal Number Two is advisory in nature and is non-binding. The affirmative vote of the holders of a majority of the votes that are present in person or represented by proxy at the annual meeting and entitled to vote on the matter is required to approve Proposal Number Two.

        2016 Management Incentive Plan.    The affirmative vote of the holders of a majority of the votes that are present in-person or represented by proxy at the annual meeting and entitled to vote on the matter is required to approve Proposal Number Three.

        Authorization of Shares for Awards under the 2016 Management Incentive Plan.    The affirmative vote of the holders of a majority of the votes that are present in-person or represented by proxy at the annual meeting and entitled to vote on the matter is required to approve Proposal Number Four.

        Ratification of Independent Auditors.    The affirmative vote of the holders of a majority of the votes that are present in person or represented by proxy at the annual meeting and entitled to vote on the matter is required to approve Proposal Number Five.

        Abstentions will have the same effect as votes against Proposals Number Two, Three and Four, as those shares are considered to be present and entitled to vote at the meeting but broker non-votes will have no effect on those proposals, as those shares are not considered to be entitled to vote at the meeting.

Broker Non-Votes, Withholding Authority and Abstentions

        Stock exchange and SEC rules govern how shares held in brokerage accounts are voted on several types of matters. If you hold shares through a brokerage firm and you do not direct the broker on how to vote your shares on Proposal Number One (election of directors), Proposal Number Two (compensation of named executive officers), Proposal Number Three (approval of 2016 Management Incentive Plan) and Proposal Number Four (authorization of shares for awards under the 2016 Management Incentive Plan), your brokerage firm can not vote them for you; your shares will remain unvoted. Therefore, it is very important that you direct the vote of your shares on all items, including the election of directors, by filling out and returning a proxy card. Such broker non-votes are not considered to be entitled to vote, so they will not be counted either for or against those proposals.

        Whether you hold your shares through a broker or registered in your own name or in any other manner, a properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to that nominee, and will have no effect on the determination whether that or other nominees received a plurality of the votes. It will, however, have the effect of a vote against the director under our majority voting policy for directors.

        A proposal on which the shareholder abstains from voting will have the same effect as a vote against that proposal, as the shares are considered to be entitled to vote but will not count toward the majority vote needed to approve the proposal.

        We will post the results of the voting on our website at MagellanHealth.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 18, 2016

        Under the rules of the SEC, we have chosen to deliver proxy materials to shareholders under the "full set delivery option," i.e. by providing paper copies of the company's full proxy statement and form of proxy. These materials are also available on our website at ir.MagellanHealth.com/financials.cfm.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Who are the largest owners of your stock?

        The following table sets forth certain information as of March 31, 2016 (except as otherwise noted) with respect to any person known by the company to be the beneficial owner of more than 5% of the outstanding shares of our common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
BlackRock, Inc.(2)	2,473,995	10.0
55 East 52nd Street New York, NY 10022
Dimensional Fund Advisors LP(3)	2,075,475	8.4
Building One 6300 Bee Cave Road Austin, TX 78746
The Vanguard Group, Inc.(4)	1,933,560	7.8
100 Vanguard Boulevard Malvern, PA 19355
OrbiMed Advisors LLC(5)	1,833,000	7.4
601 Lexington Avenue 54th Floor New York, NY 10022

(1)
The information regarding the beneficial ownership of common stock by each named entity is included in reliance on its reports filed with the SEC, except that the percentage of common stock beneficially owned is based upon the company's calculations made in reliance upon the number of shares reported to be beneficially owned by such entity in such report and on 24,760,539 shares of common stock issued and outstanding as of 3/31/16.

(2)
Based on information set forth in Amendment No. 8 to Schedule 13G filed on 3/10/16. BlackRock, Inc. is the parent holding company of the following investment adviser subsidiaries which exercise investment control over accounts that hold company shares: BlackRock Asset Management Schweiz AG, BlackRock International Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Ireland Limited, BlackRock Investment Management (UK) Ltd., BlackRock Investment Management (Australia) Limited and BlackRock Life Limited. The above figure represents sole dispositive power; BlackRock Inc. also holds sole voting power over 2,407,069 shares.

(3)
Based on information set forth in Amendment No. 1 to Schedule 13G filed on 2/9/16. Dimensional Fund Advisors LP is an investment adviser which advises various registered investment companies and certain other commingled funds, group trusts and separate accounts which beneficially own the above shares. The above figure represents sole dispositive power. Dimensional Fund Advisors LP holds sole voting power over 2,023,442 shares.

(4)
Based on information set forth in Amendment No. 5 to Schedule 13G filed on 2/10/16. The Vanguard Group, Inc. is the investment manager of collective trust accounts which hold company shares. Includes shares held by Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., each a wholly-owned subsidiary. The above figure represents sole dispositive power and includes 32,237 shares with sole voting power and shared dispositive power held by The Vanguard Group, Inc.

(5)
Based on information set forth in Schedule 13G filed on 2/11/16. The indicated shares include 751,300 shares over which OrbiMed Advisors LLC holds shared voting and dispositive power and

  1,081,700 shares over which OrbiMed Capital LLC holds shared voting and dispositive power, which are investment advisers, a control person of which is Samuel Isaly. The above figure represents shares over which Mr. Isaly holds shared voting and dispositive power.

How much stock do your executive officers and directors own?

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2016 (except as otherwise noted) by: (i) each director and nominee for director; each of the executive officers named in the Summary Compensation Table other than Robert Field, who was not employed by the company on that date; and (iii) all directors and executive officers (including those listed under "Executive Officers" below) as a group.

Name of Beneficial Owner	Amount and Nature Of Beneficial Ownership(1)(2)	Percent of Class(3)
John O. Agwunobi, M.D.	3,150	*
Eran Broshy	12,965	*
Michael S. Diament	42,117	*
Perry G. Fine, M.D.	4,339	*
Kay Coles James	3,877	*
William J. McBride	42,117	*
Michael P. Ressner	42,117	*
Mary F. Sammons	11,515	*
Barry M. Smith	254,286	*
Jonathan N. Rubin	119,876	*
Sam K. Srivastava	107,085	*
Mostafa Kamal	3,304	*
Daniel N. Gregoire	153,042	*
All directors and executive officers as a group (14 persons)(4)	927,387	3.6

*
Less than 1.0% of total outstanding.

(1)
Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. This table is based upon information supplied by the directors and executive officers.

(2)
Includes as beneficially owned stock options held by such individuals which are exercisable or vest within 60 days of 3/31/16, in accordance with SEC Rule 13d-3(d)(1). The above ownership figures include the following stock options:

Name of Option Holder	Options Held
John O. Agwunobi, M.D.	—
Eran Broshy	—
Michael S. Diament	12,120
Perry G. Fine, M.D.	—
Kay Coles James	—
William J. McBride	12,120
Michael P. Ressner	12,120
Mary F. Sammons	—
Barry M. Smith	230,722
Jonathan N. Rubin	99,755
Sam K. Srivastava	106,661
Mostafa Kamal	3,304
Daniel N. Gregoire	141,591
All directors and executive officers as a group	728,958

(3)
The percentage of common stock beneficially owned is based upon 24,760,539 shares of common stock issued and outstanding as of the above date.

(4)
The group of executive officers also includes Caskie Lewis-Clapper. See "Executive Officers."

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC. Executive officers, directors and greater than 10% shareholders are required by the SEC to furnish us with copies of all Section 16(a) reports that they file.

        Based on our review of the copies of such reports, or written representations from certain reporting persons that no reports on Form 3, 4 or 5 were required for those persons, we believe that all reports required by Section 16(a) to be filed by our current executive officers, directors and greater than 10% shareholders during 2015 were filed on a timely basis.

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance Highlights

        We are committed to meeting high standards of corporate governance, business conduct and ethical behavior in operating our business. To this end, we have adopted the following practices:

  •
  Director Independence—All of our directors, other than Mr. Smith, our CEO, are independent.

  •
  Lead Director—Because our Chairman is also our CEO, we have appointed a lead director who leads our independent outside directors.

  •
  Nominating/Corporate Governance Committee—We have formed a committee of our board of directors to review and implement corporate governance policies and practices.

  •
  Majority Voting Policy—We have adopted a policy which requires any director who does not obtain a majority vote of the shareholders to submit his or her resignation for consideration by our Nominating/Corporate Governance Committee.

  •
  Stock Ownership Guidelines—Our directors are required to maintain a share ownership position equal to at least five times their annual retainer. Our executive officers are also required to maintain specified share ownership levels, including five times his base salary for our CEO.

  •
  Independent Compensation Consultant—We annually consult with an independent consultant to provide us with comparable company and other compensation information supporting our executive compensation decisions.

  •
  Clawback Policy—Our incentive compensation plans include forfeiture and clawback provisions for conduct injurious to the company.

  •
  Absence of Rights Plan—We do not have a shareholder rights plan, commonly known as a "poison pill."

  •
  Ethics Codes—We have adopted codes of ethics for our directors and for our senior executive officers and a code of conduct which covers all of our employees.

  •
  Anti-Hedging Policy—Our equity plans and our stock trading policy prohibit recipients of equity awards from engaging in hedging transactions.

  •
  Double-Trigger Change of Control Benefits—Our change of control payments to our executives are payable only if they are terminated without cause or terminate their employment for good reason in connection with a change of control, commonly known as a "double-trigger" arrangement.

General

        The business and affairs of the company are managed under the direction of the board of directors. The size of the board is currently fixed at nine (9) directors, divided into three groups serving for staggered three-year terms. With the expiration of Michael Ressner's term as a director at the annual meeting, the size of the board will be reduced to eight (8) directors. The board has been structured in this fashion to provide stability in the composition of the board and to encourage a long-term outlook by the board to allow it to formulate and implement our business plan.

        Several provisions of the company's by-laws and the policies adopted by the board are designed to promote effective and independent governance of the company. Under the by-laws, the board is required to present to the shareholders nominees for election as director and to take other corporate actions to cause the composition of the board, and in particular its Audit and Management Compensation Committees, to meet all applicable independence requirements. As described under "Director Independence" below, the listing standards of the NASDAQ Global Market ("NASDAQ") require the company's board to be comprised of a majority of independent directors. Additional independence requirements under NASDAQ and SEC rules apply to the composition of the Audit and Management Compensation Committees. Our board also has a Nominating/Corporate Governance Committee to identify and recommend individuals to the board for nomination as members of the board and to review corporate governance principles which apply to the company. Our chairman of the board, Mr. Smith, currently also serves as our chief executive officer. Because our chairman of the board is not considered independent under applicable rules, our by-laws provide for the designation of a lead director to fulfill various leadership functions on behalf of the non-employee directors for which the chairman of the board otherwise would be responsible. Due to Mr. Smith's service as our chief executive officer, he is not considered independent for these purposes, and the lead director provisions of our by-laws are applicable, as described below. The board has also adopted corporate governance guidelines which address several issues with how the board functions; these guidelines are posted on the Corporate Governance section of our website at MagellanHealth.com.

        The board believes that combining the chairman and chief executive officer roles in Mr. Smith promotes strong and effective corporate governance. At the same time, the company's strong lead director role provides an effective means for the independent directors to exercise appropriate independent oversight of management. See "Lead Director" below.

Lead Director

        Mr. McBride currently serves as the lead director of the board of directors. In that role, Mr. McBride chairs the executive sessions of our independent outside (non-management) directors and meets regularly with Mr. Smith regarding major corporate strategies and policies. As part of all regularly-scheduled meetings of the board, the outside directors meet in executive session, with Mr. McBride chairing the meeting, to discuss pending board matters. At present, all of the directors except Mr. Smith are independent outside directors.

        In addition, Mr. McBride has been designated the lead director for purposes of receiving communications from interested parties and from shareholders. You may express your concerns to the independent directors by contacting the lead director through the communication channels set forth in the section entitled "Communications with Directors and Management" below.

Management of Risk

        The board believes that risk management oversight forms an integral part of formulating and carrying out its business strategy and plans for the company. Several risk management functions are assigned in the first instance to the Audit Committee, which oversees the company's internal audit function, the engagement of independent auditors, the design and results of the annual independent audit, the assessment of internal financial and other controls, and the risk management function of the company's legal and compliance staffs. However, the full board regularly considers risk management issues during its normal decision-making processes. In addition, the Management Compensation Committee considers the risks arising out of the company's compensation policies and practices.

        The Audit Committee oversees an enterprise-wide risk management process which is coordinated by the company's internal auditors and includes the identification and evaluation of risks through interviews with key members of management. The Audit Committee is charged under its charter with reviewing the effectiveness of the company's processes for assessing and managing significant risks and reviewing the steps that management has taken to minimize those risks. It considers and reviews with management, the company's independent auditors and the head of the company's internal audit function, the effectiveness of or weaknesses in the company's internal controls, including information systems and security, the overall control environment and accounting and financial controls. It reviews, with the head of the company's internal audit function (independent of other members of senior management) and the independent auditors, the coordination of their audit efforts to assure completeness of coverage of key business controls and risk areas, reduction of redundant efforts and the effective use of audit resources. The Audit Committee also regularly reviews risk management matters with the company's general counsel.

Committees of the Board of Directors

        The board of directors has established an Audit Committee, a Management Compensation Committee and a Nominating/Corporate Governance Committee, each of which is comprised solely of independent directors. Each committee operates under a charter which is available in the Corporate Governance section of our website at MagellanHealth.com.

        The following shows the membership of our committees:

	Audit	Management Compensation	Nominating/ Corporate Governance
John O. Agwunobi, M.D.	M#
Eran Broshy			C
Michael S. Diament	C*#	M
Perry G. Fine, M.D.			M
Kay Coles James		M
William J. McBride			M
Michael P. Ressner**	M#
Mary F. Sammons		C
Barry M. Smith
No. of Meetings in 2015†	5	5	3

C
Chairperson

M
Member

*
Audit Committee financial expert, under SEC rules, and has financial sophistication under NASDAQ listing standards

**
Mr. Ressner's term of service as a director will expire on May 18, 2016.

#
All members of the Audit Committee are financially literate.

†
All of the incumbent directors attended at least 75% of the meetings of the full board and the committees during 2015. All of the incumbent directors attended the 2015 annual meeting. The full board of directors held 10 meetings in 2015.

        Audit Committee.    The primary function of the Audit Committee is to assist the board of directors in fulfilling its financial oversight responsibility by reviewing the company's financial statements, the other financial information that is proposed to be provided to our shareholders, our periodic financial reports filed with the SEC, the system of internal controls that management and the board of directors have established, and the audit process. The Audit Committee has a written charter adopted by the board of directors which is available on our website at MagellanHealth.com. The Audit Committee has the power to conduct or authorize investigations into any matter within the scope of its responsibilities and has unrestricted access to management, the company's internal audit staff and current and former independent auditors and attorneys. The Audit Committee is responsible for selecting and engaging the independent auditors and the head of the company's internal audit functions, reviewing the scope and approach of the annual audit with the independent auditors, and pre-approving any audit and non-audit services to be performed by the independent auditors. The Audit Committee is also required to review and approve the company's "whistle blower" policies and procedures for employees to report fraud, accounting irregularities or other wrongdoing. It is authorized to retain independent counsel, accountants and others to assist it at the company's expense.

        The members of the Audit Committee are appointed annually by the board, and the Audit Committee must be composed of at least three directors, one of whom is appointed chairperson. The committee is required to meet at least five times per year, or more frequently as circumstances dictate.

        Management Compensation Committee.    The Management Compensation Committee is responsible for overseeing our management compensation philosophies, policies, programs and practices. It has a written charter adopted by the board of directors which is available in the Corporate Governance section of our website at MagellanHealth.com. The committee establishes our general compensation philosophy and oversees the development and implementation of compensation programs. It also reviews and approves the means used for applying corporate goals and setting performance objectives to be used in determining the compensation of our chief executive officer, other executive officers and other members of senior management. The committee also reviews and approves the compensation of the chief executive officer and the other executive officers designated in this proxy statement as Named Executive Officers.

        Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee identifies and recommends individuals to the board for nomination as members of the board and its committees, oversees the company's ongoing efforts to ensure high standards of corporate governance and periodically reviews and makes recommendations to the board concerning governance issues. In nominating candidates, the committee takes into consideration the factors that it deems appropriate, including those described in the Nominating/Corporate Governance Committee Charter, which is available in the Corporate Governance section of our website at MagellanHealth.com. As provided in the company's by-laws, candidates for election to the board may also be nominated by shareholders who meet certain requirements. The process which the Nominating/Corporate Governance Committee follows in selecting nominees is described under "Process for Selecting Nominees to the Board" below. The Nominating/Corporate Governance Committee is also responsible for considering whether to accept the resignation of any director whose election or reelection does not receive a majority vote under our majority voting policy for directors. See "Majority Voting Policy" below.

Director's Compensation

        The following table sets forth, for the year ended December 31, 2015, the compensation paid by the company to its non-executive directors. The company does not pay any compensation in their capacity as directors to any directors who are also executive officers of the company. During 2015, Mr. Smith served as an executive officer and director.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
	($)	($)	($)
John O. Agwunobi, M.D.	87,500	150,013	237,513
Eran Broshy	115,000	150,013	265,013
Michael S. Diament	125,000	150,013	275,013
Perry G. Fine, M.D.	90,000	150,013	240,013
Kay Coles James	90,000	150,013	240,013
Robert M. LeBlanc(2)	82,500	150,013	232,513
William J. McBride	105,000	150,013	255,013
Michael P. Ressner	100,000	150,013	250,013
Mary F. Sammons	117,500	150,013	267,513

(1)
The amounts shown in this column represent the grant date fair values of restricted share awards calculated in accordance with FASB ASC Topic 718 on the basis of the number of shares awarded (2,235 for each of the directors) multiplied by the closing price of the company's stock on the day of the award, 5/20/15 ($67.12). These figures differ from the $150,000 values of stock awards contemplated by company policy due to rounding to the nearest whole share. Each of these restricted shares remained held by each director as of December 31, 2015.

(2)
Mr. LeBlanc retired from the board of directors on July 23, 2015.

        Annual Board Fees.    For their services to the company in 2015, the individuals who served as members of the board of directors during the year received the fees listed below. No compensation was paid to those members who also served as employees of the company:

Type of Fee	Committee	2015 Fee
		($)
Annual Retainer—all non-employee directors	N/A	80,000
Committee Chair	Audit	35,000
	Compensation	30,000
	Nominating/Corporate Governance	30,000
Committee Member	Audit	15,000
	Compensation	10,000
	Nominating/Corporate Governance	10,000
Lead Director	N/A	30,000

        Equity Compensation.    For their services in 2015, independent directors serving as of the date of the 2015 annual meeting received awards of restricted shares under the 2011 Management Incentive Plan ("2011 MIP") with an aggregate fair market value at that time equal to $150,000, as measured by the closing price of the company's stock on that date. Directors whose service commences after the date of an annual meeting are eligible to receive an award with a lesser aggregate fair market value as determined by the board. The restricted shares vest after a one-year restriction period.

        The company has agreed to cash-out on May 15, 2016 stock options issued in 2006 to Messrs. McBride, Diament and Ressner in the amounts of 5,856 shares each, at a price equal to the difference between the closing price of the company's stock on that date and the $40.21 exercise price of those options. The options otherwise expire on that date.

        In addition, Robert M. LeBlanc, who served as our lead director from 2004 to 2015, retired from the board on July 23, 2015. In recognition of his service, the 2,235 restricted shares awarded to him on May 20, 2015 were vested by the board on February 25, 2016.

        Under the Company's Director Share Ownership Policy, non-employee directors are required to maintain a minimum share ownership position equal in value to five times the annual retainer fee applicable to board members generally. For 2015, this annual retainer fee was $80,000, and directors were required to hold shares with an aggregate fair market value equal to no less than $400,000. In order to meet this requirement, directors are permitted to accumulate shares over time through regular grants as described above. However, directors are not allowed to sell any shares unless they will retain share ownership with an aggregate fair market value equal to or greater than the required amount. Currently, all non-employee directors meet this requirement except Drs. Fine and Agwunobi and Ms. James, who joined the board in 2014. Those directors who are also executive officers are subject to a separate equity ownership policy which is described below under "Executive Compensation—Compensation Discussion and Analysis—Equity Ownership Policy."

Process for Selecting Nominees to the Board

        The Nominating/Corporate Governance Committee is responsible for identifying, evaluating and recommending to the board and shareholders candidates for election as members of the board. The board has adopted a set of Corporate Governance Guidelines and a Policy for Selecting Nominees for Election as Directors, which are available in the Corporate Governance section of the company's website at MagellanHealth.com. Shareholders may participate in the nomination of directors by two methods: by recommending individual nominees for consideration for selection as nominees by the board of directors or by directly nominating an individual to be voted on by shareholders. For further information on the nomination of directors directly by shareholders, see "Direct Shareholder Nominations" below. The Nominating/Corporate Governance Committee will evaluate and make recommendations to the board regarding individuals properly presented by shareholders as candidates for nomination by the board.

        In general, no specific search effort must be completed to fill a director position, but the Nominating Committee may in its discretion conduct a search. In the case of a vacancy in a director position, the committee recommends to the board an individual to fill that vacancy either through appointment by the board or through election by the shareholders. The Policy for Selecting Nominees for Election as Directors provides that the committee may take into consideration the factors that it considers appropriate. The factors listed in the policy include the candidates' personal qualities and characteristics; accomplishments and reputation in the business community; the candidate's current knowledge and contacts in the communities in which the company does business and in the company's industry; the candidate's experience with businesses and other organizations of comparable size; the candidate's ability and willingness to commit adequate time to board and committee matters; the candidate's ability to complement the skills of the other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the company; and diversity of viewpoints, background, experience and other demographics. The Nominating/Corporate Governance Committee has maintained diversity in business experience and viewpoints among board members by selecting individuals as nominees who have backgrounds in and outside of the managed healthcare industry and the pharmacy benefit management industry and in finance, accounting and government. The board believes that by its selection of nominees it has promoted diversity in its membership in a way which has effectively served the company and its strategic goals.

        The Nominating/Corporate Governance Committee may consider candidates proposed by management, but it is not required to do so. The committee conducts appropriate inquiries into the background and qualifications of possible candidates. With respect to incumbent directors, the Nominating/Corporate Governance Committee reviews the director's overall service to the company during his or her term, including the number of meetings attended, level of participation, quality of performance, and any circumstances that have presented or are expected to present a conflict of interest with the company.

        In cases where members of the Nominating/Corporate Governance Committee are subject to re-election at the next annual meeting, those directors exclude themselves from any committee discussion or action on their nomination.

        The Nominating/Corporate Governance Committee also develops and recommends to the board standards to be applied in making determinations as to the absence of any material relationship between the company and a director and as to a director being otherwise considered independent under the NASDAQ rules.

        The Nominating/Corporate Governance Committee also identifies board members qualified to fill vacancies on any committee of the board (including the Nominating/Corporate Governance Committee) and recommends the appointment of members to fill those vacancies. In nominating a candidate for committee membership, the Nominating/Corporate Governance Committee takes into consideration the factors set forth in the charter of the committee, if any, and any other factors it deems appropriate.

  Shareholder Recommendations

        Shareholders who wish to recommend an individual for consideration by the Nominating/Corporate Governance Committee as a prospective nominee for election to the board may do so by writing to our corporate secretary at 4800 N. Scottsdale Road, Suite 4400, Scottsdale, Arizona 85251, with whatever supporting material the shareholder considers appropriate. All such shareholder-recommended candidates should satisfy the following criteria established by the Nominating/Corporate Governance Committee for its nominees for board membership:

  •
  The candidate should be an individual of accomplishment in his or her career.

  •
  The candidate should be able in carrying out his or her responsibilities as a director to make independent business judgments in an analytical manner and should exhibit practical wisdom and mature judgment.

  •
  The candidate should possess the highest personal and professional ethics, integrity and values, and should be committed to promoting the long-term interests of the company's shareholders, free of any relationship that may on a regular basis create a conflict of interest between his or her directorial role and personal or associative interests.

  •
  The candidate should have expertise and experience in an area pertinent to the company's business, and have the time to and, by personality, be capable of effectively providing advice and guidance to management of the company based on that expertise and experience.

        In order for shareholder-recommended candidates to be considered in an orderly manner, generally, names and other supporting materials should be submitted not later than six months prior to the anniversary of the mailing date of the company's most recent past annual meeting proxy statement, which will be October 8, 2016 for the 2017 annual meeting. Materials in support of a shareholder-recommended candidate should include:

  •
  All information about the candidate that is required to be disclosed in solicitations of proxies for election of directors or otherwise required under Regulation 14A under the Exchange Act, including a written consent to being named in the board's proxy statement as a nominee and to serving as a director if elected.

  •
  An indication of whether the candidate qualifies as "independent" under the NASDAQ listing standards, including the additional requirements relating to service on the Audit Committee.

  •
  The name and address of the recommending shareholder, as they appear on the company's books, and of any beneficial owner on whose behalf the recommendation is made.

  •
  The class and number of shares of the company's stock that are beneficially owned and held of record by such shareholder or beneficially owned by such beneficial owner.

  •
  Information regarding whether the recommending shareholder, beneficial owner or candidate or their affiliates have any plans or proposals for the company, including for any extraordinary transaction.

  •
  Whether the recommending shareholder, beneficial owner or candidate seeks to use the nomination to redress personal claims or grievances against the company or to further personal interests or special interests not shared by shareholders at large.

  Direct Shareholder Nominations

        In order to provide for the orderly consideration by shareholders of all nominees to be presented for election as directors by vote of the shareholders, our by-laws require that certain advance notice be given to the company of a nomination made by a shareholder. No shareholder nomination will be considered if the shareholder has not provided the requisite notice for presentation of a nominee to be voted on at the upcoming annual meeting. To nominate an individual to be voted on for election as a director at a future shareholder meeting, notice of the nomination must be given in writing to our corporate secretary at 4800 N. Scottsdale Road, Suite 4400, Scottsdale, Arizona 85251 by a shareholder entitled to notice of and to vote at the meeting. To be effective, the nomination must be received not later than 90 days prior to the anniversary date of the previous year's annual meeting, provided that if the date of the annual meeting is more than 30 days before or after the anniversary date of the previous annual meeting, the nomination must be received within 15 days after the public announcement by the company of the date of the annual meeting. The nomination must contain the following information to the extent known by the shareholder:

  •
  The name, age, business address, and residence address of the proposed nominee(s) and of the notifying shareholder.

  •
  The principal occupation of the proposed nominee.

  •
  A representation that the notifying shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice.

  •
  The class and total number of shares of capital stock and other company securities that are beneficially owned by the notifying shareholder and by the proposed nominee and, if such securities are not owned solely and directly by the notifying shareholder or the proposed nominee, the manner of beneficial ownership.

  •
  A description of all arrangements or understandings between the notifying shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by the notifying shareholder.

  •
  Such other information regarding the nominee proposed by such shareholder as would be required to be included in a proxy statement filed with the SEC pursuant to Regulation 14A under the Exchange Act had the nominee been nominated by the board.

  •
  The consent of the nominee to serve as a director of the company if so elected.

        The company may request any proposed nominee to furnish such other information as may reasonably be required by the company to determine the qualifications of the proposed nominee to serve as a director of the company, including information bearing on the proposed nominee's independence under relevant rules and factors. Within 15 days after receipt by the secretary of a shareholder notice of nomination, the board must instruct the secretary to advise the notifying shareholder of any deficiencies in the notice. The notifying shareholder must cure the deficiencies within 15 days of receipt of such notice. Nominations that are not in compliance with the by-laws will not be given effect.

Majority Voting Policy

        Our Corporate Governance Guidelines include a policy providing for majority voting for directors. This policy states that, in an uncontested election, if any director nominee receives an equal or greater number of votes "WITHHELD" from his or her election as compared to votes "FOR" such election (a "majority withheld vote") and no successor has been elected at the meeting, the director nominee must tender his or her resignation following certification of the shareholder vote.

        In such an event, the Nominating/Corporate Governance Committee will promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the majority withheld vote, if known, and make a recommendation to the full board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The committee in making its recommendation, and the board in making its decision, may consider any factors or other information that it considers appropriate and relevant, including but not limited to:

  •
  the stated reasons, if any, why shareholders withheld their votes;

  •
  possible alternatives for curing the underlying cause of the withheld votes;

  •
  the director's tenure, qualifications and record;

  •
  the director's expected future contributions to the company; and

  •
  the overall composition of the board, including independence, skills, diversity and other factors.

        The board is required to act on the Nominating/Corporate Governance Committee's recommendation within 90 days following certification of the shareholder vote. Then the board will promptly publicly disclose in a report furnished to the SEC its decision regarding the tendered resignation. If the board accepts a director's resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the board, in its sole discretion, may fill any resulting vacancy in accordance with our by-laws. If a director's resignation is not accepted by the board, the director will continue to serve until the next annual meeting and until his or her successor is duly elected, or until his or her earlier resignation or removal.

        A director who tenders his or her resignation under this policy will not participate in the Nominating/ Corporate Governance Committee recommendation or board action regarding whether to accept the resignation.

        Through this policy the board seeks to be accountable to all shareholders and respect the rights of shareholders to express their views through their vote for directors. However, the board also considers it important to have sufficient flexibility to make sound decisions based on the relevant circumstances in the event of a majority withheld vote. The board believes that the policy which was adopted strikes the right balance between respecting the votes of shareholders and exercising its governance responsibilities.

Director Independence

        NASDAQ listing standards require that a majority of the company's board of directors be classified as independent directors. Under NASDAQ rules, no director qualifies as independent unless the director is not an officer or employee of the company and was not employed by the company during the preceding three years, and the board determines that the director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. For various corporate governance purposes, including the composition of the Nominating/Corporate Governance Committee and the Management Compensation Committee, we have separately adopted a standard for determining when a director is independent which is identical to the NASDAQ standard. This standard is set forth below. In addition, the charters of the committees of the board contain additional considerations which bear on a determination whether their members are independent for purposes of service on those committees.

        Our Nominating/Corporate Governance Committee as one of its key functions periodically monitors and reviews the independence status of the directors. At its meeting held on February 24, 2016, the committee reported to the full board on its review of director independence. As part of receiving the committee report, the board reviewed and considered transactions and relationships between each director or any member of his or her immediate family and the company and its subsidiaries. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. In making this determination, the board applied the following NASDAQ standards, in addition to considering any other relevant facts and circumstances:

  •
  A director who is, or at any time during the past three years was, employed by the company, is not considered independent.

  •
  A director who accepted, or who has a family member who accepted, any payments from the company in excess of $120,000 during any period of twelve consecutive months within the three preceding years, except compensation for board or committee service, compensation paid to a family member who is an employee (other than an executive officer) of the company, and benefits under a tax-qualified retirement plan or non-discretionary compensation, is not considered independent.

  •
  A director who is a family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer, is not considered independent.

  •
  A director who is, or who has a family member who is, a partner in, or a controlling stockholder or any executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceeded 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising from investments in the company's securities and payments under non-discretionary charitable contribution matching programs, is not considered independent.

  •
  A director who is, or who has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the company served on the compensation committee of such other entity, is not considered independent.

  •
  A director who is, or who has a family member who is, a current partner of the company's outside auditor, or was a partner or employee of the company's outside auditor who worked on the company's audit at any time during any of the past three years, is not considered independent.

        The NASDAQ standards impose additional independence and qualification standards on the members of our Audit and Management Compensation Committees. Under these standards, each committee member, in addition to meeting the definition of independence applicable to all non-employee directors, is prohibited from accepting directly or indirectly any consulting, advisory or other compensatory fee from the company or from being an affiliated person of the company or any subsidiary or affiliate of any subsidiary of the company, and must not have participated in the preparation of the company's financial statements at any time during the past three years.

        Under the standards set forth above, the board determined that all of its members serving on February 25, 2016, including each of the members of our Audit Committee, Management Compensation Committee and Nominating/Corporate Governance Committee, are independent as of the date of this proxy statement, except Mr. Smith (our chairman and chief executive officer).

Compensation Committee Interlocks and Insider Participation

        The Management Compensation Committee during 2015 consisted of Mary Sammons (chair), Kay Coles James and Michael Diament and for a portion of the year included Eran Broshy.

        None of the members of the Management Compensation Committee was an officer or employee of the company during 2015 or was formerly an officer of the company. None of the company's executive officers serves as a member of the compensation committee (or other board committee performing equivalent functions) of another entity that has one or more executive officers who serves on the company's board or on the Management Compensation Committee, and none of the company's executive officers serves as a director of another entity one of whose executive officers serves on the Management Compensation Committee.

Review of Related Person Transactions

        The board has adopted a Related Person Transaction Policy, the purpose of which is to address the reporting, review and approval or ratification of transactions with related persons. The company generally seeks to avoid related person transactions because they can involve potential or actual conflicts of interest and pose the risk that they may be, or be perceived to be, based on considerations other than the company's best interests. However, the company recognizes that in some circumstances transactions between the company and related persons may be incidental to the normal course of business or provide an opportunity that is in the best interests of the company, or that is not inconsistent with the best interests of the company and where it is not efficient to pursue an alternative transaction. A copy of the policy is available in the Corporate Governance section of our website at MagellanHealth.com. The policy applies to the following persons:

  •
  each director and executive officer of the company;

  •
  any nominee for election as a director of the company;

  •
  any security holder who is known to the company to own of record or beneficially more than five percent of any class of the company's voting securities; and

  •
  any immediate family member of any of the above persons.

        For purposes of the policy, a related person transaction means any transaction or arrangement or series of transactions or arrangements in which the company participates (whether or not the company is a party) and a related person has a direct or indirect interest that is material to the related person. A related person's interest in a transaction or arrangement will be presumed material to that person unless it is clearly incidental in nature or has been determined in accordance with the policy to be immaterial in nature such that further review is not warranted.

        Under the policy, a director, nominee for director or executive officer who intends to enter into a related person transaction must disclose all material facts with respect to the transaction to the Audit Committee. Also, any officer or employee who intends to cause the company to enter into any related person transaction must disclose all material facts with respect to the transaction to his or her superior, who is responsible for reporting that information to the Audit Committee. As part of disclosing the material facts with respect to the transaction, the person proposing the transaction must provide specific details about his or her interest in the transaction, a description of the connection that person has with the transaction, the business justification for the transaction and other specific details. The Audit Committee must then review the related person transaction and approve the transaction before the transaction will be given effect.

        In approving or ratifying a related person transaction, the Audit Committee will consider whether the transaction is in, or is not inconsistent with, the best interests of the company, including the following factors:

  •
  the position within or the relationship of the related person with the company;

  •
  the materiality of the transaction to the related person and the company;

  •
  the business purpose for and reasonableness of the transaction, taken in the context of alternatives available to the company;

  •
  whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that the company offers generally to persons who are not related;

  •
  whether the transaction is in the ordinary course of the company's business and was proposed and considered in the ordinary course of business; and

  •
  the effect of the transaction on the company's business and operations.

Codes of Ethics

        The board has adopted a Code of Ethics for Directors, covering directors only, and a Code of Ethics for Covered Officers, covering senior executives and individuals reporting directly to the chief executive officer and finance department employees at a vice president level or above. In addition, the company has adopted a Code of Conduct covering all employees.

        The Code of Ethics for Directors deals with conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws, insider trading and personal loans to executive officers and directors. The Code of Ethics for Covered Officers deals with good faith and fair dealing in all negotiations and transactions, actual and apparent conflicts of interest, responsible use and protection of company assets, disclosures filed with the SEC or otherwise communicated to the public, compliance with laws, prompt reporting of violations of the code of ethics and other applicable policies, and accountability with respect to compliance with the code of ethics.

        The Code of Conduct, among other things, contains a whistleblower policy that sets forth steps an employee should take if he or she has a question about a legal or ethical issue related to his or her job or the company, and prohibits retribution against any person raising an issue.

        The company will provide to any person without charge, upon request, copies of its Code of Ethics for Directors, Code of Ethics for Covered Officers and Code of Conduct for all employees. Any such request should be made in writing to the Investor Relations Department, Magellan Health, Inc., 4800 N. Scottsdale Road, Suite 4400, Scottsdale, Arizona 85251. The Code of Ethics for Directors, Code of Ethics for Covered Officers and Code of Conduct are also available in the Corporate Governance section of our website at MagellanHealth.com. The company intends to disclose any future material amendments to the provisions of the codes of ethics and material waivers from such codes of ethics, if any, made with respect to any of its directors and executive officers on its website.

Disclosure Controls and Procedures

        We have adopted disclosure controls and procedures that are designed to ensure that all public disclosures are accurate, complete and timely. We have also created a disclosure committee, which is responsible for ensuring our compliance with the disclosure controls and procedures and for the evaluation of those procedures. If you become aware that our public disclosures are not accurate, complete or timely, or become aware of a transaction or development you believe may require disclosure, you should report the matter as soon as practicable to our corporate secretary at 4800 N. Scottsdale Road, Suite 4400, Scottsdale, Arizona 85251.

Communications with Directors and Management

        We have several communications channels established for employees, shareholders and other interested parties to communicate with our management and/or our board of directors or committees thereof.

        Member and Provider Communications:    Our members and providers have specific mechanisms for contacting us regarding such matters as benefits, claims or other administrative matters. Member and provider contact information is available on our website at MagellanHealth.com. Although our employees and members of management address most of these matters, significant issues are brought to the attention of senior management and, in certain cases, the board of directors.

        Investor Relations:    We maintain an investor relations department that is responsible for communicating with current or prospective shareholders and addressing any issues raised by them. The contact information for our investor relations department is as follows:

E-mail: ir@MagellanHealth.com
Post Office Address:	Investor Relations Department
Magellan Health, Inc.
4800 N. Scottsdale Road, Suite 4400
Scottsdale, Arizona 85251
Telephone: (877) 645-6464

        Lead Director:    You may communicate with Mr. McBride, our lead director, through the following channels:

E-mail: leaddirector@MagellanHealth.com
Post Office Address:	Communications with Lead Director
c/o Magellan Health, Inc.
4800 N. Scottsdale Road, Suite 4400
Scottsdale, Arizona 85251

        You may communicate with the board of directors as a group through the lead director.

        All communications to the lead director will be treated confidentially. Communications should clearly identify the issue being raised, the name of the party initiating the communication and contact information for potential follow-up.

        These communications will initially be received by a designee of the lead director who will log, track and summarize the matters raised in the communication. After consideration of the communication by the lead director, he may direct that such communications be presented to the full board of directors, the non-management directors, one or more board committees or management and may direct that matters raised in the communications be investigated by outside advisors or counsel or by management.

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS

        Our certificate of incorporation provides for a board of directors divided into three groups, each with a different three-year term of office expiring at the annual meeting of shareholders in the relevant year. Directors are elected for a term of three years except in the case of elections to fill vacancies or newly created directorships. The board of directors currently consists of nine (9) persons: Michael P. Ressner, Michael S. Diament, Barry M. Smith, William J. McBride, Perry G. Fine, M.D., John O. Agwunobi, M.D., Mary F. Sammons, Eran Broshy, and Kay Coles James. Upon the expiration of Mr. Ressner's term of service at the annual meeting, the size of the board will be reduced to eight (8) directors.

        The board of directors proposes that Michael S. Diament and Barry M. Smith, who are currently serving as directors, be re-elected to serve for a term of three (3) years. Mr. McBride and Dr. Fine were last elected as directors in 2014 and Dr. Agwunobi was first elected as a director in 2015. Ms. Sammons, Mr. Broshy and Ms. James were last elected as directors in 2015. Proxies in the accompanying form, if properly signed and notarized, will be voted FOR the election of Michael S. Diament and Barry M. Smith as directors unless marked WITHHOLD AUTHORITY. Each nominee has indicated his or her willingness to serve on the board, if elected, and the board of directors has no reason to believe that any nominee will decline or be unable to serve as a director. However, if a nominee will be unavailable for any reason, then the proxies may be voted for the election of such person as may be recommended by the board of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
THE NOMINEES IN PROPOSAL NUMBER ONE

Certain Information Regarding Our Directors and Executive Officers

        The following table lists the age and committee memberships as of the date of this proxy statement of each director. A description of each director's business experience during the past five years is set forth in the next section, entitled "Directors" below.

NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 2019

Name	Age	Committee Membership	Director Since	Independent?
Michael S. Diament	47	Audit (Chair), Management Compensation	2004	Yes
Barry M. Smith	62	—	2011	No; CEO

DIRECTOR WHOSE TERM EXPIRES IN 2016

Name	Age	Committee Membership	Director Since	Independent?
Michael P. Ressner	67	Audit	2004	Yes

DIRECTORS WHOSE TERMS EXPIRE IN 2017

Name	Age	Committee Membership	Director Since	Independent?
William J. McBride	71	Nominating/Corporate Governance, Lead Director	2004	Yes
Perry G. Fine, M.D.	63	Nominating/Corporate Governance	2014	Yes
John O. Agwunobi, M.D.	51	Audit	2014	Yes

 DIRECTORS WHOSE TERMS EXPIRE IN 2018

Name	Age	Committee Membership	Director Since	Independent?
Mary F. Sammons	69	Management Compensation (Chair)	2012	Yes
Eran Broshy	57	Nominating/Corporate Governance (Chair)	2009	Yes
Kay Coles James	66	Management Compensation	2014	Yes

Directors

        Under the company's certificate of incorporation and by-laws, the number of directors is currently fixed at nine (9) and will be reduced to eight (8) upon the expiration of Mr. Ressner's term of service at the annual meeting. The company's by-laws require a majority of directors to be independent in accordance with NASDAQ's listing standards. Upon the recommendation and with the assistance of the Nominating/Corporate Governance Committee, the board of directors has determined that, except for Mr. Smith, who is the company's chairman and chief executive officer, all directors who are currently serving are independent, as that term is defined by the NASDAQ listing standards. For a discussion of these independence standards see "Corporate Governance and Related Matters—Director Independence" above.

  Nominees for Election for Terms Expiring in 2019

        Michael S. Diament was first appointed to the board in 2004 and was elected for the first time in 2007. He formerly served as portfolio manager and director of bankruptcies and restructurings from January 2001 to February 2006 for Q Investments, an investment management firm. He currently serves as the chairman of the board of directors of Dayco, LLC (formerly named Mark IV Industries, Inc.), a privately-held manufacturer of engine technology solutions, Centrus Energy (formerly named USEC Inc.), a New York Stock Exchange-traded enriched uranium supply company, and within the previous five years he served on the board of directors of Journal Register Company, a privately-held multi-platform local news and information company. Mr. Diament was last nominated for re-election as a director in 2013 due to his financial sophistication and his favorable record serving as a director since 2004.

        Barry M. Smith was elected to the board in 2011 and was named chief executive officer in January 2013 and executive chairman in January 2014. Mr. Smith previously served as an operating partner for Health Evolution Partners, a private fund which invests in rapidly growing companies across the healthcare industry. He also previously served as chief executive officer and chairman of B&J Associates, Inc. and B&J Smith Investments, LLC, an investment management company. He founded and served as chairman, president and chief executive officer of VistaCare, Inc., a national provider of hospice services, from 1996 to 2002, and he served as chairman of VistaCare in 2003. Mr. Smith currently serves on the board of directors of The Ensign Group, Inc., a NASDAQ-listed diversified provider of healthcare services. Mr. Smith was last nominated for re-election as a director in 2013 due to his healthcare experience and expertise and favorable previous service as a director of the company from 2004 to 2008, and due to his appointment as the company's chief executive officer as of January 1, 2013.

  Director Whose Term Expires in 2016

        Michael P. Ressner was initially appointed to the board in 2004 and was elected for the first time in 2007. He retired from Nortel Networks, where between 1981 and 2003 he was a senior executive with functional responsibilities that spanned the areas of finance and general management including vice president-finance. Mr. Ressner was an adjunct professor of finance and accounting at the North

Carolina State University College of Management between 2003 and 2005. He sits on the advisory board of Alpha Marketing, Inc., a small private company. Mr. Ressner previously served on the board of directors and audit and compensation committees of Exide Technologies, a NASDAQ-listed stored electrical energy solution company, and served on the board of Tekelec, a NASDAQ-listed provider of network signaling systems. Mr. Ressner was last nominated for re-election as a director in 2013 due to his financial and accounting experience, and his favorable record serving as a director since 2004. Mr. Ressner will leave the board when his term expires at the time of the annual meeting.

  Directors Whose Terms Expire in 2017

        William J. McBride was first appointed to the board in 2004 and was elected for the first time in 2008. Mr. McBride is currently retired. Prior to his retirement in 1995, Mr. McBride was a director of Value Health, Inc., a New York Stock Exchange-listed specialty managed-care company, which included Value Behavioral Health, one of the largest behavioral health managed care companies at the time. From 1987 to 1995, Mr. McBride served as president and chief operating officer of Value Health, Inc., overseeing all operational activities of the company and its subsidiaries. Prior to his tenure at Value Health, Mr. McBride spent 15 years in a variety of positions with INA Corporation and its successor, Cigna Corporation, including serving as president and chief executive officer of Cigna Healthplan, Inc. Mr. McBride currently serves on the board of directors of Women's Health USA, Inc., a privately-held healthcare services company. He previously served on the board of Amerigroup Corporation, which was previously a publicly-traded health insurance company. Mr. McBride was last nominated for re-election as a director in 2014 due to his experience in the managed healthcare industry and his favorable record serving as a director since 2004.

        Perry G. Fine, M.D. was first elected to the board in 2014. Dr. Fine is a professor in the Department of Anesthesiology of the School of Medicine at the University of Utah, where he serves on the faculty in the Pain Research Center, and is an attending physician in the Pain Management Center. Dr. Fine is the national strategic advisor for Capital Caring, in Washington, DC, developing sustainable models of advanced illness coordinated care in community settings, as an integrative component of comprehensive advanced illness care. He currently serves on the boards of directors of Ossipee Lake Alliance, a non-profit environmental organization, and ISA Scientific, a privately-held startup biotech pharmaceutical development company. He is past president of the American Academy of Pain Medicine. He was nominated for election for the first time as a director in 2014 due to his extensive experience in managed care and clinical issues as well as his experience serving on many boards of directors, including past service on the board of directors of a public company, VistaCare, Inc.

        John O. Agwunobi, M.D. was first appointed to the board in December 2014 and was elected for the first time in 2015. He currently serves as chief health and nutrition officer of Herbalife Ltd., a New York Stock Exchange-traded global nutrition company. He previously served as the senior vice president and president of Health and Wellness of Wal-Mart Stores, Inc. from September 2007 to April 2014, where he was responsible for all health related businesses of Wal-Mart in the U.S. and Puerto Rico. He previously served as the assistant secretary for health in the U.S. Department of Health and Human Services from 2005 to 2007 as part of the U.S. Public Health Service Commissioned Corps and as the secretary of health for the State of Florida from 2001 to 2005. Dr. Agwunobi is a board-certified pediatrician and holds Master of Public Health and Master of Business Administration degrees. He previously served as the chair of the U.S. African Development Foundation and an interim executive board member of the World Health Organization. Dr. Agwunobi was last elected as a director in 2015 due to his experience as an executive in the healthcare industry and as a high-ranking member of the federal Department of Health and Human Services.

  Directors Whose Terms Expire in 2018

        Mary F. Sammons was first elected to the board in 2012 after being appointed to the board in July 2011. She is currently retired. She served as the chairman of the board of Rite Aid Corporation ("Rite Aid") from 2008 until 2012 and served on the board of directors of Rite Aid from 1999 to June 2013. From 2003 until 2010 Ms. Sammons served as chief executive officer and from 1999 until 2008 as president and chief operating officer of Rite Aid. Ms. Sammons is a member of the board of directors and lead director of StanCorp Financial Group, Inc., a New York Stock Exchange-listed insurance and financial services company, until March 7, 2016, when it was acquired by Meiji Yasuda, a Japanese insurance and financial institution. She previously served on the board of directors of First Horizon National Corporation, a bank holding company. Ms. Sammons was last nominated for election as a director in 2015 due to her extensive experience in the healthcare industry and the pharmacy business in particular.

        Eran Broshy was first elected to the board in 2009 after being appointed to the board in February 2009. Over the past five years he has worked with select private equity firms focused on healthcare investments, and is currently an operating executive with Tailwind Capital Group, LLC. He previously served as an operating partner with Linden Capital Partners, LLC and as a senior adviser to Providence Equity, LLC. Mr. Broshy previously served for over a decade as the chief executive officer and chairman of the board of inVentiv Health, Inc., a privately-held (and until August 2010 a NASDAQ-listed) company that delivers a broad range of outsourced clinical and commercial services to pharmaceutical and life sciences companies. Prior to joining inVentiv, Mr. Broshy spent 14 years at The Boston Consulting Group ("BCG") and served for a number of years as the partner responsible for BCG's healthcare practice across the Americas. He currently serves on the board of directors of Theravance Biopharma, a NASDAQ-listed bio-pharmaceutical company. Within the previous five years Mr. Broshy has served on the board of directors of inVentiv Health, Inc. He is a member of the Massachusetts Institute of Technology Corporation and the Simon Wiesenthal Center's New York Executive Board. Mr. Broshy was last nominated for re-election as a director in 2015 due to his experience in the healthcare industry in general and the managed healthcare industry in particular.

        Kay Coles James was first appointed to the board in July 2014 and was elected for the first time in 2015. Ms. James is the president and founder of the Gloucester Institute, a non-profit organization focused on developing future leaders. From June 2001 to January 2005, Ms. James served as director of the U.S. Office of Personnel Management, where she was principal human resources advisor to President George W. Bush. She has also served as secretary of Health and Human Resources for the Commonwealth of Virginia, where she was responsible for Medicare and Medicaid programs; senior fellow at The Heritage Foundation; and assistant secretary of the U.S. Department of Health and Human Services. She currently serves on the board of trustees of The Heritage Foundation, on the board of directors of The PNC Financial Services Group, Inc., and on the board of directors of Cancer Treatment Centers of America. She also served as a director of Amerigroup Corporation from 2005 to 2012. Ms. James was last nominated for election as a director in 2015 due to her experience as a human resources executive and in government.

Arrangements Regarding the Nomination of Directors

        There is no agreement or arrangement whereby any director or other individual has been nominated or will be re-nominated to serve as a director of the company.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

2015 Highlights

Business Results

  •
  We consolidated into two business units—healthcare and pharmacy—to align with our growth initiatives and customer markets.

  •
  Our pharmacy revenue grew by more than 65% compared to 2014.

  •
  In 2015 our consolidated revenues exceeded $4.5 billion for the first time.

Shareholder Value Creation

  •
  In 2015 we repurchased a total of 3.5 million shares at a cost of $204.3 million, or an average cost of $58.40 per share.

  •
  Since the inception of our share repurchase program in 2008, we have repurchased a total of 26.6 million shares at a cost of $1,268.4 million, or an average cost of $47.61 per share.

2015 Executive Compensation Program

  •
  Overall in 2015, 68% of our chief executive officer's total compensation was awarded in long-term incentives, and his total compensation was 84% performance-based.

  •
  For our annual bonus pool funding, we increased the weighting of the growth in the adjusted net income performance metric from 5% to 10%. We continue to emphasize growth in our compensation program by increasing this weighting to 15% for the 2016 bonus pool funding.

  •
  As part of our long-term equity incentive program, we granted performance-based restricted stock units ("PSUs") that are earned based on our total shareholder return over a three year performance period relative to a group of peer companies. For our grants made in 2016, PSUs made up 50% of the targeted award value of our Named Executive Officers' equity compensation.

Executive Compensation Policies and Practices

  •
  Require double trigger vesting of equity in the event of a change in control.

  •
  Measure performance in our long-term incentive program using relative total shareholder return over a three-year performance period—which will make up 50% of the equity award values in 2016.

  •
  Regularly monitor share utilization relative to historic standards and versus our industry peers.

  •
  Conduct competitive benchmarking of compensation with an independent consultant.

  •
  Maintain robust stock ownership requirements.

  •
  Conduct an annual assessment of risk in our compensation programs and mitigate any inappropriate risk.

  •
  Prohibit re-pricing of underwater stock options and granting of reload options.

  •
  Currently prohibit excise tax gross-ups in the event of a change in control.

  •
  For 2016, added a minimum vesting period of one year for all equity grants under our 2016 MIP—all of our outstanding grants have a three-year vesting requirement.

  Elements of our 2015 Compensation Program

        The various elements of our 2015 executive compensation program for our Named Executive Officers ("NEOs") are described below:

Compensation Element	Objective	Description
Base Salary	Attract and retain high-quality executive talent and provide basic financial security	Based on a number of factors including individual performance and competitive compensation for similar roles in our industry
Annual Cash Incentive	Motivate executives to achieve annual financial and other performance goals that are key to achievement of our growth initiatives	Based on segment profit results company-wide and by business segment, company-wide growth in adjusted net income and individual performance
Long-Term Equity Incentives	Align the long-term interests of executives with those of our shareholders, motivate executives to achieve long-term performance objectives and retain key talent

Based on a combination of PSUs, whose ultimate value is measured based on total shareholder return relative to companies in the S&P Health Services Industry Index, and stock options, the ultimate value of which depends on creating shareholder value

Deferred Compensation	Provide an opportunity to save and prepare for retirement	Offered through our 401(k) savings plan and our non-qualified deferred compensation program, which includes company and elective contributions
Employee Benefits (Health and Welfare)	Provide protection for executives and their families in the event of death, disability or illness	Offered through our medical, dental and vision plans, as well as supplemental life insurance and supplemental disability insurance

        The mix of elements of our 2015 executive compensation program, illustrated below, is designed so that a significant portion of the target compensation is performance-based (85% for our CEO and 75% for our NEOs) and tied to our financial and stock price performance results.

CEO Target Annual Direct Compensation	Average NEO Target Annual Direct Compensation(1)

(1)
Figures are based on the simple average of the target figures for Messrs. Rubin, Srivastava, Kamal, Gregoire and Field.

  Role of the Management Compensation Committee

        The Management Compensation Committee (the "committee") of our board of directors is comprised of three members of the board who are not current or former employees of the company and who the board has determined are independent for purposes of the NASDAQ listing standards. See "Corporate Governance and Related Matters—Director Independence" above. The duties and responsibilities of the committee include:

  •
  establishment of our general compensation philosophy, and oversight of the development and implementation of compensation programs;

  •
  review and approval of the means used for applying our corporate goals, and our specific company-wide, business unit and individual performance objectives to be used in determining the compensation of our chief executive officer, our other NEOs and other members of senior management;

  •
  review and approval of the actual compensation awards for our chief executive officer and our other NEOs; and

  •
  development of recommendations to our board with respect to our various compensation plans and programs and overseeing the activities of the individuals and committees responsible for administering those plans.

        In practice, the committee specifically determines the compensation payable to the Named Executive Officers and our other executive officers with input from their manager, independent compensation consultants and other advisers.

  Compensation Consultant

        The committee engaged Steven Hall & Partners ("SH&P"), a nationally recognized compensation consulting firm, to act as its independent compensation consultant and provide the committee with information supporting compensation decisions with respect to our NEOs, other executive officers and key employees for their compensation in 2015 and 2016, and to review and advise the company on its management compensation plans and programs. SH&P was engaged directly by the committee, although it periodically interacts with management to gather relevant data, to implement compensation plans and programs and to assist in the preparation of the company's proxy statement and other public filings. The committee annually reviews the independence status of SH&P and, for 2015 and 2016, determined that it has no conflicts of interest in its role as compensation consultant to the committee. The committee has sole authority to determine the compensation for and to terminate SH&P's services. The committee annually instructs SH&P to perform a market analysis and develop competitive market data of comparable companies for all elements of compensation. SH&P also provides advice to the committee on which companies it may consider comparable for these purposes. Based on its market analysis, the consultant formulates a range of values within major elements of compensation, which the committee considers in making its compensation decisions. SH&P does not determine the amount or form of executive and director compensation; its role is limited to providing data and advice to the committee for its consideration.

  Our Peer Group and Other Market Data Sources

        As a specialty managed healthcare company operating in multiple business segments, we have few similar peer companies with which we directly compete in the marketplace. However, we compete generally in the market for superior healthcare executive talent and seek to structure our incentives and compensation to attract, reward and retain those individuals. As a result, the committee instructed SH&P to perform a broad multi-industry market analysis and an analysis of publicly-traded healthcare provider, service and pharmacy benefit management companies, to develop competitive market data to support compensation decisions regarding our NEOs and other executive officers. SH&P compiled broad-based market surveys confidentially completed by hundreds of companies operating in the healthcare and various other industry sectors of comparable size and provided the committee with a proprietary statistical summary of this information, presented in chart form. This summary information consisted of marketplace consensus median and 75th percentile amounts for all elements of direct compensation (e.g., base salary, total cash compensation, long-term compensation and total direct compensation) for executive officer positions which were considered comparable to that of each of the company's NEOs.

        SH&P also compiled a survey of companies in the industry which include lines of business in which our company is engaged, which included managed care companies, pharmacy benefit management companies and specialized healthcare services companies with annual revenues ranging from 50% to 440% of our revenues. The group of companies considered comparable may change from year to year depending on the evolution of our and their businesses. Based on the work performed by SH&P under the supervision of the committee, we reviewed for comparative purposes the public compensation information reported by the following companies which operate in various segments of the managed healthcare sector (the "Peer Group"):

Centene Corp.	Diplomat Pharmacy, Inc.
Envision Healthcare Holdings, Inc.	PharMerica Corp.
Laboratory Corporation of America Holdings	Triple-S Management Corp.
MEDNAX, Inc.	Universal Health Services, Inc.
Molina Healthcare, Inc.	WellCare Health Plans, Inc.

        Mr. Smith's target and actual base salary and total cash compensation compared to the Peer Group1 were below the median, and his target and actual total long-term compensation and total direct compensation were just above median, as shown in the following table:

Magellan CEO Target and Actual Compensation Compared to Peer Group

					Peer Group
		Percentile of Peer Group		Percentile of Peer Group
	Target		Actual		Median	75th Percentile
Base Salary	$1,000,000	33	$1,000,000	33	$1,006,500	$1,092,100
Total Cash Compensation	$2,250,000	47	$2,002,375	43	$2,335,600	$2,840,800
Total Long-Term Compensation	$4,250,000	57	$4,250,000	57	$3,377,000	$7,492,500
Total Direct Compensation	$6,500,000	54	$6,252,375	52	$5,966,900	$10,409,100

  Mix of Compensation

        The committee annually sets target compensation for each of the NEOs which is allocated among a three-part program which includes base salary and benefits, annual bonuses under our Incentive Compensation Plan ("ICP") and long-term incentive equity awards. In general, base salary and bonus opportunities are determined by an assessment of the degree of impact the individual has over company performance and competitive compensation for similar positions. Bonuses are funded based on segment profit performance company-wide and by business unit and company-wide growth in adjusted net income. Long-term incentive equity awards are made by determining a target value representing a multiple of base salary, divided by a per share value yielded by a Black-Scholes, Monte Carlo simulation or other applicable valuation model for the type of equity awarded. The committee believes that this three-part program, which is heavily-weighted toward performance-based compensation, and within the performance-based component is heavily-weighted toward long-term equity compensation, incentivizes management to maximize the sustainability of the company's performance over the long-term and is in the best interests of the shareholders.

1
Information for the Peer Group includes certain information which has been publicly-disclosed for 2015, and where such information for 2015 is unavailable, includes publicly-disclosed information for 2014.

        The charts below demonstrate that the performance-based elements of our executive compensation program, which consist of equity awards and ICP awards, made up the majority of our NEOs' compensation in 2015.

Targeted and Actual Mix of Compensation for 2015

Targeted Mix of Compensation(1)(3)	Actual Mix of Compensation(2)(3)

(1)
Base salary rates used in this graph were effective 4/1/15, except for Mr. Kamal, who was promoted on 7/1/15.

(2)
Base salary rates used in this graph are actual base salary paid in 2015.

(3)
Equity awards are valued at their grant values. The actual realized values of the equity awards will depend on increases in the company's stock price, in the case of stock options, and the company's relative total shareholder return against a group of peer companies, in the case of PSUs, as the PSUs are settled based on a percentage of the target award. See "Equity Awards" below.

  Base Salary

        The committee determines base salaries for each of our NEOs based on several factors, including the following:

  •
  Evaluation of individual performance;

  •
  Competitive market data provided through survey and peer group data for comparable roles;

  •
  Scope, complexity, difficulty and criticality of the individual executive's role; and

  •
  Consideration of the need to retain the individual.

        The employment agreements we have entered into with each of our NEOs specify an initial amount which is subject to annual review and adjustment. Base salary amounts may also be adjusted when an executive is promoted or assumes additional responsibilities. The following table shows the percent increase and base salary rate for our NEOs effective April 1, 2015:

2015 Base Salary Rates

Named Executive Officer	Percent Increase		Base Salary Rate
Mr. Smith	0.0%		$1,000,000
Mr. Rubin	3.8%		$520,000
Mr. Srivastava	7.1%		$600,000
Mr. Kamal	40.4	%(1)	$400,000
Mr. Gregoire	6.1%		$460,000
Mr. Field(2)	9.2%		$450,000

(1)
Mr. Kamal's increase was effective as of 7/1/15, when he was promoted to chief executive officer of Magellan Rx Management, and his increase reflects the additional responsibilities of this role.

(2)
Mr. Field's employment terminated without cause on 12/31/15.

        In setting Mr. Smith's base salary for 2015, the committee considered Mr. Smith's performance and the base salary paid by our Peer Group and maintained his base salary at $1,000,000, which is also the deductibility limit for base salary under the tax code. To determine the 2015 adjustments to base salaries for the other NEOs, Mr. Smith completed an analysis of each executive's current base salary compared to competitive market rates and each executive's individual performance and recommended salary increases to the committee based on his analysis. Mr. Kamal's base salary was substantially increased to $400,000 as of July 1, 2015 when he was promoted to chief executive officer of Magellan Rx Management. The new base salary was based on a review of comparable executive salaries for his role provided by our compensation consultant and was set below median due to his newness in the role. The committee reviewed Mr. Smith's recommendations for base salary increases for 2015 and adjusted the increases in its discretion. Based on its review of relevant data, the committee determined that these increases were consistent with market increases at comparable companies and our NEOs' individual performance.

        In determining adjustments to base salary rates payable in 2016, Mr. Smith followed the process outlined above. The committee reviewed Mr. Smith's recommendations and adjusted the increases in its discretion. Mr. Smith's base salary again remained unchanged. The committee also decided to increase the base salary rate for Mr. Rubin by 4%, Mr. Srivastava by 2%, Mr. Kamal by 4% and Mr. Gregoire by 3% over the rates payable in 2015.

  Annual Bonuses

        The NEOs also participate in our ICP. The ICP provides annual incentive cash bonuses and is available to all management-level employees, including our NEOs. At the beginning of each year, the committee establishes performance targets and corresponding funding factors for achievement of segment profit, considered on a company-wide basis and at the individual's specific business segment, and on growth in the company's adjusted net income. After the end of the year, the committee reviews the company's performance in relation to these targets, assesses the recommendations of the chief executive officer, and determines the amount of individual ICP awards for the NEOs for that year. Segment profit is determined based on the following segments of our business: Magellan Healthcare, Magellan Rx Management and overall Magellan Health.

        ICP awards are calculated so that the funding factor varies from 40% at threshold up to a maximum of 200% of the target award opportunity. If threshold segment profit performance is not attained for the company overall, no awards are paid to any NEOs, regardless of which business segment they are measured against. Additionally, if an individual business segment does not achieve its threshold segment profit performance target, no awards are paid to NEOs that are part of that business segment even if they would have been eligible for a payout based on overall company results. The ICP was funded for 2015 with a 90% weighting based on segment profit performance and a 10% weighting based on growth in company-wide adjusted net income. Target segment profit performance for 2015 was set at $275 million before adjusting for the ICP target and actual award payouts, and the target growth in adjusted net income percentage was set at 10%. The chart below shows performance and payout at threshold, target and maximum performance levels.

	Segment Profit—90% Weighting			Growth in Adjusted Net Income— 10% Weighting
	Performance as a % of Target	Segment Profit Amount*	Payout as a % of Target	Performance as a % of Target	Growth in Adjusted Net Income	Payout as a % of Target
Maximum	135%	$371.3	200%	300%	30%	200%
Target	100%	$275.0	100%	100%	10%	100%
Threshold	80%	$220.0	40%	10%	1%	40%

*
Dollars in millions. Segment Profit amounts are before adjusting for the ICP target and actual awards.

        For our CEO, Mr. Smith, the ICP provides that his award will vary, depending on company-wide segment profit and growth in company-wide adjusted net income. Company-wide segment profit, after adjusting for the ICP target and actual awards, was 96.4% of target for 2015, which resulted in a segment profit percentage payout factor of 89.1%. Based on < 1% growth of company-wide adjusted net income, which resulted in a net income growth payout factor of 0%, the overall percentage payout was 80.19% of target. The company's segment profit disclosed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K Annual Report for the fiscal year ended December 31, 2015 differs from the adjusted segment profit amount used for purposes of determining ICP awards because the cost of the ICP awards at target and actual is added back to the original target which is net of the ICP awards.

        Under the ICP in effect for 2015, the bonus awards of the chief executive officers of our business segments are determined by a 20% weighting based on company-wide segment profit and growth in company-wide adjusted net income, a 60% weighting based on segment profit for their specific business segment and growth in company-wide adjusted net income and a 20% weighting based on their individual performance against a pre-determined scorecard. Based largely on the results of our segment profit for our Magellan Healthcare segment in 2015, Mr. Srivastava was awarded 51% of his bonus target. Based largely on the results of our segment profit for our Magellan Rx Management segment in 2015, Mr. Kamal was awarded 137% of his bonus target and Mr. Field was awarded 129% of his bonus target. The bonus for executives who are designated as chief officers of a company-wide function (e.g. chief financial officer) is determined by an 80% weighting of company-wide segment profit and growth of company-wide adjusted net income and a 20% weighting of individual performance against a pre-determined scorecard. Based largely on the results of our company-wide segment profit and growth in adjusted net income, Mr. Rubin was awarded 80% of his bonus target and Mr. Gregoire was awarded 85% of his bonus target.

        In the case of each NEO for whom the CEO makes a recommendation, the individual performance objectives included the following:

  •
  Mr. Rubin:  Areas of responsibility included: (i) overall leadership of the finance and investor relations functions; (ii) support and execution of acquisition activities; (iii) support of cross-functional management teams to ensure that pricing, underwriting and sales strategy are aligned with financial performance targets; (iv) attainment of budget targets; and (v) compliance with all regulatory requirements. For 2015, Mr. Rubin's goals were focused on the following: achieving growth, retention and profitability targets through new business revenue; successful implementation of key contracts and key accounts, and managing capital expenditures; executing on M&A opportunities in support of the company's growth strategy; providing leadership to the risk management process; providing analytical support for value proposition and product development needs; and talent development.

  •
  Mr. Srivastava:  Areas of responsibility included: (i) overall leadership of Magellan Healthcare; (ii) leadership of Magellan Healthcare strategy, operations and product development; (iii) execution of business implementations; (iv) acquisition strategy, selection and integration activities; (v) leadership of company-wide strategy and government relations; and (vi) attainment of budget targets. For 2015, Mr. Srivastava's goals were focused on growth, new product development, acquisition strategies, benefit management and administrative expense initiatives; market diversification; company-wide strategy initiatives; creating a growth culture with key talent; and talent development.

  •
  Mr. Kamal:  Areas of responsibility included: (i) overall leadership of Magellan Rx Management; (ii) leadership of Magellan Rx Management strategy, operations and product development; (iii) execution of business implementations; (iv) acquisition strategy, selection and integration activities; (v) growth of diversified product lines; and (v) attainment of budget targets. For 2015, Mr. Kamal's goals were focused on growth, new product development, acquisition strategies, market diversification and creating a growth culture with key talent; and talent development.

  •
  Mr. Gregoire:  Areas of responsibility included: (i) overall leadership of the legal and compliance functions; (ii) support of review and implementation of acquisitions, customer contracting and product development; (iii) leadership of all SEC filings and disclosures; (iv) leadership of legal support for other corporate and corporate governance matters and overall legal and regulatory compliance; and (v) attainment of budget targets. For 2015, Mr. Gregoire's goals were focused on the following: support growth through organic expansion and acquisitions; enhance legal support for all business lines; new customer and product implementations and customer relationships; successfully resolve litigation/arbitration cases; maximize high levels of regulatory compliance; expand employee awareness and training on compliance and security matters; and talent development.

  •
  Mr. Field:  Areas of responsibility included: (i) overall leadership of Magellan Rx Management for the first half of 2015; and (ii) providing advice and consultation to Mr. Kamal during the second half of 2015. For 2015, Mr. Field's goals were focused on the following: growth, new product development, acquisition strategies, market diversification and supporting a smooth transition of leadership to Mr. Kamal.

        Annual ICP bonuses are paid in the first quarter of the year following the year's performance to which the bonuses relate. The ICP bonuses paid in 2016 were for work performed during 2015. Mr. Field was paid a bonus for the full year for 2015 as his employment terminated without cause on December 31, 2015.

        We define "segment profit" as profit or loss from operations before stock compensation expense, depreciation and amortization, interest expense, interest and other income, changes in fair value of contingent consideration recorded in relation to acquisitions, gain on sale of assets, special charges or benefits, and income taxes. We use segment profit information for internal and external reporting and control purposes and consider it important in making decisions regarding the allocation of capital and other resources, risk assessment and employee compensation, among other matters. Segment profit information referred to in this proxy statement may be considered a non-GAAP financial measure. Further information regarding this measure, including the reasons management considers this information useful to investors, and a reconciliation to the GAAP measures set forth under "Results of Operations," is included under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations-Non—GAAP Measures" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 29, 2016, and will be included in our Quarterly Reports on Form 10-Q to be filed with the SEC as required.

        We believe that segment profit is an appropriate measure of company and business segment performance for purposes of determining annual bonuses. In addition, we discuss segment profit when reporting our financial results and believe many shareholders and analysts use it as an important measure of overall company performance. We also believe that setting annual bonus performance targets based upon segment profit properly aligns incentives for our executives and employees with the interests of our shareholders.

        We define "adjusted net income" as net income which is adjusted to exclude certain items related to acquisitions completed after January 1, 2013, including non-cash stock compensation expense resulting from restricted stock purchases by sellers, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions and the amortization of identified intangible assets. For purposes of determining ICP awards, adjusted net income may be further adjusted for the reversal of tax contingencies and other unusual events as determined by the committee. We believe growth in adjusted net income is an appropriate measure of company success for purposes of determining annual bonuses as it measures how successful we are against our overall growth strategy which is also aligned with the interests of our shareholders.

        Each individual's ICP bonus target is determined as a percent of base salary. Set forth below is the range of values which may be awarded under the ICP to the NEOs:

2015 Bonus Ranges

Named Executive Officer	Base Salary(1)	Below Threshold(2)	Target Percentage(3)	Target Amount	Maximum Percentage(4)	Maximum Amount(5)
Mr. Smith	$1,000,000	$0	125%	$1,250,000	250%	$2,500,000
Mr. Rubin	$520,000	$0	75%	$390,000	150%	$780,000
Mr. Srivastava	$600,000	$0	75%	$450,000	150%	$900,000
Mr. Kamal	$400,000	$0	60%	$240,000	120%	$480,000
Mr. Gregoire	$460,000	$0	50%	$230,000	100%	$460,000
Mr. Field	$450,000	$0	60%	$270,000	120%	$540,000

(1)
Base salary represents the rate of pay effective 4/1/15 for the NEOs other than Mr. Kamal and effective 7/1/15 for Mr. Kamal, when he was promoted to chief executive officer of Magellan Rx Management.

(2)
The threshold for payment of a bonus was the achievement of $220.0 million of company-wide segment profit, before adjusting for target and actual ICP awards, regardless of which business segment the executive was assigned. For our business segment leaders, threshold for payment of a bonus was also $283.4 million of segment profit for the Magellan Healthcare segment and $112.7 million of segment profit for the Magellan Rx Management segment, both amounts before adjusting for target and actual ICP awards.

(3)
Target bonus is specified as a percentage of base salary rates in effect at December 31, 2015.

(4)
The maximum bonus is calculated at 200% of the target amount, and is a percentage of base salary.

(5)
A maximum bonus would be awarded if segment profit performance targets are exceeded by 135% or more and 300% or more for growth in adjusted net income. Maximum bonuses are reserved for instances where performance significantly exceeds measures and expectations.

        The table below is a summary of the actual individual bonus awards made to the NEOs in 2016 for the 2015 performance year:

2015 Actual Bonus Awards

Named Executive Officer	Percent of Target	Award Amount
Mr. Smith	80%	$1,002,375
Mr. Rubin	80%	$312,741
Mr. Srivastava	51%	$231,660
Mr. Kamal	137%	$329,702
Mr. Gregoire	85%	$195,503
Mr. Field	129%	$349,074

        These actual ICP bonus awards reflect actual company-wide adjusted net income growth below our threshold target and achievement of 96.4% of our company-wide segment profit target, 85.7% of our Magellan Healthcare segment profit target and 117.1% of our Magellan Rx Management segment profit target. As a result, for 10% of the bonus pool funding, there was no contribution attributable to company-wide adjusted net income growth. The bonus amounts were based on performance against company-wide and business unit segment profit target and individual performance for the NEOs except Mr. Smith, whose bonus award was solely formulaic and based on company-wide performance.

  2016 ICP Performance Targets

        For 2016, the committee has set a performance target for funding of the ICP bonus pool weighted 85% based on achievement of annual segment profit targets for company-wide and/or the individual's relevant business unit and 15% based on company-wide growth in adjusted net income in 2016 over 2015.

  Equity Awards

        In 2015 we provided our NEOs with equity awards under the 2011 MIP. The plan was designed as a long-term incentive vehicle to promote a focus on longer term goals, to build shareholder value and to retain our senior executives. As described above, we target equity awards for our NEOs, which when added to base salary and annual bonus under the ICP, are at or above the 50th percentile of total compensation for our Peer Group and relevant survey data. Our policy is to grant options only at an exercise price not less than the closing price of the shares on NASDAQ on the date the option is granted, which for the annual grants made in 2015 was the closing price reported on NASDAQ on March 4, 2015. We typically make equity awards once annually on the third business day of March. We may grant options at other times during the year when we hire new executives or when an executive is promoted. We granted additional options to Mr. Kamal on April 1, 2015 in relation to being an identified successor to Mr. Field as chief executive officer of Magellan Rx Management, and again on August 3, 2015 when he was promoted to chief executive officer of Magellan Rx Management. We also granted options and restricted stock units ("RSUs") to Mr. Rubin on November 2, 2015 in connection with his commitment to remain with the company. See "Equity Award Procedures Generally" below.

        Consideration of annual equity awards is made as part of the annual review of other compensation components, and is based on both competitive market analysis and individual and company performance assessments. The equity awards to Messrs. Rubin, Srivastava, Kamal, Gregoire and Field,

and our other executive officers were approved by the committee on the recommendation of the chief executive officer and were subject to adjustment at its discretion.

        In 2015, our annual equity awards to our NEOs consisted of non-qualified stock options and PSUs with a mix of 75% of the value in the form of stock options and 25% of the value in the form of PSUs. Options granted to the NEOs under the 2011 MIP in 2015 have ten-year terms and vest ratably over three years. The PSUs vest 100% after three years from the grant date, and the number of shares issuable under the PSUs will depend on the company's total shareholder return during a three-year performance period compared with the total shareholder returns of the companies included in the S&P Health Care Services Industry Index as of January 1, 2015. Our November 2, 2015 award of options to Mr. Rubin, in connection with his commitment to remain with the company, represented the value of an award that would have been made to him in March 2015, when the company made its annual option grants.

        Our annual equity awards for 2016 to our NEOs consisted of non-qualified stock options and PSUs with a grant value of 50% and 50%, respectively, of the aggregate value of the award to each executive. The options granted in 2016 similarly have ten-year terms and vest ratably over three years, and the PSUs vest 100% after three years from the grant date. Options and PSUs also automatically vest and become immediately exercisable if the employment of our NEOs is terminated by us "without cause" or by the executive for "good reason" following a change in control of the company. See "Compensation of Named Executive Officers on Change in Control and Other Termination of Employment" below.

        The committee determines equity awards to our NEOs based on the following:

  (1)
  The value of the equity award is based on a percentage of the individual's base salary, taking into account several factors including the person's performance in the prior year, the nature of the individual's role, his or her potential contribution to the long term success of the company, and the importance of retaining and incenting that individual.

  (2)
  The number of shares associated with equity awards is calculated by dividing the total value of the award by a per share value yielded by a Black-Scholes valuation for stock options, the closing price of a share of the company's common stock for RSUs and a per share value yielded by a Monte Carlo simulation of performance outcomes for PSUs.

        The committee believes that determining an equity award based on a percentage of each executive's base salary and performance is consistent with best practices of the Peer Group and is the most appropriate basis on which to make equity awards, properly size the awards, recognize past performance and create incentives for future performance. The following table shows the base salary and the target value of each of the NEOs' annual equity awards in 2015 as a percentage of base salary:

 2015 Annual Equity Award Targets

Named Executive Officer	Base Salary(1)	Equity Award Target(2)
Mr. Smith	$1,000,000	425%
Mr. Rubin	$501,044	250%
Mr. Srivastava	$560,000	250%
Mr. Kamal	$400,000	250	%(3)
Mr. Gregoire	$433,606	175%
Mr. Field	$412,000	185%

(1)
Represents the rate of base salary established and effective as of 1/1/15, except Mr. Kamal's which was effective as of 7/1/15 when he was promoted to chief executive officer of Magellan Rx Management.

(2)
Stock options are valued using the Black-Scholes model, RSUs are valued using the closing price of our stock on the date of the award and PSUs are valued using a Monte Carlo simulation model of performance outcomes. For further information on how these values were determined, see below.

(3)
Mr. Kamal's annual equity award target was 50% prior to his promotion to the position of chief executive officer of Magellan Rx Management and was increased to 250% in July 2015 after his promotion. This revised target was applied to his annual 2016 equity award.

        We historically placed a greater emphasis on stock options because the committee believes that stock options are closely aligned with the creation of shareholder value since the options do not have value unless our stock price increases. The stock options will only have the same value as the target grant values if our stock price increases by an amount which is equal to the per-share Black-Scholes value we use in determining the initial award grant. The table below indicates how much our stock price would have to increase in order to realize these grant values.

        In 2015, we began granting to our NEOs PSUs whose value is tied to our total shareholder return ("TSR") over a three year performance period as compared to the S&P Health Care Services Industry Index. Although PSUs have upside opportunity if the company's TSR is above median for the index, they also have more downside risk than stock options. If TSR performance relative to the index is below median, NEOs will receive fewer shares at the end of the performance period, and if the company's TSR is below threshold levels, they will not receive any shares. For 2016, we have increased our emphasis on PSUs, increasing the PSU portion from 25% to 50% of the total targeted value.

        Mr. Rubin received an equity award in November of 2015 made up of stock options and RSUs in connection with his agreement to stay on as chief financial officer of the company. He did not receive an annual equity award in March 2015 when annual grants were made because he had planned to transition out of the company at that time. His November option grant was intended to replicate what he would have received in March. In addition, he was also awarded a special grant of RSUs for his decision to remain with the company.

2015 Equity Awards

        The following table summarizes the equity awards made to the Named Executive Officers during 2015:

	Options				PSUs		RSUs
Name Executive Officer	Number		Value(1)		Number	Value(2)	Number	Value(3)		Total Value
	(#)		($)		(#)	($)	(#)	($)		($)
Mr. Smith	210,674		3,187,498		12,500	1,062,500	–	–		4,249,998
Mr. Rubin	71,293	(4)	1,252,618		–	–	7,260	390,007	(5)	1,642,625
Mr. Srivastava	69,399		1,050,007		4,118	350,030	–	–		1,400,037
Mr. Kamal	59,441	(6)	1,042,292	(7)	395	33,575	525	33,574		1,109,441
Mr. Gregoire	37,615		569,115		2,232	189,720	–	–		758,835
Mr. Field	37,783		571,657		2,242	190,570	–	–		762,227

(1)
Options were valued, unless otherwise indicated, at $15.13 per share for purposes of this award and are exercisable at $63.95 per share, the closing price of the common stock on the date the awards were granted.

(2)
PSUs were valued at $85.00 per share for purposes of the award.

(3)
RSUs were valued at the closing price of the common stock on the date of the award, which was $63.95 on 3/4/15.

(4)
These options were awarded on 11/2/15 in connection with Mr. Rubin's commitment to remain with the company. The options were valued at $17.57 per share for purposes of the award and are exercisable at $53.72 per share.

(5)
These RSUs were valued at $53.72, the closing price of the company's stock on the date of the award, which was 11/2/15.

(6)
Includes 4,441 options awarded on 3/4/15, 5,000 options awarded on 4/1/15 exercisable at $71.00 per share and 50,000 options awarded on 8/3/15 exercisable at $60.55 per share.

(7)
The options awarded to Mr. Kamal on 4/1/15 were valued at $16.52 per share, and the options awarded on 8/3/15 were valued at $17.85 per share for purposes of determining the award.

        The options awarded on March 4, 2015 vest as to one-third on each of March 4, 2016, 2017 and 2018. The options awarded to Mr. Rubin on November 2, 2015 vest one third on November 2, 2016, 2017 and 2018. The options awarded to Mr. Kamal on April 1, 2015 vest one third on April 1, 2016, 2017 and 2018. The options awarded to Mr. Kamal on August 3, 2015 vest one third on August 3, 2016, 2017 and 2018. The options are not subject to additional minimum performance thresholds, as they are inherently subject to the performance hurdle that they will only yield actual value if our stock price increases in the future.

        The PSUs will entitle the NEOs to receive a number of shares of the company's common stock determined over a three-year performance period beginning on January 1, 2015 and ending on December 31, 2017 and vest 100% on March 7, 2018, the settlement date, provided that the grantee remains in the service of the company on that date. The number of shares for which the PSUs will be settled will be a percentage of the shares for which the award is targeted and will depend on the company's "Relative TSR," expressed as a percentile ranking of the company's TSR as compared to the performance of the companies included in the S&P Health Care Services Industry Index on January 1,

2015. The number of shares for which the PSUs will be settled will vary from 0% to 200% of the shares specified in the grant, as follows:

Relative Total Shareholder Return Ranking over Measurement Period	Payout Percentage Level
75th Percentile or Higher	200%
50th Percentile	100%
25th Percentile	50%
< 25th Percentile	0%

        Under this formula, for every 1% of percentile ranking of TSR that the company achieves above the median of the companies included in the index, the PSU recipient will receive an additional 4% of target payout, and for every 1% of percentile ranking of TSR by which the company is below the median of the companies included in the index, the grant recipient will receive a reduced 2% of target payout. For example, if the company achieves a TSR for the measuring period which ranks 21st among 54 index companies (and this is at the 62.2 percentile), the grant recipient will receive 148.8% of the shares for which the grant is targeted on the settlement date. The S&P Health Care Services Industry Index was selected by the committee and includes a range of healthcare companies operating in several business segments including the company.

        For purposes of the PSU awards, TSR is determined by dividing the average closing share price of the company's common stock over the 30 trading days preceding January 1, 2018 by the average closing share price of the company's common stock over the 30 trading days beginning on January 1, 2015, with a deemed reinvestment of any dividends declared during the performance period. The vesting of the PSUs may accelerate upon a termination of employment following a change in control of the company as provided in the pertinent award notice.

        The following table shows the range of shares which may be issued upon settlement of the awards at various relative total shareholder return levels:

		< 25th Percentile		25th Percentile		50th Percentile		≥ 75th Percentile
Name	Target	%	# of Shares	%	# of shares	%	# of shares	%	# of shares
Mr. Smith	12,500	0	0	50	6,250	100	12,500	200	25,000
Mr. Rubin	–	—	–	—	–	–	–	–	–
Mr. Srivastava	4,118	0	0	50	2,059	100	4,118	200	8,236
Mr. Kamal	395	0	0	50	198	100	395	200	790
Mr. Gregoire	2,232	0	0	50	1,116	100	2,232	200	4,464
Mr. Field	2,242	0	0	50	1,121	100	2,242	200	4,484

        The total equity award packages to the individuals were valued for purposes of determining the awards at $4,249,998, $1,642,625, $1,400,037, $1,109,441, $758,835 and $762,227 for Messrs. Smith, Rubin, Srivastava, Kamal, Gregoire and Field, respectively. The NEOs will only realize these values with respect to the stock options when the company's stock price exceeds the values indicated in the table below. The award values were determined by our compensation consultant for purposes of determining the awards (and not for financial reporting purposes).

							If Black-Scholes Value is Realized
Date of Grant	Exercise Price	Expected Term	Volatility	Risk-Free Interest Rate	Dividend Yield	Black- Scholes Value	Stock Price	Increase in Market Cap
03/04/15	$63.95	7 years	16.80%	1.99%	0.0%	$15.13	$79.08	$414 million
04/01/15	$71.00	7 years	17.19%	1.75%	0.0%	$16.52	$87.52	$452 million
08/03/15	$60.55	7 years	23.11%	2.00%	0.0%	$17.85	$78.40	$488 million
11/02/15	$53.72	7 years	26.54%	2.03%	0.0%	$17.57	$71.29	$481 million

        Increase in market capitalization was estimated using weighted average fully-diluted shares outstanding of 27,355,000 as of December 31, 2014, as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

        In 2016, the company changed the mix of stock options and PSUs to correspond to a ratio of 50% of the total equity value being comprised of the value of the stock option grants and 50% of the total equity value being comprised of the value of PSUs. On March 3, 2016 the company awarded to the NEOs then serving the following options and PSUs under the 2011 MIP:

2016 Equity Awards

	Options		PSUs
Named Executive Officer	Number	Value(1)	Number	Value(2)	Total Value
	(#)	($)	(#)	($)	($)
Mr. Smith	109,601	2,499,999	25,615	2,500,024	5,000,023
Mr. Rubin	28,496	649,994	6,660	650,016	1,300,010
Mr. Srivastava	32,880	749,993	7,684	749,958	1,499,951
Mr. Kamal	21,920	499,995	5,123	500,005	1,000,000
Mr. Gregoire	15,125	345,001	3,535	345,016	690,017

(1)
Options were valued for purposes of the award at $22.81 per share using the Black-Scholes valuation model.

(2)
PSUs were valued for purposes of the award at $97.60 per share using a Monte Carlo simulation model.

        The options awarded to the NEOs have an exercise price of $64.87 per share, the closing price of the common stock on the date of the awards. The options awarded to the NEOs vest as to one-third on each of March 3, 2017, 2018 and 2019, and the PSUs vest 100% on March 3, 2019.

  Retirement Vehicles/Deferred Compensation

        We maintain a 401(k) savings plan which permits employees to defer compensation and to which the company makes matching contributions on behalf of the NEOs on the same basis as all other participants. We have never maintained a defined-benefit pension plan. We also operate a Supplemental Accumulation Plan ("SAP"), a non-qualified deferred cash compensation plan that is designed to enhance opportunities for retirement savings in the absence of any retirement programs other than our 401(k) plan, and to promote the retention of our executive officers. The SAP includes a discretionary component funded by us which is determined on an annual basis as a fixed percentage of an executive's base salary, and a voluntary deferral component under which the participant may make contributions from base or incentive compensation. For a description of the SAP, see "Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table—Deferred Compensation Plan"

below. Awards are generally made in March of the following year. For 2015, Messrs. Smith, Rubin and Gregoire were each awarded in March 2016 a company contribution of 11% of his base salary. No SAP awards were made to Messrs. Srivastava, Kamal and Field.

  Perquisites

        We have historically provided certain perquisites to a small number of our NEOs depending on his or her level within the company and the provisions of each person's employment agreement. The perquisite benefits we provide to the NEOs are designed as protection benefits (e.g., supplementing life and disability insurance to ensure three times base salary and 60% of salary coverage, respectively). We believe that providing these personal protection perquisites protects the interests of the individual executives, permitting them to focus on the long term success of the company. For further information on the perquisites provided to each NEO in 2015, see "Summary Compensation Table" below.

  Adjustments or Clawbacks of Compensation

        Under certain circumstances, we may have the right or the duty to adjust compensation before it is paid to the NEOs or to clawback compensation after it is paid to our NEOs. Under Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, our chief executive officer and chief financial officer must reimburse the company for any bonus or other incentive-based or equity-based compensation received by them during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the document embodying that financial reporting requirement and any profits realized by them from the sale of our securities during that 12-month period. We have no formal policy regarding when we might seek any such reimbursement or clawback, and we rely instead on an evaluation by the board of the circumstances giving rise to any financial restatement and an interpretation of the requirements of Section 304 in any particular case. Under a provision of the Dodd-Frank Act which has been codified in Section 10D of the Exchange Act, the SEC and NASDAQ are to promulgate rules which require listed companies to recover incentive-based compensation paid during the previous three years that is based on financial information which the company is required to restate due to a material non-compliance with financial reporting requirements. The SEC and NASDAQ have not yet promulgated these rules. We will adopt policies carrying out the new rules when they become effective.

        Under Section 12 of the 2011 MIP and predecessor equity plans, and by the terms of our equity award agreements, we have the right to declare equity awards to be forfeited or to recover any gains realized under any award under those plans, either during the term of a participant's employment or during the one year period following his or her termination of employment under the 2006 Management Incentive Plan, the 2008 Management Incentive Plan and the 2011 MIP, if the participant engages in certain types of conduct described in the plans and considered injurious to the company. Our proposed 2016 MIP gives the company enhanced clawback rights against executives who solicit company employees or customers after the termination of their employment. Section 12 of the 2011 MIP also provides that any clawback or recoupment provision required under the Dodd-Frank Act will apply to awards under that plan.

  Equity Award Procedures Generally

        Our Policy Regarding Awards of Equity-Based Incentive Arrangements to Executive Officers and Other Employees deals with the terms, timing and pricing of equity awards and the process for the grant and approval of awards. The policy provides that the committee determines the number of shares covered by awards for our NEOs and the terms of those awards. It also provides that the committee establishes a pool of options, restricted shares, RSUs and PSUs which the chief executive officer has the power to award to other executive officers and employees generally. The actual number of options, restricted shares and RSUs or PSUs awarded annually to employees other than our NEOs and other senior executives is determined under the policy by our chief executive officer under delegated authority from the committee; awards are then made on the same date as the awards to our NEOs. Awards generally are made only once annually on the third business day in March unless otherwise determined by the committee. The purpose of this practice is to communicate and price equity awards to executive officers and employees early in the year, and to encourage them to attain the company's strategic objectives during the year. In a case where an executive or other employee is newly-hired or promoted or under other special circumstances, the award is made on the first business day of the month following the event giving rise to the award.

        The committee met in early February 2015 to tentatively set the percentage of base salary for which equity awards would be made. The 2015 equity awards were then approved on February 18, 2015 and awards were valued and made on March 4, 2015, as required by the company's equity award policy. The grant date of the awards followed the public announcement of the company's annual financial results for 2014 on February 26, 2015.

        We also grant stock options and RSUs in connection with the hiring of certain executives, and in connection with the signing of new or revised employment agreements with certain executives. We may also grant equity awards outside of the yearly cycle to an executive who undertakes substantial additional responsibility, as we did with Mr. Kamal in July 2015, when he was promoted to the position of chief executive officer of Magellan Rx Management. We also awarded additional options and RSUs to Mr. Rubin in November 2015 after he recommitted to remaining with the company. He previously indicated that he would be leaving the company after the company moved its headquarters from Avon, Connecticut to Scottsdale, Arizona. Under our policy, awards made in connection with new hires, promotions or under other special circumstances, are made effective on the first business day of the month following the relevant event.

        In most cases, our equity plans restrict the transferability of awards, permitting only transfers to certain family members and entities held by or established for the benefit of family members.

        The company recognizes compensation expense for financial statement reporting purposes under Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718, "Stock Compensation" ("ASC Topic 718") based on the grant-date value of the awards. The company recognizes substantially all of the compensation cost associated with the awards of RSUs or PSUs and stock options on a straight-line basis over the specified service period, which is generally the three-year vesting term. Awards of RSUs have a grant date value equal to the closing market price of shares underlying the RSUs on the date of the award. Where vesting of the RSU awards is conditioned on the achievement of minimum performance thresholds, the expense is accrued during the performance period and is estimated using the most probable outcome of the performance thresholds, and adjusted as the expected outcome changes. Awards of PSUs are valued using a Monte Carlo simulation of performance outcomes, and the value is recognized as stock compensation expense on a straight-line basis over the vesting period. The Black-Scholes grant-date values of option awards are recognized as compensation expense on a straight-line basis over the vesting period. For further information on our accounting methods for equity awards, see Notes 2 and 6 to the consolidated financial statements included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on February 29, 2016.

  Equity Ownership Policy

        Our board has adopted an equity ownership policy which requires our executive officers to maintain ownership of a specified minimum value of our stock and other equity-linked securities, in order to ensure that their financial interests remain aligned with those of our shareholders. The policy applies to our chief executive officer, chief financial officer, our other officers who are considered

"executive officers" under Section 16(b) of the Exchange Act and certain other officers with a title of senior vice president who report directly to our chief executive officer. Under the policy, our chief executive officer is required to hold equity with a current fair market value equal to at least five times his base salary; our chief financial officer is required to hold equity with a current fair market value equal to at least three times his base salary; and various other executive officers are required to maintain equity with a current fair market value equal to at least two times their base salary. The policy prohibits a covered executive officer from making any sales or other transfers of equity if its requirements are not then met by the executive officer or if any such sale or other transfer would cause the executive officer not to meet those requirements.

  Equity Hedging Policy

        Our stock trading policy includes a policy which prohibits our directors, officers and employees from transferring to another person all or any part of the economic risk (either positive or negative) of any equity award, either by contract, by substituting securities or any other arrangement which has that effect.

  Compensation of Named Executive Officers upon a Change in Control and Other Termination of Employment

        The company has agreed under the terms of the employment and applicable award agreements with its NEOs to provide them with the following payments and other benefits upon termination under the specified scenarios.

Severance Benefits

	Without Cause / For Good Reason				Change in Control(1)
	Severance Pay	Annual Bonus	Other Benefits	Accelerated Vesting of Equity	Severance Pay	Annual Bonus	Other Benefits	Accelerated Vesting of Equity
Mr. Smith	2x Base Salary	2x Target	Medical 18 mths(2)	All options and RSUs(3)	3x Base Salary(5)	3x Target(5)	Medical 18 mths(2)	All outstanding awards(3)
Mr. Rubin	1x Base Salary	Prorated	Medical 12 mths(4)	—	2x Base Salary	Prorated + 2x Target	Medical 18 mths(4)	All outstanding awards(3)
Mr. Srivastava	1x Base Salary	Prorated	Medical 12 mths(4)	—	2x Base Salary	Prorated + 2x Target	Medical 18 mths(4)	All outstanding awards(3)
Mr. Kamal	1x Base Salary	Prorated	Medical 12 mths(4)	—	2x Base Salary	Prorated + 2x Target	Medical 18 mths(4)	All outstanding awards(3)
Mr. Gregoire	1x Base Salary	Target(5)	Medical 12 mths(4)	—	2x Base Salary	Prorated + 2x Target	Medical 18 mths(4)	All outstanding awards(3)
Mr. Field	1x Base Salary	Prorated	Medical 12 mths(4)	–	1x Base Salary	Prorated	Medical 18 mths(4)	–

(1)
Termination will be considered in connection with a change in control if it occurs within 2 years after the change in control without cause or for good reason by the executive.

(2)
The company will pay the employer portion of the COBRA premiums in the same proportion by the company and Mr. Smith as in effect at termination.

(3)
All RSUs will be settled as if still employed. PSUs will vest based on targeted performance levels as of the termination date.

(4)
If termination is without cause or for good reason by the executive, the company will pay the employer portion of the COBRA premium in effect at termination for 12 months if the executive elects COBRA coverage, and if termination is in connection with a change in control, for 18 months.

(5)
These amounts are payable in a lump sum upon termination.

  Review of Risks and Incentives

        We seek to implement compensation policies and practices that encourage the careful management of operating and financial risk. We believe that our compensation policies and practices as they relate to our executive officers and employees are currently well-aligned with this risk-management objective. Each year the committee reviews all of the compensation programs that the NEOs and all other employees participate in to determine the level of risk and whether it is appropriate and the controls that are in place for mitigating risk.

        In order to manage our risk in compensation decisions and to align the incentives that we provide to our executive officers and employees with the interests of our shareholders, we provide a diversified set of incentives. These are carefully balanced between fixed cash compensation (base salary), short-term variable cash incentives (awards under the ICP) and long-term incentives (awards of performance-vesting RSUs, PSUs which depend on company TSR performance relative to TSR performance of a set of index companies, non-qualified stock options, and performance-based cash awards under the 2011 MIP and predecessor equity plans). Our base salary is designed to provide basic financial security to our executive officers and other employees, with the amount set at a level designed to reflect the degree of influence which the recipient has over company performance and competitive for the employee's role as compared to similar roles in organizations that are similar in size and scope as reported in salary surveys.

        Awards of short-term bonuses under our ICP are based on a percentage of an executive officer's or other employee's base salary, to reflect the level of impact that the individual has over our corporate performance and to provide an incentive appropriate to the individual's position in the company. Our ICP awards are based in large part on achievement of the segment profit targets set for the company or for particular business segments of our overall business set on an annual basis by the board and to a lesser degree on the annual growth of company-wide adjusted net income, which is reflected in our audited year-end financial statements. See "Annual Bonuses" above. Higher target bonus percentages are assigned to the NEOs who face a higher degree of accountability for the company's annual performance and to be competitive in order to recruit and retain the level of executive talent we need to be successful. We believe that this individualized approach serves as a factor mitigating the operating and financial risk that we face in awarding short-term cash bonuses. Another factor mitigating the risks of awarding short-term cash bonuses is that our mix of total compensation is weighted heavily toward long-term equity incentives, which motivates our NEOs to build long-term shareholder value.

        In making long-term equity awards, we have sought to carefully balance the risks and incentives posed by stock options and both RSU or PSU awards. Our policy prior to 2016 has been to award options with a value equal to 75% of the total equity award and performance-vesting RSUs, or beginning in 2015, PSUs, with a value equal to 25% of the total award. Beginning in 2016, we awarded options with a value equal to 50% of the total equity award and PSUs with a value equal to 50% of the total award. The stock option awards have a term of 10 years and vest over a three-year period, or in the case of Mr. Smith's sign-on equity award, a four-year period. The result is that the incentive is long-term in nature, is earned over a period of years, and provides for participation in future value creation as measured by the company's stock price performance. The RSU and PSU awards are designed to expose the recipient to the risk that the company's stock price might fall and provide a retention incentive due to the value that is received upon vesting. These awards also vest over a three-year (or for Mr. Smith a four-year) period, creating a long-term incentive for the recipient to maintain and increase the company's stock price. In addition, our RSU awards include minimum performance thresholds which require the company to meet certain minimum EPS and ROE thresholds over the three-year (or four-year) vesting period, so that the current value associated with the RSUs cannot be realized unless the company meets those minimum performance vesting thresholds. Our PSU awards are earned based on relative TSR performance and are settled after a three-year performance period, mitigating any risk that the settlement will be based on short and potentially unrepresentative performance. See "Equity Awards" above. While our stock price may be subject to periodic short-term fluctuation in response to factors other than long-term company performance, we believe that the terms of our equity awards create incentives to create real, long-term value in our stock, while avoiding risks that are reasonably likely to have a material adverse effect on the company.

        Under the terms of the 2011 MIP and other equity plans and our equity award agreements, we have the right to adjust compensation before it is paid or to clawback compensation after it is paid, if the participant engages in certain types of conduct considered injurious to the company. See "Adjustments or Clawbacks of Compensation" above. In addition, Section 304 of the Sarbanes-Oxley Act affords the company clawback rights against the chief executive officer and chief financial officer if an accounting restatement is necessary due to misconduct. These clawback rights are designed to mitigate several risks by removing incentives for different types of negative conduct and help assure accountability if the situations to which they apply should arise. Our equity ownership policy, which is described above under "Equity Ownership Policy," is also designed to mitigate the risks of awarding equity to our Named Executive Officers by requiring them to always have personal economic exposure to the company's stock price performance which is material relative to their base salary.

  Consideration of Shareholder Votes on Executive Compensation

        At our 2015 annual meeting, we held an advisory vote on the compensation of our NEOs. Our shareholders voted to approve our executive compensation, with 62.4% of all of the shares that voted on the matter (excluding abstentions and broker non-votes) voting in favor.

        In connection with the meeting, we reached out to many of our larger shareholders to hear if they had any particular concerns regarding our compensation practices. Some of the shareholders contacted indicated that they planned to follow or consider the recommendations of the proxy advisory services, Institutional Shareholder Services, Inc. ("ISS") and Glass, Lewis & Co., LLC ("Glass Lewis").

        Prior to the 2015 shareholder meeting, Glass Lewis issued a positive recommendation regarding our executive compensation vote, while ISS issued a negative recommendation on that vote. Glass Lewis' positive recommendation was based on its assessment that the company properly aligned executive compensation with financial performance and was responsive to shareholder feedback. ISS's negative recommendation was based on its assessment that executive compensation was not properly aligned with the company's financial performance. The following is a response to the most significant issues raised by ISS in its recommendation:

Issue	Company Response
The company lowered performance targets for its short-term incentive plan over the prior year targets	The committee uses its judgment to annually set appropriate performance targets, which vary from year to year based on our business plan, conditions in the economy and the market segments in which the company operates, regulatory developments and other relevant factors. The company disagrees that performance targets should remain the same from year to year regardless of these factors. The company did not achieve the performance targets that were set in 2015, demonstrating that they were rigorous and not easily attained.
The company lowered vesting hurdles for its performance vesting RSUs over the prior year hurdles
In prior years, the committee annually set earnings per share and return on equity hurdles for its RSU awards with appropriate rigor based on its evaluation of the conditions described above, among other factors. In 2014, those hurdles reflected a significant restructuring of our operations and the effects of that restructuring on our expected financial performance. For the RSUs which were subject to vesting in 2015, the company did not meet its return on equity and earnings per share hurdles, and those RSUs did not vest, demonstrating that those hurdles were rigorous and not easily met. Beginning in 2015 and to a larger extent in 2016, the company awarded PSUs instead of RSUs as part of its equity awards. The values of those PSUs, when settled after a three-year performance period, will depend on the company's total shareholder return relative to industry peer companies.
A majority of the company's long-term equity awards, i.e. its stock options, lack performance vesting conditions and are therefore not performance-based
The company disagrees that stock options are not performance-based. For stock options with an exercise price equal to the closing price on the date of the award, like those granted by the company, the value of the option directly depends on increasing the market value of our stock. The options only have value if value is created for our shareholders. In 2015, the company granted equity awards in the ratio of 75% stock options and 25% PSUs by value. However, in 2016 the equity awards were granted in the ratio of 50% stock options and 50% PSUs by value.

Issue	Company Response
The company benchmarks total compensation between the 50th and 75th percentile of the Comparable Companies despite underperformance of the company	The company's benchmarks are designed to yield total direct compensation between the 50th and 75th percentiles when financial performance meets ambitious targets. Deficient financial performance will yield compensation amounts which are below these benchmarks.

        We last held an advisory vote on how often we should hold our advisory vote on the compensation of our NEOs at our 2014 annual meeting. At that meeting, our shareholders voted, by a large majority, for an annual vote. Based on these voting results, we determined to hold our advisory vote on executive compensation on an annual basis.

  Loans to Executive Officers and Board Members

        The committee has determined not to provide loans of any sort, including, but not limited to, relocation loans and loans to pay the exercise price of stock options, to our NEOs or members of the board of directors. No such loans are outstanding.

  Deductibility of Executive Compensation

        Section 162(m) of the IRC generally limits the deductibility of compensation paid each year to a publicly-held company's chief executive officer and to its three most highly paid senior executive officers, other than the chief financial officer, to $1 million per person. Excluded from the $1 million limitation is compensation that, among other things, meets pre-established performance criteria. The committee's objective is to structure our compensation programs to maximize the deductibility of compensation paid under Section 162(m), but the committee may provide compensation that may not be tax deductible when under the circumstances it would be in the company's best interests to do so, and has done so in certain instances in recent years.

Management Compensation Committee Report

        The Management Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on that review and discussion, has recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

The Management Compensation Committee
Mary F. Sammons (Chair) Kay Coles James Michael S. Diament

Summary Compensation Table for 2015, 2014 and 2013

        The following table sets forth, for the three years ended December 31, 2015, 2014 and 2013, the compensation paid by the company to our principal executive officer, principal financial officer and the three next most highly compensated executive officers serving at December 31, 2015 and Robert Field, the former Chief Executive Officer of Magellan Rx Management (collectively, the "Named Executive Officers"):

Name and Principal Position	Year	Base Salary	Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		($)	($)		($)		($)	($)	($)
Barry M. Smith	2015	1,000,000	1,062,500		2,948,095		1,002,375	148,174	6,161,144
Chief Executive Officer	2014	975,000	—		—		1,505,000	141,587	2,621,587
	2013	900,000	1,574,986	(1)	3,826,225	(1)	1,215,000	136,709	7,652,920
Jonathan N. Rubin	2015	515,261	390,007		838,698		312,741	80,041	2,136,748
Chief Financial Officer	2014	496,808	313,122		800,197		467,173	78,556	2,155,856
	2013	480,575	302,577		738,074		363,075	76,542	1,960,843
Sam K. Srivastava	2015	590,000	350,030		971,144		231,660	7,950	2,150,784
Chief Executive Officer	2014	518,846	121,263		634,339		486,948	7,800	1,769,196
Magellan Healthcare(2)
Mostafa M. Kamal	2015	325,000	67,149		798,408		351,984	30,300	1,572,841
Chief Executive Officer
Magellan Rx Management(3)
Daniel N. Gregoire	2015	453,402	189,720		526,371		195,503	72,736	1,437,732
General Counsel	2014	430,245	189,685		484,743		269,529	68,529	1,442,731
	2013	417,101	183,804		448,411		210,080	67,026	1,326,422
Robert W. Field	2015	440,500	190,570		528,722		349,074	7,950	1,516,816
Former Chief Executive Officer
Magellan Rx Management(4)

(1)
Mr. Smith began serving as chief executive officer on 1/1/13. Mr. Smith received sign-on awards of stock options and RSUs on 2/1/13 which were intended to cover his equity awards for 2013 and 2014, and he received no additional equity award in 2014. He received an annual award in 2015.

(2)
Mr. Srivastava began serving as chief executive officer of Magellan Healthcare in September 2013.

(3)
Mr. Kamal began serving as chief executive officer of Magellan Rx Management in July 2015.

(4)
Mr. Field ceased acting as chief executive officer of Magellan Rx Management on 6/30/15 and his employment terminated without cause on 12/31/15.

  Base Salary Column

        The figures shown in this column represent amounts actually paid to the NEOs during the fiscal year. The company ordinarily implements new pay rates for the year on April 1 of each year. In 2015, Mr. Kamal also received a pay increase effective as of 7/1/15, when he began serving as chief executive officer of Magellan Rx Management.

  Stock Awards Column

        The figures shown in this column represent the aggregate grant date fair values for financial reporting purposes of PSUs and RSUs awarded in 2015 and RSUs awarded in 2014 and 2013 computed in accordance with ASC Topic 718, without any discount attributable to estimated forfeitures.

The RSU awards made in 2015 were valued at the closing price of the common stock on the date of the award, as follows:

Date	Name	Closing Price
03/04/15	Kamal	$63.95
11/02/15	Rubin	$53.72

        In 2015, grants of PSUs were valued for financial reporting purposes using a Monte Carlo simulation at $85.00 per share based on the following assumptions: valuation date stock price of $63.95, expected volatility of 23.31%, expected dividend yield of 0% and risk-free interest rate of 1.00%. For further information regarding the determination of the fair value of the PSUs, see Note 6 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

  Option Awards Column

        The amounts shown in this column represent the grant date fair values of the options awarded in 2015, 2014 and 2013 computed in accordance with ASC Topic 718. The values and assumptions used to determine the compensation expense of the awards for financial reporting purposes differ from the values and assumptions used by the Management Compensation Committee to determine the size of the awards, which are described under "Compensation Discussion and Analysis—Equity Awards." The option awards made in 2015 were valued for financial reporting purposes based on the following assumptions:

Date	Name	Risk-Free Interest Rate	Expected Life	Expected Volatility	Dividend Yield	Term	Market Value/ Exercise Price	Value
		(%)	(Yrs.)	(%)	(%)	(Yrs.)	($)	($)
03/04/15	Smith	1.29%	4	25.03%	0	10	63.95	13.993636
03/04/15	Srivastava	1.29%	4	25.03%	0	10	63.95	13.993636
03/04/15	Kamal	1.29%	4	25.03%	0	10	63.95	13.993636
03/04/15	Gregoire	1.29%	4	25.03%	0	10	63.95	13.993636
03/04/15	Field	1.29%	4	25.03%	0	10	63.95	13.993636
04/01/15	Kamal	1.06%	4	25.03%	0	10	71.00	15.263454
08/03/15	Kamal	1.24%	4	25.03%	0	10	60.55	13.198909
11/02/15	Rubin	1.30%	4	25.03%	0	10	53.72	11.764103

        For further information regarding the determination of the fair value of the options, see Note 6 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

  Non-Equity Incentive Plan Compensation Column

        The amounts shown in this column represent incentive-based cash compensation amounts awarded under the ICP for service during the indicated year but paid in the following year. See "Compensation Discussion and Analysis—Compensation Program Components and Rationale for our Named Executive Officers—Annual Bonuses" above for a discussion of the awards and how the amounts paid were determined.

        In addition to the compensation awarded under the ICP to Mr. Kamal set forth above, he also received $22,282, which represented vesting of cash long-term incentives that were granted in 2013 and 2014 based on achieving performance hurdles for adjusted earnings per share and return on equity for 2014.

  All Other Compensation Column

        The amounts set forth in this column include:

Name	Company Matching 401(k) Contributions	SAP Contribution	Supplemental Life Insurance	Supplemental LTD	Gross-Up
	($)	($)	($)	($)	($)
Mr. Smith	—	110,000	13,904	10,775	13,495
Mr. Rubin	7,950	57,200	777	8,909	5,205
Mr. Srivastava	7,950	—	—	—	—
Mr. Kamal	7,950	—	—	—	—
Mr. Gregoire	7,950	50,600	3,118	6,436	4,632
Mr. Field	7,950	—	—	—	—

        Supplemental LTD amounts are supplemental long-term disability insurance coverage provided to certain executives. In addition to the amounts in the table, Mr. Kamal received $22,350 on April 1, 2015 which was related to an option grant that should have occurred in May 2014, but due to an administrative oversight was not granted until April 2015. The cash payment represents the difference in stock price between May 1, 2014 and April 1, 2015, multiplied by the number of options that would have been granted in May 2014. The aggregate amount will be paid in three installments on April 1, 2015, 2016 and 2017, provided he remains employed on those dates. The information set forth in the Summary Compensation Table does not include severance pay payable to Mr. Field in 2016 and certain other benefits in connection with the termination of his employment without cause described under "Employment Contracts and Termination and Change of Control Payments—Robert W. Field" below.

Grants of Plan-Based Awards for 2015

        The following table sets forth, for the year ended December 31, 2015, information regarding grants of non-equity incentive plan awards and all other stock and option awards to the Named Executive Officers.

								All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options		Grant Date Fair Value of Stock and Option Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards
	Grant Date
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)	(# of units)	(# of shares)	($/Sh)	($)
Barry M. Smith		500,000	1,250,000	2,500,000
	3/4/15				6,250	12,500	25,000				1,062,500
	3/4/15								210,674	63.95	2,948,095
Jonathan N. Rubin		156,000	390,000	780,000
	11/2/15							7,260			390,007
	11/2/15								71,293	53.72	838,698
Sam K. Srivastava		180,000	450,000	900,000
	3/4/15				2,059	4,118	8,236				350,030
	3/4/15								69,399	63.95	971,144
Mostafa M. Kamal		96,000	240,000	480,000
	3/4/15							525			33,574
	3/4/15				198	395	790				33,575
	3/4/15								4,441	63.95	62,146
	4/1/15								5,000	71.00	76,317
	8/3/15								50,000	60.55	659,945
Daniel N. Gregoire		92,000	230,000	460,000
	3/4/15				1,116	2,232	4,464				189,720
	3/4/15								37,615	63.95	526,371
Robert W. Field		108,000	270,000	540,000
	3/4/15				1,121	2,242	4,484				190,570
	3/4/15								37,783	63.95	528,722

  Estimated Future Payouts Under Non-Equity Incentive Plan Awards Column

        For a discussion of the operation of the ICP, see "Compensation Discussion and Analysis—Annual Bonuses" above. Actual awards made under the ICP for service in 2015 are set forth under the column "Non-Equity Incentive Plan Compensation" in the "Summary Compensation Table for 2015, 2014 and 2013" above. The maximum award represents 200% of the applicable target award, which is a specified percentage of the NEO's base salary. The committee retains discretion to award a higher amount under the ICP if it elects to do so.

  Grant Date Fair Value of Stock and Option Awards Column

        The grant date fair values of options shown in this column represent the amounts used by the company for financial reporting purposes calculated in accordance with ASC Topic 718. The grant date fair values of options awards for purposes of determining awards and the assumption used in calculating those values is described under "Compensation Discussion and Analysis—Equity Awards" above. The grant date fair values of PSUs and RSUs shown in this column represent the amounts used by the company for financial reporting purposes calculated in accordance with ASC Topic 718. The grant date fair values of the PSU and RSU awards for purposes of determining awards and the assumptions used in calculating those values are described under "Compensation Discussion and Analysis—Equity Awards."

Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table

        Base Salary.    The base salary and the other terms of our employment agreements with our NEOs are set forth under "Compensation Discussion and Analysis—Base Salary" and "—Compensation of Named Executive Officers upon a Change of Control and Other Terminations of Employment" above and under "Executive Officers—Employment Contracts and Termination of Employment and Change of Control Payments" below.

        Annual Incentive Plan.    In 2015, the executive officers were eligible to participate in the company's 2015 Incentive Compensation Plan ("ICP"), which was designed to provide bonus awards to officers and other employees and which aligns individual employee's performance goals with the company's and his or her individual business segment performance and our corporate growth strategy. The target bonus award levels for the executive officers ranged from 50% to 125% of base salary, as generally specified in their employment agreements. Messrs. Smith, Rubin, Srivastava, Kamal, Gregoire and Field are entitled to an annual target bonus opportunity of 125%, 75%, 75%, 60%, 50% and 60%, respectively. Based on performance in relation to applicable targets, the amount of bonus can range from 0% to 200% of this target percentage, depending on individual and company performance. Awards are based on the company meeting or exceeding specified financial goals, as described in

"Compensation Discussion and Analysis—Annual Bonuses" above. Based on the financial results attained for 2015, the Company made ICP awards on March 15, 2016 in the following amounts:

	Bonus Payment Amount	Percent of Target	Base Salary + Bonus Payment	Base Salary and Bonus as a Percent of Total Compensation*
	($)	(%)	($)	(%)
Mr. Smith	1,002,375	80	2,002,375	33
Mr. Rubin	312,741	80	828,002	39
Mr. Srivastava	231,660	51	821,660	38
Mr. Kamal	329,702	137	654,702	42
Mr. Gregoire	195,503	85	648,905	45
Mr. Field	349,074	129	789,574	52

*
Total compensation is as set forth in the Total column in the Summary Compensation Table.

        2011 Management Incentive Plan.    The shareholders approved the 2011 MIP at the annual meeting of shareholders held on May 18, 2011. The 2011 MIP is administered by the Management Compensation Committee of the board and allows several types of long-term incentives including stock options, stock appreciation rights, restricted stock awards, restricted stock units ("RSUs"), performance-based restricted stock units ("PSUs") and performance-based cash awards. The plan authorized awards covering a total of up to 5,000,000 shares of common stock, plus the amount of future forfeitures under the 2008 Management Incentive Plan, the 2006 Management Incentive Plan, the 2003 Management Incentive Plan and the 2006 Director Equity Compensation Plan. The 2011 MIP also permits grants of equity to directors. On March 4, 2015, the company awarded to Messrs. Smith, Srivastava, Kamal, Gregoire and Field non-qualified stock options under the 2011 MIP for 210,674, 69,399, 4,441, 37,615 and 37,783 shares exercisable at a price of $63.95 per share, vesting in three equal annual installments on March 4, 2016, 2017 and 2018. The company also issued to Mr. Rubin on November 2, 2015 non-qualified stock options for 71,293 shares exercisable at a price of $53.72 per share, vesting in three equal annual installments on November 2, 2016, 2017 and 2018. The Company issued to Mr. Kamal on April 1, 2015 non-qualified stock options for 5,000 shares exercisable at a price of $71.00 per share, vesting in three annual installments on April 1, 2016, 2017 and 2018. The company also issued to Mr. Kamal effective on August 3, 2015 non-qualified stock options for 50,000 shares exercisable at a price of $60.55, vesting in three equal annual installments on August 3, 2016, 2017 and 2018. All of the options have a term of 10 years and vesting is conditional on the grantee's continued service with the company on those vesting dates. The grant date values of the option awards and the assumptions used in calculating them, used for purposes of determining the awards are described under "Compensation Discussion and Analysis—Equity Awards" above.

        The company also issued to Messrs. Smith, Srivastava, Kamal, Gregoire and Field on March 4, 2015 under the 2011 MIP, PSUs for 12,500, 4,118, 395, 2,232 and 2,242 shares, respectively. The PSUs entitle the grantee to receive a number of shares determined over a three year performance period ending on December 31, 2017 and vesting on March 7, 2018, the settlement date, provided that the grantee remains in the company's service on that settlement date. The number of shares for which the PSUs will be settled will be a percentage of the shares for which the award is targeted and will depend on the company's relative total shareholder return expressed as a percentile ranking of the company's total shareholder return as compared with a company-selected peer group, which include the 54 companies comprising the S&P Health Care Services Industry Index on January 1, 2015. The grant date values of these PSU awards and the assumptions used in calculating them used for purposes of determining the awards and the performance conditions and other terms of the PSUs is described under "Compensation Discussion and Analysis—Equity Awards" above.

        On March 4, 2015, the company issued to Mr. Kamal under the 2011 MIP, RSUs for 525 shares which vest in three equal annual installments on March 4, 2016, 2017 and 2018 provided Mr. Kamal is employed on the vesting date. On November 2, 2015, the company issued to Mr. Rubin under the 2011 MIP, RSUs for 7,260 shares which vest in three equal annual installments on November 2, 2016, 2017 and 2018 provided Mr. Rubin is employed on the vesting date. The grant date values of these RSU awards are described under "Compensation Discussion and Analysis—Equity Awards" above.

        Perquisites.    Mr. Smith is only provided the same perquisites as other senior executive officers. The employment agreements with Messrs. Rubin, Srivastava, Kamal, Gregoire and Field entitle them to the benefits of employment as are from time to time provided to salaried employees of the company or adopted for employees at their level of responsibility. Under the company's benefit arrangements, each of them (except Messrs. Srivastava, Kamal and Field) receives supplemental life and disability insurance. The company does not provide perquisites other than supplemental life and disability insurance. The company also provides a gross-up payment to cover the tax cost to Messrs. Smith, Rubin and Gregoire of receiving the supplemental benefits. For a summary of various provisions in those employment agreements in the event of a termination of employment without cause or for good reason, see "Employment Contracts and Termination of Employment and Change of Control Payments" below.

        Deferred Compensation Plan.    The Supplemental Accumulation Plan (the "SAP") is a deferred compensation plan which is designed to promote the retention of key executives. Annually, the Management Compensation Committee approves a percentage contribution for certain executive officers. It may also be funded by the executive officers through voluntary deferrals of base and/or incentive compensation. For 2015, the Company awarded Messrs. Smith, Rubin and Gregoire a company contribution of 11% of base salary. Both company and voluntary contributions are paid to a trust sponsored by a third party administrator and invested in one or more mutual funds selected by the respective executive officer. Returns on each individual's account balance are based on the performance of his or her selected investments.

        The fixed percentage amount contributed to the trust and any appreciation thereon is paid to the executive officer based on his or her distribution election following termination from the company, provided that the executive officer has complied with covenants not to compete with the company during that time period and the termination was not "for cause."

        The terms of the SAP provide that the amounts deposited in the trust on behalf of executive officers are to be immediately and fully vested upon a change in control of the company (as defined in the SAP document).

        The company does not maintain any defined benefit pension plans.

Outstanding Equity Awards at December 31, 2015

        The following table sets forth for the Named Executive Officers the number of shares and the value of option and stock awards as of December 31, 2015.

	Option Awards						Stock Awards
							Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
	Number of Securities Underlying Unexercised Options
					Option Exercise Price	Option Expiration Date
Name	Exercisable		Unexercisable
	(#)		(#)		($)		(#)		($)
Barry M. Smith	160,497		160,495	(2)	51.79	02/01/23
	—		210,674	(3)	63.95	03/04/25
							15,205	(4)	937,540
							12,500	(5)	770,750
Jonathan N. Rubin	40,234		20,279	(6)	53.00	03/05/23
	19,621		39,242	(7)	60.39	03/05/24
	—		71,293	(8)	53.72	11/02/25
							1,903	(9)	117,339
							3,456	(10)	213,097
							7,260	(11)	447,652
Sam K. Srivastava	40,000		20,000	(12)	61.32	10/01/23
	7,597		15,194	(7)	60.39	03/05/24
	8,334		16,666	(13)	57.12	08/01/24
	—		69,399	(3)	63.95	03/04/25
							1,338	(10)	82,501
							4,118	(5)	253,916
Mostafa M. Kamal	—		157	(6)	53.00	03/05/23
	—		4,441	(3)	63.95	03/04/25
	—		5,000	(14)	71.00	04/01/25
	—		50,000	(15)	60.55	08/03/25
							29	(9)	1,788
							115	(10)	7,091
							395	(5)	24,356
							525	(16)	32,372
Daniel N. Gregoire	29,551		—		49.10	03/03/21
	38,769		—		47.46	03/05/22
	24,641		12,320	(6)	53.00	03/05/23
	11,886		23,772	(7)	60.39	03/05/24
	—		37,615	(3)	63.95	03/04/25
							1,156	(9)	71,279
							2,093	(10)	129,054
							2,232	(5)	137,625
Robert W. Field	33,882	(17)	—		60.39	3/05/24
	37,783	(17)	—		63.95	3/04/25
							1,989	(18)	122,642
							2,242	(19)	138,242

(1)
Market value is calculated based on the closing price of $61.66 on 12/31/15.

(2)
The options were awarded on 2/1/13 and the remaining unvested options vest as to 66 2/3% on 2/1/16 and 33 1/3% on 2/1/17.

(3)
The options were awarded on 3/4/15 and vest as to 33 1/3% on each of 3/4/16, 3/4/17 and 3/4/18.

(4)
The RSU award was made on 2/1/13 and the remaining RSUs vest as to 66 2/3% on 2/1/16 and 33 1/3% on 2/1/17 if certain performance hurdles tied to adjusted earnings per share ("EPS") and return on equity ("ROE") are met. For 2015, the company did not meet these performance hurdles and the RSUs that would have otherwise vested on 2/1/16 did not vest but remain outstanding. Under the terms of the award, the award will vest when the performance targets are met or be forfeited if those targets are not met within five years of the original performance period (by 2020).

(5)
The PSU award represents a target award made on 3/4/15 and the number of shares for which the award will actually be settled will be determined at the end of a three-year performance period extending through 12/31/17.

(6)
The options were awarded on 3/5/13 and the remaining unvested options vest on 3/5/16.

(7)
The options were awarded on 3/5/14 and the remaining unvested options vest as to 50% on each of 3/5/16 and 3/5/17.

(8)
The options were awarded on 11/2/15 and vest as to 33 1/3% on each of 11/2/16, 11/2/17 and 11/2/18.

(9)
The RSU award was made on 3/5/13 and the remaining RSUs vest on 3/5/16 if certain performance hurdles tied to EPS and ROE are met. For 2015, the company did not meet these performance hurdles and the RSUs that would have otherwise vested on 3/5/16 did not vest but remain outstanding. Under the terms of the award, the award will vest when the original performance targets are met or be forfeited if those targets are not met within five years of the original performance period (by 2020).

(10)
The RSU award was made on 3/5/14 and the remaining unvested RSUs vest as to 50% on each of 3/5/16 and 3/5/17 if certain performance hurdles tied to EPS and ROE are met. For 2015, we did not meet these performance hurdles and the RSUs that would have otherwise vested on 3/5/16 did not vest but remain outstanding. Under the terms of the award, the awards will vest when the performance targets are met or be forfeited if those targets are not met within five years of the original performance period (by 2020).

(11)
The RSU award was made on 11/2/15 and vests as to 33 1/3% on each of 11/2/16, 11/2/17 and 11/2/18.

(12)
The options were awarded on 10/1/13 and the remaining unvested options vest on 10/1/16.

(13)
The options were awarded on 8/1/14 and the remaining unvested options vest as to 50% on each of 8/1/16 and 8/1/17.

(14)
The options were awarded on 4/1/15 and vest as to 33 1/3% on each of 4/1/16, 4/1/17 and 4/1/18.

(15)
The options were awarded on 8/3/15 and vest as to 33 1/3% on each of 8/3/16, 8/3/17 and 8/3/18.

(16)
The RSU award was made on 3/4/15 and vests as to 33 1/3% on each of 3/4/16, 3/4/17 and 3/4/18.

(17)
Per the company's Retirement Policy for Equity Awards, Mr. Field's unvested stock option awards automatically vested upon his retirement on 12/31/2015.

(18)
Per the company's Retirement Policy for Equity Awards, Mr. Field's RSU award granted on 3/5/14 will continue to vest based on its original terms which means that the remaining RSUs will vest as to 50% on each of 3/5/16 and 3/5/17 if certain performance hurdles tied to EPS and ROE are met. For 2015, we did not meet these performance hurdles and the RSUs that would have otherwise vested on 3/5/16 did not vest but remain outstanding. Under the terms of the award, the award will vest when the performance targets are met or be forfeited if those targets are not met within five years of the original performance period (by 2020).

(19)
Per the company's Retirement Policy for Equity Awards, Mr. Field's PSU award granted on 3/4/15 will remain outstanding and the number of shares for which the award will actually be settled will be determined at the end of a three-year performance period extending through 12/31/17.

Option Exercises and Stock Vested for 2015

        The following table sets forth for the Named Executive Officers the number of shares acquired and the value realized upon the exercise of stock options and the vesting of stock awards during the year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
	(#)	($)	(#)	($)
Barry M. Smith	—	—	10,137	637,617
Jonathan N. Rubin	21,684	415,567	5,695	364,081
Sam K. Srivastava	—	—	670	42,833
Mostafa M. Kamal	4,256	84,605	167	10,676
Daniel N. Gregoire	71,890	1,795,228	3,457	221,006
Robert W. Field	—	—	996	63,674

(1)
The value realized on exercise of stock options is equal to the sale price reported in the executive's Form 4, where options were exercised and the shares issued under those options were immediately sold, less the exercise price, multiplied by the number of shares acquired.

(2)
The value realized on vesting of RSUs is equal to the closing price of the company's common stock on the vesting date (or if the vesting date fell on a weekend, the next business day), multiplied by the number of shares affected. The value realized includes the impact of shares withheld by the company to satisfy tax withholding requirements.

  Value Realized on Stock Options Exercised

        The value realized on exercise of stock options in 2015 was calculated as follows:

Name	Date of Award	Exercise Date	Exercise Price	# of Options Exercised	Sale Price	Value Realized on Exercise
			($)	(#)	($)	($)
Mr. Smith	—	—	—	—	—	—
Mr. Rubin	03/05/12	03/16/15	47.46	21,270	66.5926	406,950
	03/05/12	04/15/15	47.46	90	71.2000	2,137
	03/05/13	06/23/15	53.00	324	73.0000	6,480
Mr. Srivastava	—	—	—	—	—	—
Mr. Kamal	12/01/11	03/20/15	50.26	1,437	68.7560	26,579
	12/01/11	03/20/15	50.26	63	68.9000	1,174
	03/05/12	03/20/15	47.46	2,041	68.6951	43,341
	03/05/12	03/20/15	47.46	400	68.8500	8,556
	03/05/13	03/20/15	53.00	315	68.7301	4,955
Mr. Gregoire	03/02/07	03/02/15	40.63	20,365	64.4810	485,725
	03/05/08	03/12/15	41.47	1,143	66.1500	28,209
	03/05/08	03/13/15	41.47	8,622	66.2132	213,336
	03/05/08	03/16/15	41.47	15,528	66.7989	393,307
	03/03/10	03/18/15	42.75	10,000	68.0482	252,982
	03/03/10	03/19/15	42.75	16,232	68.7276	421,668
Mr. Field	—	—	—	—	—	—

  Value Realized on Vesting of Stock Awards

        The value realized on vesting of stock awards in 2015 was calculated as follows:

Name	Date of Award	Type of Award	Vesting Date	# of Shares Vesting	# of Shares Withheld	Net # of Shares Issued	Market Price	Net Value Realized
				(#)	(#)	(#)	($)	($)
Mr. Smith	02/01/13	RSU	02/26/15	10,137	—	10,137	62.90	637,617
Mr. Rubin	03/05/12	RSU	03/05/15	2,063	721	1,342	63.93	85,794
	03/05/13	RSU	03/05/15	1,903	647	1,256	63.93	80,296
	03/05/14	RSU	03/05/15	1,729	588	1,141	63.93	72,944
Mr. Srivastava	03/05/14	RSU	03/05/15	670	246	424	63.93	27,106
Mr. Kamal	03/05/12	RSU	03/05/15	79	31	48	63.93	3,069
	03/05/13	RSU	03/05/15	30	11	19	63.93	1,215
	03/05/14	RSU	03/05/15	58	22	36	63.93	2,301
Mr. Gregoire	03/05/12	RSU	03/05/15	1,253	467	786	63.93	50,249
	03/05/13	RSU	03/05/15	1,156	431	725	63.93	46,349
	03/05/14	RSU	03/05/15	1,048	390	658	63.93	42,066
Mr. Field	03/05/14	RSU	03/05/15	996	362	634	63.93	40,532

Nonqualified Deferred Compensation

        The following table sets forth for the Named Executive Officers information regarding contributions, earnings, withdrawals and balances for nonqualified deferred compensation plans for the year ended December 31, 2015 and as of that date.

Name	Executive Contributions in 2015	Company Contributions in 2015(1)	Aggregate Earnings/ (Losses) in 2015(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/2015(2)
	($)	($)	($)	($)	($)
Barry M. Smith	752,500	110,000	(62,999)	0	2,216,002
Jonathan N. Rubin	0	55,115	1,267	0	408,602
Sam K. Srivastava	—	—	—	—	—
Mostafa M. Kamal	—	—	—	—	—
Daniel N. Gregoire	0	47,697	5,266	0	469,662
Robert W. Field	—	—	—	—	—

(1)
The contributions included in this column do not include SAP contributions made by the company in March 2016 for service in 2015 in the following amounts: $110,000 for Mr. Smith, $57,200 for Mr. Rubin, $0 for Mr. Srivastava, $0 for Mr. Kamal, $50,600 for Mr. Gregoire and $0 for Mr. Field. These contributions are included in the "Summary Compensation Table for 2015, 2014 and 2013" above under the column "All Other Compensation" and the related footnotes. The contributions included in this column were made in March 2015 for service in 2014.

(2)
The amounts included in this column are not included in the individual's compensation specified in the "Summary Compensation Table for 2015, 2014 and 2013" above. The amounts are based on contributions and returns generated in their SAP accounts for all plan years held in a separate trust and administered by a third party.

EXECUTIVE OFFICERS

Executive Officers of the Company

Name	Age	Position	Year Appointed
Barry M. Smith	62	Chief Executive Officer	2013
Jonathan N. Rubin	52	Chief Financial Officer	2008
Sam K. Srivastava	48	Chief Executive Officer, Magellan Healthcare	2014
Mostafa M. Kamal	35	Chief Executive Officer, Magellan Rx Management	2015
Daniel N. Gregoire	60	General Counsel and Secretary	2005
Caskie Lewis-Clapper	51	Chief Human Resources Officer	2004

        Information for Barry M. Smith, our current chief executive officer, is presented above under "Directors."

        Jonathan N. Rubin.    Prior to joining the company in 2008, Mr. Rubin served as senior vice president, Dental and Vision for Cigna Health and senior vice president and chief financial officer of the HealthCare Division of Cigna Healthcare, Cigna's largest division, from 2004 to 2008. He previously served in various capacities with Cigna from 1985 to 2004. He currently serves on the boards of directors of American School for the Deaf and Jewish Teen Learning Connections.

        Sam K. Srivastava.    Prior to joining the company in 2013, Mr. Srivastava served as president of the national and senior segments at Cigna Health. Prior to joining Cigna, he served in executive leadership positions with UnitedHealth Group and HealthNet. He currently serves on the advisory boards of the Yale School of Public Health and Oliver Wyman.

        Mostafa M. Kamal.    Mr. Kamal previously served as senior vice president and general manager of Magellan Rx Management's specialty pharmacy business, as well as its chief underwriting officer. From 2011 to 2014, Mr. Kamal was vice president of pricing, underwriting and analytics. Before joining the company, he served as director of strategy and analytics at Medco Health Solutions, Inc. (now known as Express Scripts). He currently serves as a director of the Pharmaceutical Care Management Association.

        Daniel N. Gregoire.    Prior to joining the company in 2005, Mr. Gregoire was executive vice president, general counsel and secretary of Oxford Health Plans, Inc., a New York Stock Exchange-listed managed care company, from 2000 to 2004. Prior to joining Oxford, Mr. Gregoire was an attorney and shareholder with Sheehan Phinney Bass & Green PA, a Manchester, New Hampshire-based law firm, from 1981 to 2000.

        Caskie Lewis-Clapper.    Ms. Lewis-Clapper held several senior positions in human resources since joining the company in 1999. Prior to joining Magellan, Ms. Lewis-Clapper served as Human Resources Operations lead for Helix Health, a Baltimore, Maryland-based health care system. Prior to joining Helix, she was with General Physics Corporation, where as a staff consultant she worked with clients across several industries on learning, organizational development and performance improvement initiatives.

Employment Contracts and Termination of Employment and Change of Control Payments

        The following is a description of certain provisions of employment agreements between the company and the Named Executive Officers.

        Barry M. Smith.    The company appointed Mr. Smith to the position of chief executive officer effective as of January 1, 2013, after entering into an employment agreement with him on December 10, 2012. The agreement was for a one-year term and automatically renews for one-year periods unless either party gives notice of non-renewal at least 180 days prior to the next renewal date or unless the agreement is sooner terminated as provided in the agreement. Any failure to renew the agreement by the company is considered a termination without cause. The agreement was automatically renewed by the company for an additional one-year term on December 31, 2015. The company is required to pay Mr. Smith a base salary of $900,000, with annual review for increase by the board or a duly authorized committee. Mr. Smith's base salary was maintained at $1,000,000 for 2015. Mr. Smith is entitled to an annual target bonus opportunity of 125% of base salary with the ability to earn up to 250% of base salary based on the performance of the company and at the discretion of the board or a duly authorized committee. The agreement also provides for benefits commensurate with Mr. Smith's position on a basis at least as favorable as other senior level executives of the company. The agreement also provides for severance payments upon termination as follows:

  •
  Termination due to resignation by Mr. Smith:  If Mr. Smith resigns without good reason as described below, he would receive all base salary accrued through the date of termination and the vested portion of any deferred compensation or other benefit plan, and only vested options would be exercisable for a period of six months after termination.

  •
  Termination without cause by the company or with good reason by Mr. Smith:  Upon any such termination, Mr. Smith would receive all base salary accrued through the date of termination and pro rata earned bonus for the year in which termination occurs, severance equal to two times the sum of base salary plus target bonus payable in a single cash installment immediately after termination, accelerated vesting of his sign-on option award and all other equity awards, which will remain exercisable for one year after termination, and all of his sign-on RSU award and his outstanding PSU awards will vest and be settled when they would have vested and settled had he remained employed with the company through the term of those RSUs and PSUs, and reimbursement of the company's portion of health insurance premiums for a period of up to 18 months after the date of termination.

  •
  Termination without cause by the company or with good reason by Mr. Smith in connection with, or within two years after, a change in control:  Upon any such termination, Mr. Smith would receive all base salary accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to three times the sum of base salary plus target bonus payable in a single cash installment immediately after termination, accelerated vesting of his sign-on option award, which will remain exercisable for one year after the termination, and all of his sign-on RSU award will vest and be settled when it would have vested and settled had he remained employed with the company through the terms of those RSUs, his outstanding PSU awards will vest on an accelerated basis and be settled on the vesting date, and reimbursement of the company's portion of health insurance premiums for a period of up to 18 months after the date of termination.

  •
  Termination with cause:  Upon any such termination, Mr. Smith would receive all base salary accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and other payments payable under applicable benefit plans, and all stock options and other unvested equity awards would terminate on the date of termination.

  •
  Termination for death or disability:  Upon any such termination, Mr. Smith (or his estate) would receive all base salary accrued through the effective date of the termination and pro rata earned bonus for the year in which termination occurs, and only vested options would be exercisable for a period of 12 months after termination.

        Following termination of employment, Mr. Smith will be subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or employees for a period equal to the longer of one year or the number of years in respect of which his is paid base salary on termination, although receipt of any payment described above has not been conditioned on fulfillment of these covenants.

        Jonathan N. Rubin.    In connection with his appointment as the company's chief financial officer, the company entered into an employment agreement with Mr. Rubin on August 11, 2008. The agreement provided for an initial one-year term beginning on September 8, 2008, the date on which he began serving as the chief financial officer, which was automatically renewed for successive one year terms unless either party provided notice of non-renewal at least 180 days prior to the end of any then-existing term. The company is required to pay Mr. Rubin a base salary of $400,000 per year, with annual review for increase by the company. His salary was increased by 3.8% to $520,000 on April 1, 2015. Rubin is entitled to an annual target bonus opportunity of 75% of his base salary. Mr. Rubin is also entitled to benefits and participation in other compensation plans, including annual incentive and stock option plans, on a basis at least as favorable as other similarly situated senior level executives of the company. The agreement was amended most recently on October 26, 2015 when the company and Mr. Rubin agreed that he would remain with the company despite his earlier decision to terminate his employment without cause in connection with the relocation of the company's headquarters from Avon, Connecticut to Scottsdale, Arizona. The agreement provides for severance payments upon termination as follows:

  •
  Termination due to resignation by Mr. Rubin:  If Mr. Rubin resigns without good reason as described below, he would receive all base salary and paid time off accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans. If Mr. Rubin's resignation is due to "retirement" and he does not become a full-time employee with another employer, his unvested stock options will immediately vest and he will have 36 months to exercise, or the remainder of their term whichever is less, and his outstanding RSUs and PSUs will continue to vest per the terms of those awards as if he were still employed.

  •
  Termination without cause by the company:  Upon any such termination, Mr. Rubin would receive all base salary and paid time off accrued through the date of termination, and any other payments payable under applicable benefit plans, the vested portion of any retirement, deferred compensation or other benefit plan, including vested stock options, PSU and RSU awards, and the continued payment of his base salary for a period of twelve months after the date of termination. Also, the company may in its discretion pay him a pro rata portion of any bonus that he would have earned had he been employed for the full calendar year, conditioned on the satisfaction of financial targets established by the board in the ICP. The agreement is considered terminated without cause by the company if, among other things, Mr. Rubin's position is relocated or there is a material reduction in his base salary, or if the company provides notice of non-renewal of a then-existing term of the agreement.

  •
  Termination without cause by the company or with good reason by Mr. Rubin in connection with, or within two years after, a change in control:  Upon any such termination, Mr. Rubin would be entitled to receive all base salary and paid time off accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to two times the sum of base salary plus target bonus payable in a single cash installment immediately after termination, accelerated vesting of all outstanding equity awards not yet vested, and any other payments payable under applicable benefit plans, the vested portion of any retirement, deferred compensation or other benefit plan, including vested stock options, PSU and RSU awards. Under the employment agreement, good reason for termination by Mr. Rubin for these purposes includes a material reduction in his salary (unless the reduction is comparable in degree to reductions taking place for all other employees of comparable rank) or his bonus opportunity, a material diminution in his duties or responsibilities or a relocation.

  •
  Termination with cause:  Upon any such termination, Mr. Rubin would receive all base salary accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans, and all stock options would terminate on the date of termination.

  •
  Termination for death or disability:  Upon any such termination, Mr. Rubin (or his estate) would receive all base salary and paid time off accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans, and only vested options would be exercisable for a limited time after termination. Also, the company may in its discretion pay him (or his estate) a pro rata portion of any bonus that he would have earned had he been employed for the full calendar year, conditioned on the satisfaction of company financial hurdles established by the board in the ICP.

        In addition, if any of the payments or benefits received by Mr. Rubin in connection with a termination of employment is subject to excise tax under Section 4999 of the IRC, then the company is required to pay Mr. Rubin an additional gross-up amount such that the net amount retained by him after the payment of the excise tax and any income and excise tax due on such additional amount will equal the amount to which he was entitled before the imposition of such income and excise tax on him. The company estimates that Mr. Rubin would not have received a gross-up payment with respect to excise tax under Section 4999 if his employment had terminated on December 31, 2015.

        Following his termination under any circumstances, Mr. Rubin will be subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or soliciting or hiring employees for a period of 12 months from the date of his termination.

        Sam K. Srivastava.    Under the employment agreement between Mr. Srivastava and the company, dated September 18, 2013, Mr. Srivastava serves as chief executive officer of Magellan Healthcare. The agreement was for a one-year term ending on September 22, 2014, with automatic renewals for additional one-year terms, unless sooner terminated as provided in the agreement. Any failure to renew the agreement by the company is considered termination without cause. The agreement was automatically renewed as of September 23, 2015. The company will pay Mr. Srivastava a base salary of $485,000 per year, with annual review for increase. Mr. Srivastava's base salary for 2015 was increased by 7.1% to $600,000 on April 1, 2015. Mr. Srivastava is entitled to an annual target bonus opportunity of 75% of base salary. The agreement provides for benefits commensurate with Mr. Srivastava's position. The agreement also provides for severance payments upon termination as follows:

  •
  Termination due to resignation by Mr. Srivastava:  If Mr. Srivastava resigns without good reason as described below, he would receive all base salary accrued through the date of termination, accrued paid time off and the vested portion of his account under the company's deferred compensation and other benefit plans, including stock option, PSU and RSU awards.

  •
  Termination without cause by the company or for good reason by Mr. Srivastava:  Upon any such termination, Mr. Srivastava would be entitled to receive all base salary and paid time off accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to twelve months of base salary, and any other payments payable under applicable benefit plans, the vested portion of any retirement, deferred compensation, or other benefit plan, including vested stock option, PSU and RSU awards. Under the employment agreement, good reason for termination by Mr. Srivastava for these purposes includes a relocation of his reporting office, a material diminution of his duties and responsibilities, his no longer reporting to the chief executive officer, or a material reduction of his base salary to an amount less than the initial base salary set forth in his employment agreement.

  •
  Termination without cause by the company or for good reason by Mr. Srivastava in connection with or within two years after a change in control:  Upon any such termination, Mr. Srivastava would be entitled to receive all base salary and paid time off accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to two times the sum of his base salary plus target bonus payable in a single installment immediately after termination, and any other payments payable under applicable benefit plans, the vested portion of any retirement, deferred compensation, or other benefit plan, including vested stock option and RSU awards. Mr. Srivastava's outstanding PSU awards will vest on an accelerated basis and be settled on the vesting date. Under the employment agreement, good reason for termination by Mr. Srivastava for these purposes includes a relocation of his reporting office, a material diminution of his duties and responsibilities, or a material reduction of his base salary.

  •
  Termination with cause:  Upon any such termination, Mr. Srivastava would receive all base salary accrued through the date of termination, accrued paid time off and the vested portion of his account under the company's deferred compensation and other benefit plans, including stock option, PSU and RSU awards.

  •
  Termination for death or disability:  Upon any such termination, Mr. Srivastava (or his estate) would receive all base salary accrued through the date of termination, accrued paid time off and the vested portion of his account under the company's deferred compensation and other benefit plans, including stock option, PSU and RSU awards. Also, the company may in its discretion pay him (or his estate) a pro rata portion of any bonus that he would have earned had he been employed for the full calendar year, subject to achievement of applicable company financial performance targets.

        Following his termination under any circumstances, Mr. Srivastava will be subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or soliciting or hiring employees for a period of one year following his termination or any longer period for which he continues to receive base salary or in respect of which base salary is paid in a lump sum.

        Mostafa M. Kamal.    The company entered into an employment agreement with Mr. Kamal dated June 29, 2015, when he was promoted to serve as chief executive officer of Magellan Rx Management. The agreement is for a one-year term ending on July 1, 2016, with automatic renewals for additional one-year terms, unless sooner terminated as provided in the agreement. Any failure to renew the agreement by the company is considered termination without cause. The company will pay Mr. Kamal a base salary of $400,000 per year, with annual review for increase. Mr. Kamal is entitled to an annual target bonus opportunity of 60% of base salary. The agreement provides for benefits commensurate with Mr. Kamal's position. The agreement also provides for severance payments upon termination as follows:

  •
  Termination due to resignation by Mr. Kamal:  If Mr. Kamal resigns without good reason as described below, he would receive all base salary accrued through the date of termination, accrued paid time off and the vested portion of his account under the company's deferred compensation and other benefit plans, including stock option, PSU and RSU awards.

  •
  Termination without cause by the company:  Upon any such termination, Mr. Kamal would be entitled to receive all base salary and paid time off accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to twelve months of base salary, and any other payments payable under applicable benefit plans, the vested portion of any retirement, deferred compensation, or other benefit plan, including vested stock option, PSU and RSU awards. Under the employment agreement, termination will be considered without cause if he terminates his employment within 18 months following the company's notice of intent not to renew the agreement, his position will be relocated to an office more than 50 miles away from his prior location, a material reduction in his base salary to an amount less than the initial base salary set forth in his employment agreement, and the company fails to correct any such situation.

  •
  Termination without cause by the company or for good reason by Mr. Kamal in connection with or within two years after a change in control:  Upon any such termination, Mr. Kamal would be entitled to receive all base salary and paid time off accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to two times the sum of his base salary plus target bonus payable in a single installment immediately after termination, and any other payments payable under applicable benefit plans, the vested portion of any retirement, deferred compensation, or other benefit plan, including vested stock option, PSU and RSU awards. Mr. Kamal's outstanding PSU awards will vest on an accelerated basis and be settled on the vesting date. Under the employment agreement, good reason for termination by Mr. Kamal for these purposes includes a relocation of his reporting office by more than 50 miles, a material diminution of his duties and responsibilities, a material reduction of his base salary unless such reduction is comparable to a reduction that takes places for all other company employees of comparable rank or a material reduction in his target bonus opportunity.

  •
  Termination with cause:  Upon any such termination, Mr. Kamal would receive all base salary accrued through the date of termination, accrued paid time off and the vested portion of his account under the company's deferred compensation and other benefit plans, including stock option, PSU and RSU awards.

  •
  Termination for death or disability:  Upon any such termination, Mr. Kamal (or his estate) would receive all base salary accrued through the date of termination, accrued paid time off and the vested portion of his account under the company's deferred compensation and other benefit plans, including stock option, PSU and RSU awards. Also, the company may in its discretion pay him (or his estate) a pro rata portion of any bonus that he would have earned had he been employed for the full calendar year, subject to achievement of applicable company financial performance targets.

        Following his termination under any circumstances, Mr. Kamal will be subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or soliciting or hiring employees for a period of one year following his termination or any longer period for which he continues to receive base salary or in respect of which base salary is paid in a lump sum.

        Daniel N. Gregoire.    Under the employment agreement between Mr. Gregoire and the company, effective January 24, 2005, Mr. Gregoire serves as executive vice president, general counsel and secretary of the company. The agreement was for a one-year term ending on December 31, 2005, with automatic renewals for additional one-year terms, unless sooner terminated as provided in the agreement. Any failure to renew the agreement by the company is considered a termination without cause. The agreement was automatically renewed as of January 1, 2016. The company will pay Mr. Gregoire a base salary of $325,000 per year, with annual review for increase by the board or a duly authorized committee thereof. His base salary was increased by 6.1% to $460,000 on April 1, 2015. Mr. Gregoire is entitled to an annual target bonus opportunity of 50% of base salary. The agreement provides for benefits commensurate with Mr. Gregoire's position. The agreement also provides for severance payments upon termination as follows:

  •
  Termination due to resignation by Mr. Gregoire:  If Mr. Gregoire resigns without good reason as described below, he would receive all base salary accrued through the date of termination, accrued paid time off and the vested portion of his account under the company's deferred compensation and other benefit plans, including stock option, PSU and RSU awards.

  •
  Termination without cause by the company or for good reason by Mr. Gregoire:  Upon any such termination, Mr. Gregoire would receive all base salary accrued through the date of termination, if termination occurs after June 30, pro rata target bonus for the year in which termination occurs, severance equal to the sum of base salary plus target bonus payable in a single cash installment immediately after termination, any other amounts accrued and unpaid as of the date of termination and any other payments payable under applicable benefit plans, including the company's deferred compensation plan and his stock options, PSU and RSU awards. Under the employment agreement, good reason for termination by Mr. Gregoire includes a reduction in his base salary, a material diminution in his duties and authorities, a change in reporting responsibility, or a relocation.

  •
  Termination without cause by the company or for good reason by Mr. Gregoire in connection with or within two years after a change in control:  Upon any such termination, Mr. Gregoire would receive all base salary accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to two times the sum of base salary and target bonus payable in a single cash installment immediately after termination, accelerated vesting of all outstanding equity awards not yet vested, the company portion of COBRA benefits for eighteen months after termination and any other amounts accrued and unpaid as of the date of termination. Mr. Gregoire's outstanding PSU awards will vest on an accelerated basis and be settled on the vesting date. Under the employment agreement, good reason for termination by Mr. Gregoire for these purposes includes a material reduction in his salary (unless the reduction is comparable in degree to reductions taking place for all other employees of comparable rank) or his bonus opportunity, a material diminution in his duties or responsibilities or a relocation.

  •
  Termination with cause:  Upon any such termination, Mr. Gregoire would receive base salary accrued through the date of termination, accrued paid time off and the vested portion of his account under the company's deferred compensation and other benefit plans, including stock options, PSU and RSU awards.

  •
  Termination for death or disability:  Upon any such termination, Mr. Gregoire (or his estate) would receive all base salary and accrued paid time off through the date of termination and the vested portion of any retirement, deferred compensation or other benefit plan, including stock option, PSU or RSU awards. In addition, the company may pay Mr. Gregoire a pro rata portion of any bonus for any bonus plan in which he participates in the year of termination, subject to achievement of applicable company financial performance targets.

        In addition, if any of the payments or benefits received by Mr. Gregoire in connection with a change of control or termination of employment is subject to excise tax under Section 4999 of the IRC, then the company is required to pay Mr. Gregoire an additional gross-up amount such that the net amount retained by him after the payment of the excise tax and any income and excise tax due on such additional amount will equal the amount to which he was entitled before the imposition of such income and excise tax on him. The company estimates that Mr. Gregoire would not have received a gross-up payment with respect to excise tax under Section 4999 if his employment had terminated on December 31, 2015.

        Robert W. Field.    The company entered into an employment agreement with Mr. Field dated September 6, 2013 in connection with the acquisition by the company of Partners Rx Management LLC, of which Mr. Field was a manager and member. The agreement provided that he would serve as chief executive officer of Magellan Pharmacy Solutions, Inc., which was later reorganized into Magellan Rx Management. The agreement was for a one-year term ending on September 6, 2014, with automatic renewals for additional one-year terms, unless sooner terminated as provided in the agreement. Any failure to renew the agreement by the company was considered termination without cause. The company agreed to pay Mr. Field a base salary of $400,000 per year, with annual review for increase. His base salary was increased by 9% to $450,000 on April 1, 2015. Mr. Field was entitled to an annual target bonus opportunity of 60% of his base salary. Mr. Field was also entitled to benefits and participation in other compensation plans, including annual incentive and long-term incentive plans, as in effect for employees at his level. Mr. Field stepped down as chief executive officer of Magellan Rx Management on June 30, 2015 but continued to be employed by the company in a consulting role. His employment with the company terminated without cause on December 31, 2015. Under the circumstances of his termination without cause, Mr. Field received all base salary and paid time off accrued through the date of termination and all other payments payable under applicable benefit plans, the continued payment of his base salary as severance for a period of twelve months after the date of termination and his equity awards will be treated under the terms of the company's Retirement Policy for Equity Awards. As a result, his outstanding unvested stock options vested in full and remain exercisable for a period of 36 months after termination, his outstanding and unvested RSUs will continue to vest upon the attainment by the company of the specified performance goals, and his PSUs will remain outstanding and will be settled as if he were still employed by the company on the settlement date. The company paid him an ICP bonus for 2015 equal to $349,074, or 129% of his target bonus, based on the performance of Magellan Rx Management during 2015. The value of his accelerated options was $43,030.

        In the wake of his termination, Mr. Field is subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or soliciting or hiring employees for a period of two and three years, respectively.

Estimated Benefits Upon Various Termination Scenarios

        The following table summarizes the payments and other benefits payable to the company's Named Executive Officers, assuming a termination of employment or a change in control of the company as of December 31, 2015. The figures which appear in the table are based on the provisions of the employment agreements summarized above and applicable award agreements.

 Estimated Benefits

Name	Without Cause/ For Good Reason		Change in Control	Death/ Disability
Mr. Smith
Cash Payments	4,500,000		6,750,000	—
Bonus	1,250,000		1,250,000	1,250,000
Insurance Benefits	18,107		18,107	—
Acceleration of Options	1,584,086		1,584,086	—
Acceleration of RSUs	937,540		937,540	—
Acceleration of PSUs	770,750		770,750	—

Total	9,060,483		11,310,483	1,250,000
Mr. Rubin
Cash Payments	520,000		1,820,000	—
Bonus	390,000		390,000	390,000
Insurance Benefits	12,072		18,107	—
Acceleration of Options	—	(1)	791,520	—
Acceleration of RSUs	—	(1)	778,088	—
Acceleration of PSUs	—	(1)	—	—

Total	922,072		3,797,715	390,000
Mr. Srivastava
Cash Payments	600,000		2,100,000	—
Bonus	450,000		450,000	450,000
Insurance Benefits	12,867		19,300	—
Acceleration of Options	—		101,760	—
Acceleration of RSUs	—		82,501	—
Acceleration of PSUs	—		253,916	—

Total	1,062,867		3,007,477	450,000
Mr. Kamal
Cash Payments	400,000		1,280,000	—
Bonus	240,000		240,000	240,000
Insurance Benefits	4,634		6,951	—
Acceleration of Options	—		56,860	—
Acceleration of RSUs	—		33,235	—
Acceleration of PSUs	—		32,372	—

Total	644,634		1,649,418	240,000
Mr. Gregoire
Cash Payments	690,000		1,380,000	—
Bonus	230,000		230,000	230,000
Insurance Benefits	8,763		13,145	—
Acceleration of Options	—		136,882	—
Acceleration of RSUs	—		200,333	—
Acceleration of PSUs	—		137,625	—

Total	928,763		2,097,985	230,000

(1)
In the event of Mr. Rubin's retirement under certain circumstances, the vesting of his stock options is accelerated and he will have 36 months to exercise them, and his RSUs and PSUs will continue to vest as if he was still employed.

  Change in Control Definitions

        Under Mr. Smith's employment agreement, a "change in control" will occur if (i) any person or group becomes the beneficial owner of 30% or more of the company's voting stock, (ii) a majority of the members of the board no longer consist of individuals serving on the date the agreement was entered into or whose election or nomination was supported by two-thirds of the incumbent directors, (iii) the company adopts a plan of liquidation providing for the distribution of all or substantially all of the company's assets, (iv) all or substantially all of the assets of the company are disposed of through a merger, consolidation, share exchange, reorganization or other transaction unless the existing shareholders continue to own a majority of the voting interests in the entity that succeeds to the company's business, or (v) the company combines with another company and is the surviving corporation but the existing shareholders own 50% or less of the voting interests in the combined company. For purposes of the employment agreements for Messrs. Rubin, Srivastava, Kamal and Gregoire, a "change in control" will occur if (i) any person or group becomes the beneficial owner of 51% or more of the company's voting stock, (ii) a majority of the members of the board no longer consist of individuals serving on the date of their employment agreement amendments or whose election or nomination was supported by a majority of the incumbent directors, (iii) the company's board and, if required, the shareholders approve the dissolution of the company or a plan of liquidation or comparable plan providing for the disposition of all or substantially all of the company's assets, (iv) all or substantially all of the assets of the company are disposed of through a merger, consolidation, share exchange, reorganization or other transaction unless the existing shareholders continue to own a majority of the voting interests in the entity that succeeds to the company's business, or (v) the company merges or combines with another company and the existing shareholders own 50% or less of the voting interests in the successor company.

Report of Audit Committee

        The primary function of the Audit Committee is to assist the board of directors in fulfilling its financial oversight responsibility by reviewing the company's financial statements, the other financial information that is proposed to be provided to the shareholders, the periodic financial reports filed with the SEC, the system of internal controls which management and the board of directors have established and the audit process. The committee operates pursuant to a written charter, a copy of which is available on the Corporate Governance section of the company's website at MagellanHealth.com. As set forth in the charter, management of the company is responsible for the preparation, presentation and integrity of the company's financial statements and for maintaining appropriate internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and on the company's internal controls over financial reporting. The independent auditors are accountable to the board and the Audit Committee. The Audit Committee has the authority and responsibility to retain and terminate the company's independent auditors.

        In performance of this oversight function, the committee has reviewed and discussed the audited financial statements with management and the independent auditors. The committee has also discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 16, Communications with Audit Committees, as currently in effect. The committee has also received from the independent auditors the written disclosures regarding the auditors' independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors the independent auditors' independence.

        The members of the Audit Committee are advised by the independent auditors. The independent auditors are experts in the fields of accounting and auditing, including in respect of auditor independence. Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, management is solely responsible for maintaining appropriate accounting and financial reporting principles and policies and internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the company's financial statements has been carried out in accordance with generally accepted auditing standards or that the company's auditors are in fact "independent."

        Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to above and in the charter, the committee recommended to the board that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission.

The Audit Committee
Michael S. Diament (Chair) Michael P. Ressner John O. Agwunobi, M.D.

        The information set forth above under the headings "Report of Management Compensation Committee" and "Report of Audit Committee" does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the filing specifically incorporates such information by reference therein.

PROPOSAL NUMBER TWO
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (the "Exchange Act"), we are including in this proxy statement a separate resolution subject to shareholder vote to approve, in a non-binding, advisory vote, the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to Item 402 of SEC Regulation S-K. The vote does not cover the compensation paid to our directors or our policies for compensating employees as they relate to risk management. The text of the resolution in respect of Proposal Number Two is as follows:

  "RESOLVED, that the compensation paid to the company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

2015 Highlights

Shareholder Value Creation

  •
  In 2015 we repurchased a total of 3.5 million shares at a cost of $204.3 million, or an average cost of $58.40 per share.

  •
  Since the inception of our share repurchase program in 2008, we have repurchased a total of 26.6 million shares at a cost of $1,268.4 million, or an average cost of $47.61.

2015 Executive Compensation Program

  •
  Overall in 2015, 68% of our chief executive officer's total compensation was awarded in long-term incentives, and his total compensation was 84% performance-based.

  •
  For our annual bonus pool funding, we increased the weighting of the growth in the adjusted net income performance metric from 5% to 10%. We continue to emphasize growth in our compensation program by increasing this weighting to 15% for the 2016 bonus pool funding.

  •
  As part of our long-term equity incentive program, we granted performance-based restricted stock units ("PSUs") that are earned based on our total shareholder return over a three year performance period relative to a group of peer companies. For our grants made in 2016, PSUs made up 50% of the targeted award value of our Named Executive Officers' equity compensation.

Executive Compensation Policies and Practices

  •
  Require double trigger vesting of equity in the event of a change in control.

  •
  Measure performance in our long-term incentive program using relative total shareholder return over a three-year performance period—which will make up 50% of the equity award values in 2016.

  •
  Regularly monitor share utilization relative to historic standards and versus our industry peers.

  •
  Conduct competitive benchmarking of compensation with an independent consultant.

  •
  Maintain robust stock ownership requirements.

  •
  Conduct an annual assessment of risk in our compensation programs and mitigate any inappropriate risk.

  •
  Prohibit re-pricing of underwater stock options and granting of reload options.

  •
  Currently prohibit excise tax gross-ups in the event of a change in control.

  •
  For 2016, added a minimum vesting period of one year for all equity grants under our 2016 MIP—all of our outstanding grants have a three-year vesting requirement.

        As described in detail above under the heading "Compensation Discussion and Analysis," our executive compensation programs are designed to attract, retain and reward our executive officers in order to deliver value to our shareholders. The executive compensation programs are designed and administered by our Management Compensation Committee (the "committee"), which consists of three independent directors, with advice and support from independent compensation consultants. Our compensation programs have been developed using the following principles:

  •
  Our compensation programs are designed to reward performance on an individual level within the executive's area of responsibility and the performance of the company as a whole.

  •
  We use comparable company compensation data to set the cash compensation of our executive officers at levels near the median paid by comparable companies in order to recruit and retain appropriate executive talent, and to set long-term incentive compensation at levels that are above median where performance is correspondingly above median.

  •
  Our compensation programs are designed to support achievement of both the short-term and long-term financial, operating and other goals of the company.

  •
  Our compensation programs balance the need to incent and reward short-term results with the need to build long-term value for our shareholders.

        In 2014, we modified our short-term incentive plan to better align individual employee performance goals with our growth strategy. Under the 2015 Incentive Compensation Plan ("ICP"), bonuses for 2015 were weighted 90% to achievement of annual segment profit targets for the company and the relevant business unit and 10% to achievement of annual growth of company-wide adjusted net income for 2015. The ICP is designed to reward our Named Executive Officers for achieving our strategy of growing our increasingly diversified business segments.

        Also in response to comments from some shareholders, in 2015 our long-term equity incentive awards were granted 75% in the form of stock options and 25% in the form of performance-based restricted stock units ("PSUs"), under which the actual number of shares earned depends on the company's total shareholder return as compared to the return generated by the group of companies included in the S&P Health Care Services Industry Index over a three-year performance period. In connection with our continuing dialog with our shareholders, in 2016 we changed the mix of equity awards to our executive officers to 50% in the form of stock options and 50% in the form of PSUs. This mix of awards increases the performance focus of our long-term equity incentive program.

        We are recommending that shareholders vote for approval of the compensation to our Named Executive Officers for 2015 because we believe that their efforts and the company's operating and financial results were properly aligned with the awards they received in 2015 due to the design of our executive compensation programs.

        The affirmative vote of the holders of a majority of the votes that are present in person or represented by proxy at the annual meeting and entitled to vote on the matter is required to approve Proposal Number Two.

        The shareholder vote on Proposal Number Two is advisory and therefore not binding on the company and the committee. However, our board of directors and the committee value the opinions of our shareholders, and the committee will review and consider the voting results when acting on our executive compensation programs in the future. The next shareholder vote on executive compensation will be in connection with the 2017 annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
"FOR" PROPOSAL NUMBER TWO

PROPOSAL NUMBER THREE
APPROVAL OF THE 2016 MANAGEMENT INCENTIVE PLAN

        The board of directors on February 25, 2016 adopted the Magellan Health, Inc. 2016 Management Incentive Plan (the "2016 MIP"), subject to approval by the company's shareholders at the annual meeting. Shareholders are being asked to approve the 2016 MIP at the annual meeting for the purpose of complying with certain requirements of the Internal Revenue Code ("IRC'). Shareholder approval of the performance criteria under an incentive plan is required every five years in order to qualify the plan under Section 162(m) of the IRC, allowing us to deduct for federal income tax purposes compensation paid to certain executive officers under the plan. If shareholders do not approve the 2016 MIP, it will not be available for us to continue to grant performance-based awards to our executive officers. Although the 2011 Management Incentive Plan (the "2011 MIP") would remain in effect, we may not be entitled to a tax deduction for some or all of the incentive cash compensation and performance based equity compensation paid to our chief executive officer and our other Named Executive Officers. We seek shareholder approval of the 2016 MIP also to meet NASDAQ listing requirements.

        As proposed in Proposal Number Three, the 2016 MIP would only authorize for issuance of equity-based awards the number of shares which would be available under the Preexisting Plans described below through forfeitures, expirations and other recaptures of awards under those Preexisting Plans, which is not currently known and is difficult to predict. The company anticipates that the number of shares which will become available this way will not be sufficient to make awards for the remainder of 2016 and beyond. Proposal Number Four calls for the authorization of an additional 4,000,000 shares of common stock for issuance through awards under the 2016 MIP, which will enable the company to make future equity awards in 2016 and beyond.

        The board believes that our ability to grant equity awards as an element of the compensation of our management and to grant tax-efficient cash incentive awards, has been, and under the 2016 MIP will continue to be, very important to our long-term success.

        The following description of the 2016 MIP is qualified by reference to the provisions of the full plan, which is attached to this proxy statement as Appendix A.

Purpose

        The purpose of the 2016 MIP is to promote the interests of the company and its shareholders by enabling us to attract, retain and motivate executive officers, employees, non-employee directors and other service providers of the caliber we need to successfully operate and grow our business, by providing such persons with competitive and equitable share-based incentives and cash incentives and rewards that have appropriate limitations on risk, and to achieve long-term success.

General Description

        The 2016 MIP will allow the board of directors and the Management Compensation Committee (the "committee") to award a variety of equity-based and cash incentives, including stock options, restricted stock units, restricted stock, stock appreciation rights and other awards, to provide incentives to officers, employees, non-employee directors and other service providers.

        The committee previously relied on the company's 2011 Management Incentive Plan, 2008 Management Incentive Plan, 2006 Management Incentive Plan and 2006 Directors' Equity Compensation Plan (together, the "Preexisting Plans") for grants of similar awards. The company may award additional equity awards under the Preexisting Plans prior to and after approval of the 2016 MIP by shareholders at the meeting. In order to provide future awards to officers, employees, non-employee directors and other service providers, the board has determined that it is necessary to adopt the 2016 MIP.

Shares Authorized, Share Counting Provisions and Per-Person Limitations

        As noted above, Proposal Number Three would not authorize any shares for awards under the 2016 MIP other than shares that become available through forfeitures, expirations and other recaptures under the Preexisting Plans. Specifically, shares subject to awards under the 2016 MIP and outstanding awards under the Preexisting Plans that expire unexercised or are cancelled, terminated or forfeited because the terms and conditions of the awards are not met, shares withheld in connection with the settlement of restricted stock awards or units to satisfy tax withholding obligations and other "recaptured" shares described below would become available for new awards under the 2016 MIP. Upon exercise of a stock option or stock appreciation right, however, the number of shares underlying that award will be deemed to be delivered, even if the net number of shares delivered to the participant is less than the number of shares underlying the award (as would occur, for example, upon a net exercise of options, upon a settlement of stock appreciation rights in cash or for a net number of shares, or upon a stock-for-stock exercise of stock options). In the case of restricted stock or stock units (including performance-based awards incorporating such full-value awards), if shares are not delivered to a participant because all or a portion of a restricted stock award or award of stock units is settled in cash, or shares are withheld to satisfy tax withholding obligations, those shares will again be available for awards under the 2016 MIP. The shares that may be delivered under the 2016 MIP may be authorized but unissued shares, treasury shares or shares acquired on the open market or otherwise.

        The 2016 MIP would count each share delivered under a "full value" award (an award of restricted stock or stock units, including PSUs) as 1.60 shares against the total number of shares reserved under the 2016 MIP. The committee has the power to adopt reasonable counting procedures for shares that are available under the 2016 MIP.

        The maximum number of shares that may be subject to awards granted to any individual participant under the 2016 MIP in any one calendar year is 400,000 (the "Annual Limit"), with each share subject to a stock option counted as one-third of a share for this purpose. In the case of a cash-denominated award, a participant may not be granted awards authorizing the earning during any calendar year of an amount that exceeds the participant's Annual Limit, which for this purpose will be $9 million, provided that if the cash-denominated award is earned by performance over a period of longer than one year, the limit will apply proportionally over the number of years and partial years in the performance period. The share-denominated and cash-denominated Annual Limits apply separately. A participant is deemed to "earn" a performance-based award when performance conditions are satisfied, whether or not any additional vesting or deferral period applies. Non-employee directors will be subject to an additional limit such that the maximum grant-date fair value of share-denominated awards granted in any fiscal year will be $400,000, except that the limit for any non-employee chairman or lead director will be $800,000, except where the award is in lieu of cash retainers or fees.

        Information on the total number of shares under the Preexisting Plans subject to all awards (including outstanding stock options, unvested restricted stock, unvested RSU awards and non-settled PSU awards) at December 31, 2015 is presented below:

Stock options outstanding	2,939,840
Unvested restricted stock awards outstanding	20,115
Unvested restricted stock unit awards outstanding	231,088
Non-settled performance-based restricted stock unit awards outstanding	36,938

Total shares subject to outstanding awards	3,227,981

Total shares remaining available for future awards under the 2011 Management Incentive Plan	913,252

        At December 31, 2015, the total of the shares subject to outstanding awards and reserved and available for future awards shown in the above table represented 12.5% of our outstanding class of common stock on a fully-diluted basis (assuming all such plan shares were issued and outstanding). Stock options outstanding at December 31, 2015 had a weighted average exercise price of $55.13 and a weighted average remaining contractual term of 7.14 years. 48.7% of such options were vested at that date with a weighted average remaining vested period of 1.95 years. Outstanding awards other than stock options had a weighted average remaining vesting period of 2.08 years.

        On March 31, 2016, the closing price of the common stock on NASDAQ was $67.93.

Shares Authorized for Issuance under Equity Compensation Plans

        The following table sets forth certain information as of December 31, 2015 with respect to the company's compensation plans under which shares of common stock are authorized for issuance:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by shareholders(1)	3,244,804	(2)	$55.13	(3)	1,090,680	(4)
Equity compensation plans not approved by shareholders
Total	3,244,804	(2)	$55.13	(3)	1,090,680	(4)

(1)
Consists of two plans: The company's 2011 MIP and the company's 2014 Employee Stock Purchase Plan.

(2)
Includes 2,939,840 shares issuable upon exercise of outstanding stock options, 231,088 shares that may be issued upon the satisfaction of performance vesting criteria ("RSUs") and 73,876 shares that may be issued upon relative performance compared to an industry peer group over a three-year period ("PSUs"). The PSUs include the maximum number of shares that may be issued.

(3)
The specified weighted-average price only relates to equity awards that have an exercise price (i.e. stock options) and does not include RSUs and PSUs.

(4)
Consists of shares remaining available for issuance of new awards under the company's equity compensation plans as of December 31, 2015 (i.e. are not subject to currently outstanding stock options, restricted stock awards, restricted stock units, stock purchase rights and other equity incentives). At that date, the following numbers of shares remained available under the following plans: 913,252 shares under the 2011 MIP, and 177,428 shares under the 2014 Employee Stock Purchase Plan. Under the 2011 MIP, 398,800 shares remained available for "full value" awards, as each such share reduces the shares available for non-full-value awards by 2.29 shares.

Administration

        The 2016 MIP will be administered by the committee. The members of the committee are appointed from time to time by the board of directors and the qualification requirements for members of the committee are governed by the committee's charter. The full board of directors may also grant awards under the 2016 MIP or perform any other function of the committee under the plan. Under our by-laws, all members of the committee must be independent directors. In general, the committee must consist of not less than three directors. The committee under applicable legal rules must consist of "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) under the Exchange Act, and "outside directors" within the meaning of the Treasury regulations promulgated under Section 162(m) of the IRC. The committee has the authority, among other things, to select the officers, employees, outside directors and other service providers to whom awards are granted, determine the types of awards to be granted and the number of shares covered by such awards, set the terms and conditions of such awards, and establish rules for the administration of the 2016 MIP. The committee may delegate authority under the 2016 MIP to one or more of its members, to the company's management, to counsel or to advisors or consultants to the committee, but no grants to executive officers may be made under such delegated authority.

Participants

        Those officers, employees, non-employee directors and certain contractors of the company and its subsidiaries and affiliates as the committee determined to be contributors to our success and future growth and profitability, are eligible to be selected by the committee to receive awards under the 2016 MIP. The total number of employees who would be currently eligible for selection as participants under our ICP, which is governed by the 2016 MIP, is approximately 2,100. Included in the 2,100 are approximately 240 officers and employees who would be eligible for equity and other long-term incentive awards under the 2016 MIP, and there are an additional eight non-employee directors who would be currently eligible for awards (we cannot reasonably determine the number of other service providers who would be eligible). The committee may also make awards under the plan to replace outstanding awards made by any business acquired by the company on the terms and conditions determined to be equitable by the committee.

Types of Awards

        The 2016 MIP permits awards of:

  •
  stock options, including "incentive stock options" meeting the requirements of Section 422 of the IRC and stock options that do not meet such requirements;

  •
  stock appreciation rights;

  •
  restricted stock awards;

  •
  stock units, including both performance-vesting and performance-based unit awards;

  •
  cash-denominated awards; and

  •
  any combination of the foregoing.

        Any awards made under the 2016 MIP may be performance-based awards. This means that the grant of any of these awards may represent "performance-based compensation" within the meaning of Section 162(m) of the IRC. Awards may not include a personal loan to a participant.

        Awards will be subject to the risk of forfeiture, based on service requirements, performance conditions or other conditions specified by the committee. Awards, other than awards to non-employee directors, cash-denominated or cash-settled incentive awards, must each require service for a period of not less than one year from grant or one year from the beginning of the performance-measurement period, except in the case of death or disability or in connection with a change in control. The 2016 MIP permits the grant of awards relating to up to five percent of the plan shares with vesting terms that do not meet this minimum vesting requirement.

        Stock Options.    The committee may grant "incentive stock options" meeting the requirements of Section 422 of the IRC and stock options that do not meet such requirements ("non-qualified stock options"). The committee may also, in its discretion, grant stock appreciation rights, including a concurrent grant of stock appreciation rights in tandem with any stock option grant (see "Stock Appreciation Rights" discussed below). The exercise price of any option granted under the 2016 MIP will be set by the committee but must not be less than 100% of the fair market value of the stock at the date of grant. Stock options will be exercisable at such times as the committee determines and will be subject to such terms and conditions, including vesting and performance-based conditions, as the committee determines, except that no stock option may be exercised more than ten years after the date it is granted. Grants of "re-load" stock options may not be made under the 2016 MIP.

        The aggregate fair market value of the shares (determined at the date of grant) for which an incentive stock option may become exercisable in any calendar year as an incentive stock option may not exceed $100,000. An acceleration of the exercisability of such options upon a "change in control" of the company, as may be provided in the discretion of the committee in option agreements issued under the 2016 MIP, may result in more than $100,000 of incentive stock options becoming exercisable during a single calendar-year. If any incentive stock option fails to qualify as an incentive stock option because of the failure to satisfy the $100,000 limit or for any other reason, the option will remain outstanding and the excess portion over that limit will be treated as a non-qualified stock option.

        Options may be exercised by payment of cash or, if permitted by the committee, by the participant tendering shares to us or directing us to withhold from the option shares sufficient shares to pay the exercise price based on the current fair market value of the shares.

        Stock Appreciation Rights.    The committee may grant stock appreciation rights exercisable at such times and subject to such conditions or restrictions as the committee may determine. Upon exercise of a stock appreciation right by a holder, the holder is entitled to receive an amount in cash equal to the excess of the fair market value of one share of common stock on the date of exercise over the "base price," which must be not less than the fair market value of one share of common stock on the date of grant. If a stock appreciation right is granted in tandem with or in substitution for a stock option, the fair market value will be based on the fair market value on the date the stock option was granted.

        The committee will determine when stock appreciation rights granted under the 2016 MIP may be exercised. No stock appreciation right may be exercised more than ten years after the date it is granted. Stock appreciation rights may be exercisable for cash or for shares. Grants of "re-load" stock appreciation rights may not be made under the 2016 MIP.

        Restricted Stock Awards.    The committee may grant restricted stock awards, subject to such restrictions and terms and conditions as the committee deems appropriate. Upon receipt of a restricted stock award, the holder is issued a specified number of shares in exchange for payment of a specified purchase price or for no payment, as the committee shall determine. Any purchase price payable for shares subject to a restricted stock award may be paid in any manner authorized by the committee.

        Restricted stock awards may be made in consideration for services previously provided or to be provided in the future to the company. Restricted stock awards may be subject to vesting and restrictions on transfer, and the right of the company to reacquire the shares for a payment specified in the award or for no payment, and the committee may grant or withhold the right of the holder to receive dividends and to vote the shares granted. The committee may also grant restricted stock awards without vesting requirements.

        Stock Units.    The committee may grant stock units subject to such restrictions and terms and conditions as the committee may impose. A "stock unit" is a notional account representing one share of common stock. A stock unit will have a value equal to the fair market value of one share of common stock and may include, if so determined by the committee, the value of any dividends or other rights or property received by shareholders after the date of grant of the stock unit. Holders of stock units have the right, subject to any restrictions imposed by the committee, to receive shares of common stock (or a cash payment equal to the fair market value of such shares) at some future date.

        The committee may, in its discretion, establish any vesting requirements, transfer restrictions and forfeiture provisions. The committee may also determine to accelerate the vesting of stock units. The committee may also grant stock unit awards without vesting requirements.

        Performance-Based Awards.    Cash-denominated awards made under the 2016 MIP may be granted so as to qualify for the performance-based compensation exemption from the $1,000,000 deductibility limitations imposed by Section 162(m) of the IRC. Likewise, restricted stock or stock unit awards may be subject to performance-based conditions that will qualify such awards for deductibility without limitation under Section 162(m). A performance-based award will entitle the holder to receive payments or earn share-based awards upon the achievement of specified levels of the following business criteria that apply to individual participants, one or more business units, or the company as a whole, either individually or in combination:

  •
  net earnings, earnings per share (basic or diluted)

  •
  revenues

  •
  sales

  •
  operating income

  •
  earnings before interest and taxes ("EBIT")

  •
  earnings before interest, taxes, depreciation and amortization ("EBITDA")

  •
  operating earnings

  •
  segment profit, as defined in our financial statements

  •
  working capital targets

  •
  return on equity

  •
  return on capital or return on assets

  •
  expenses or expense ratios

  •
  cash flow, free cash flow, unlevered free cash flow, cash flow return on investment, cash flow in excess of cost of capital

  •
  net cash provided by operations

  •
  net operating profit

  •
  economic profit created

  •
  market price per share

  •
  total return to shareholders

  •
  total market capitalization

  •
  agency ratings of financial strength

  •
  completion of capital and borrowing transactions, and dividend payout levels

  •
  specific strategic or operational business criteria, including market penetration, geographic expansion, new concept development goals, new products, achievement of business project objectives, or new ventures; customer satisfaction; staffing, training and development goals; internal accounting controls, risk management objectives, management of employment practices and employee benefits; supervision of information technology; litigation-related milestones; and goals relating to capital structure, acquisitions, divestitures, affiliates and joint ventures.

        Business criteria may be measured on a consolidated basis, by segment, by department, group or business unit, by specified product or operation, or by specified subsidiaries or affiliates of the company. The committee can set targeted levels of performance in absolute terms, as a ratio, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The performance goal need not be based on audited financial information. Performance-based awards are subject to certain annual limits under the terms of the 2016 MIP.

        The committee will determine the terms and conditions of a performance-based award, including the performance goals to be achieved during the performance period, the length of the performance period and the amount and form of payment of the performance-based award. The committee may also establish a performance award pool, which must be an unfunded pool, for purposes of measuring performance. A performance-based award may be settled in cash, shares or a combination of the two. The committee intends that bonuses, if any, awarded to employees for 2016 and beyond will meet the requirements under Section 162(m) of the IRC for performance-based compensation.

        Dividend Equivalents.    Dividend equivalents may not be paid with respect to outstanding stock options or stock appreciation rights. In the discretion of the committee, dividends may be credited or paid on outstanding restricted stock, and dividend equivalents may be credited on outstanding stock units and on performance-based awards, except that in the case of a performance-based award, dividends or dividend equivalents will be forfeitable to the extent the related award remains forfeitable upon failure to achieve the specified performance conditions. Dividends and dividend equivalents may be payable in cash or deemed reinvested in additional shares.

Forfeiture and Clawbacks

        A participant in the 2016 MIP will forfeit all unsettled awards if the committee determines that he or she has engaged in one of certain types of conduct which is found to be injurious to the company. If an award has been settled, then the award or the proceeds of the award may still be forfeited if the committee finds that the participant engaged in such injurious conduct during the course of his or her employment or during the one-year period following his or her termination of employment. Injurious conduct justifying forfeiture of an award includes violation of any restriction against the solicitation of other company employees or of any company customer or supplier. Also, any clawback or recoupment provision required under the Dodd-Frank Act and any implementing rules will apply to any award under the 2016 MIP.

Change in Control

        In the event of a change in control of the company, the committee may provide for the assumption or continuation of some or all outstanding awards under the 2016 MIP or for the grant of new awards in substitution for the previous awards, subject to continued vesting and change of control termination provisions. Alternatively, the committee may provide that awards will be paid-out (either in cash or non-cash form or a combination of the two forms) upon a change in control, in the amount by which the aggregate fair market value of the shares covered by the award exceeds the aggregate base or exercise price of the award. If the committee elects to pay-out the awards, it may determine to accelerate the vesting of any unvested awards, and if an award is subject to performance conditions, the committee will determine the extent to which the performance conditions have been achieved. If in connection with the change in control the continuing or successor entity does not assume or continue or pay-out the awards, then the committee must provide that each award that is potentially exercisable will become exercisable immediately prior to the change in control, provided that if the award is subject to performance conditions the committee will determine the extent to which those conditions have been achieved.

Adjustments to Awards

        The committee may make equitable adjustments as to the number, price or kind of shares or other consideration subject to outstanding awards and the performance goals applicable to awards in connection with corporate transactions of the type that trigger adjustments to shares available under the 2016 MIP, as well as acquisitions or other changes in capitalization occurring after the date of any grant or if there is a change in laws or other circumstances that affect awards. The plan requires that we make such adjustments to outstanding awards upon the occurrence of an event constituting an "equity restructuring" as defined under FAS ASC Topic 718 to preserve without enlarging the rights of participants, with the manner of such adjustments to be determined by the committee.

New Plan Benefits

        Future awards under the 2016 MIP will be granted in the discretion of the committee. The type, number, recipients and terms of the future awards cannot be determined at this time. Information regarding our recent practices with respect to annual incentive awards and stock-based compensation under the company's existing incentive plans is presented in "Executive Compensation—Summary Compensation Table for 2015, 2014 and 2013," "—Grants of Plan-Based Awards for 2015," "Equity Compensation Plan Information" and elsewhere in this proxy statement.

        The company has not authorized awards under the 2016 MIP which are subject to shareholder approval of the 2016 MIP. If the shareholders do not approve the 2016 MIP at the annual meeting, then the Preexisting Plans will remain in effect. The company retains authority to grant shares, share-based awards or cash under other plans or compensatory arrangements, subject to such terms as the board or committee may specify.

Limitations on Transfer and Resale of Shares

        Except as discussed below, no award (other than awards that have vested and been settled) may be transferred or assigned by the participant except in the event of the participant's death, and may only be exercised during the participant's lifetime by the participant. If determined by the committee, a participant may transfer awards (other than incentive stock options and subject to applicable limitations under Section 409A of the IRC) to certain immediate family members or trusts for the benefit of such persons or other entities owned by such persons. Such transactions would be intended to facilitate estate planning. Transactions to third parties for value would not be permitted, however. In the event of the death of the participant, if determined by the committee at the time of grant, vested stock options and stock appreciation rights may be exercised thereafter for some specified period of time by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the stock option or stock appreciation right passes by will or law.

        The resale of shares acquired upon exercise or receipt of awards generally is not automatically restricted by the terms of the 2016 MIP, though in some cases restricted stock awards and stock units may contain resale restrictions. All shares or other securities delivered under the 2016 MIP pursuant to any award or the exercise thereof shall be subject to such restrictions as the committee may deem advisable under the 2016 MIP, applicable federal or state securities laws and regulatory requirements.

        Unless sold under a registration statement filed by the company under the Securities Act, generally recipients who are officers or directors of the company will, in order to resell any shares acquired by them under the 2016 MIP, be required to observe the resale limitations of SEC Rule 144 under the Securities Act. The company plans to file a registration statement registering under the Securities Act the issuance to participants in the 2016 MIP of shares purchased upon the exercise of options or otherwise purchased under the 2016 MIP. However, executive officers and directors are also subject to the share ownership reporting requirements and short-swing trading provisions of Section 16 of the

Exchange Act. In addition, the company has adopted a Stock Trading Policy that restricts transactions by directors, officers and employees in company securities, including providing that, in the case of directors, executive officers and certain other personnel, buying or selling of stock is permitted only during certain "window periods," generally following the release of quarterly or annual reports, and only if they are not otherwise in possession of material nonpublic information. The disposition of shares awarded under the 2016 MIP would be subject to our Stock Trading Policy.

Amendment or Termination of the 2016 MIP

        No awards may be granted under the 2016 MIP after the date which is ten years after the latest date on which the 2016 MIP or any amendment or restatement is approved by the shareholders. The 2016 MIP permits the board or the committee to amend, alter, suspend, discontinue or terminate the 2016 MIP at any time, except that shareholder approval is required if the amendment will (i) increase the total number of shares of common stock that may be delivered through awards under the 2016 MIP, (ii) increase the maximum number of shares that may be awarded to any participant under the 2016 MIP, (iii) materially change the types of business criteria on which performance-based awards are based, (iv) modify the requirements as to materially broaden eligibility for participation under the 2016 MIP, or (v) otherwise require approval of the stockholders under stock exchange rules. In addition, NASDAQ rules require such shareholder approval for any "material amendment." Although most amendments that substantially increase the company's costs under the 2016 MIP would require shareholder approval, the increase in cost of the 2016 MIP would not by itself necessarily trigger a shareholder approval requirement. Without the consent of a participant, no amendment or alteration may materially and adversely affect a participant's legal rights under a previously granted award.

Prohibition on Repricing Without Shareholder Approval

        Under the 2016 MIP, stock options and stock appreciation rights may not be "repriced" without the approval of shareholders. A "repricing" means amending the terms of an option or stock appreciation right after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, and canceling an option or stock appreciation right at a time when its exercise price is equal to or greater than the fair market value of the underlying shares, in exchange for another award or cash, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, equity restructuring or other similar corporate transaction. Adjustments to awards in connection with extraordinary corporate events will not be deemed "repricings," however.

Certain Federal Income Tax Matters

        The following is a brief summary of the federal income tax consequences generally applicable to awards granted under the 2016 MIP based on federal income tax laws and applicable guidance in effect on the date of this proxy statement. This summary is provided for the information of shareholders considering how to vote on this matter, and is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (other than a brief summary of golden parachute exercise tax rules) or other tax laws other than federal income tax law. Awards under the 2016 MIP are intended to be exempt from IRC Section 409A and/or to meet the requirements of IRC Section 409A, and the discussion below assumes that this is the case so that participants do not have additional tax consequences under IRC Section 409A. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the company advises all participants to consult their own tax advisors concerning the tax implications of awards granted under the 2016 MIP.

        Incentive Stock Options.    An option granted under the 2016 MIP may be an incentive stock option (an "ISO") within the meaning of Section 422 of the IRC. An employee will generally not recognize ordinary income on receipt or exercise of an ISO so long as he or she has been an employee of the company or its subsidiaries from the date the ISO was granted until three months before the date of exercise. However, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is an adjustment in computing the employee's alternative minimum tax in the year of exercise. If the employee holds the shares of common stock received on exercise of the ISO for one year after the date of exercise and for two years from the date of grant of the ISO, any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, the company may not claim a tax deduction for any amount in connection with the ISO.

        If an employee exercises an ISO but engages in a "disqualifying disposition" by selling the shares acquired on exercise before the expiration of the one and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of the disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, the Company will be entitled to claim a tax deduction for an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.

        Non-Qualified Stock Options.    Options may also be granted under the 2016 MIP that do not qualify as incentive stock options under Section 422 of the IRC. Such an option is referred to as a nonqualified stock option (an "NQSO"). NQSOs granted under the 2016 MIP will not be taxable to an employee at grant but generally will result in taxation at exercise, at which time the employee will recognize ordinary income in an amount equal to the fair market value of the shares on the exercise date minus the option's exercise price (plus any other amount paid at grant). The company will be entitled to claim a tax deduction for a corresponding amount as a business expense in the year the employee recognizes this income. Upon any sale of the option shares after exercise, the employee will realize a capital gain (or loss) to the extent the sale price exceeds (or is less than) the employee's tax "basis" in the shares. The employee's tax basis is the fair market value of the shares at the time of exercise. The Company is not entitled to a tax deduction in connection with any capital gain of an employee selling option shares.

        Stock Appreciation Rights.    To the extent the requirements of the IRC are met, including the requirement under IRC Section 409A that the "base price" must equal or exceed the fair market value of a share of underlying stock on the date of the grant, there are no immediate tax consequences to an employee when a stock appreciation right (an "SAR") is granted. At the time of exercise of an SAR, the employee will recognize ordinary income equal to the cash or the fair market value of the shares of common stock received at that time. Subject to the general rules concerning deductibility of compensation, the company will be allowed an income tax deduction in the amount that the holder of an SAR recognizes as ordinary income upon the exercise of the SAR. Tax rules regarding capital gains and losses upon a subsequent sale of shares resulting from exercise are generally the same as for non-qualified stock options, discussed above.

        Restricted Stock Awards.    The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture or become transferable. At the time such a restriction lapses, the employee will recognize ordinary income equal to the then fair market value of the stock less any amount paid for the stock. The employee may, however, make an election with the IRS to include the value of the shares in gross income in the year of award despite such restrictions. Generally, the company will be entitled to deduct an amount equal to the amount of compensation the employee includes in income in the year the employee includes the compensation in income.

        Dividends, if any, received by the holder before the end of the restricted period will be taxed as ordinary income to the holder and also will be deductible by the company subject to the foregoing general rules concerning deductibility of compensation.

        Stock Unit Awards.    In the case of stock unit awards, including RSUs and PSUs, generally, an employee will not recognize ordinary income until common stock, cash, or other property is received under the award, even if the award vests in an earlier year. However, where an award vests in an earlier year, IRC Section 409A restrictions may apply. The company will generally be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

        Performance Awards.    Any cash payments or the fair market value of any common stock or other property an employee receives in connection with other stock-based awards or incentive awards are includable in income in the year received or made available to the employee without substantial limitations or restrictions. Generally, the company will be entitled to claim a tax deduction for the amount the employee includes in income in the year such payment is made.

        Deductibility of Awards.    IRC Section 162(m) places an annual $1,000,000 per-person limit on the deductibility of compensation paid by the company to certain of its executives. The limit, however, does not apply to "qualified performance-based compensation." The company believes that awards of stock options, and its RSUs and PSUs and certain other "performance-based compensation" awards under the 2016 MIP will qualify for the performance-based compensation exception to the deductibility limit. Other awards, such as restricted stock awards and stock units, if not subject to an achievement of a performance goal, may be non-deductible under IRC Section 162(m), depending on the circumstances of the employee in the year the award becomes subject to federal income tax. The committee has also set a performance target for 2016 relating to the company's segment profit in each of its business segments as the measure for funding the 2016 cash bonus pool for bonuses relating to 2016. The committee intends that bonuses, if any, awarded to executives will meet the requirements of Section 162(m) of the IRC for performance-based compensation, and this is a principal reason we are seeking shareholder approval of the 2016 MIP.

        Withholding.    The 2016 MIP provides that the committee, subject to its discretion, applicable law and such terms and conditions as it may adopt, may permit a participant to satisfy the tax withholding obligation resulting from exercise of a non-incentive option, the vesting of restricted stock, or the settlement of stock units, in lieu of cash, by (i) electing to have the company withhold a portion of the shares of common stock then deliverable with a fair market value equal to the amount of the tax obligation or (ii) delivering to the company such shares already owned by the participant with a fair market value equal to the amount of the tax obligation. The election must be made on or before the date that the amount of tax to be withheld is determined. In some cases, we may require such withholding.

        Deferred Compensation.    Any deferrals made under the 2016 MIP, including awards granted under the plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the IRC to avoid adverse tax consequences to participants. These requirements include limitations on election timing, acceleration of payments, and the timing of distributions. The company intends to structure any deferrals and awards under the 2016 MIP to meet the applicable tax law requirements so that participants are not subject to recognition of income in the year of deferral, penalties and interest under IRC Section 409A, but there can be no assurance that the IRC Section 409A requirements will be met in all cases.

        Change in Control.    Payments or other benefits resulting from awards, including acceleration of the exercisability of options and the lapse of restrictions with respect to RSUs and PSUs granted under the 2016 MIP, if a result of "change in control" provisions in award agreements or other arrangements, may be compensatory payments that, when made to certain defined individuals (such as the company's executive officers), may be deemed to be "parachute payments" within the meaning of Sections 280G and 4999 of the IRC. Those tax laws provide that, if parachute payments to an individual equal or exceed three times the individual's base amount (as described below), the excess of the parachute payments over the base amount (the "excess parachute payments") will not be deductible by the company and will be subject to a 20% excise tax payable by the individual. In addition, under the employment agreements with certain of its executives, the company is obligated to make additional cash payments to "gross up" the executives for any such excise tax under Section 4999 so that they will receive the same benefit from their awards as if such excise tax were not applicable, which gross up payments would also be nondeductible to the company as excess parachute payments. As a matter of policy, in recent years the company has not and will not agree to provide for gross-up payments in its employment agreements. As used in Section 280G, an individual's base amount is the individual's average annual taxable compensation over the five years preceding the taxable year in which a change in control occurs. It should also be noted that excess parachute payments generally reduce the $1,000,000 deduction limitation under Section 162(m) of the IRC.

Additional Information

        The 2016 MIP is an unfunded plan, and participants will have no interest in any trust or any right to any investments which the company may make to assist the company in meeting its obligations under the plan. Participants will be considered unsecured general creditors of the company except to the extent that they directly own shares. The 2016 MIP is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the IRC. The foregoing is only a summary of certain provisions of the 2016 MIP, and reference is made to the text of the 2016 MIP, which is attached as Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
"FOR" PROPOSAL NUMBER THREE

PROPOSAL NUMBER FOUR
AUTHORIZATION OF SHARES FOR AWARDS UNDER
THE 2016 MANAGEMENT INCENTIVE PLAN

        Under Proposal Number Four we are requesting that shareholders authorize an aggregate of 4,000,000 shares of common stock for awards under the 2016 MIP. Approval of the 2016 MIP with a number of shares available for awards only to the extent of certain recaptures from outstanding awards under the Preexisting Plans is sought in Proposal Number Three. The board of directors approved the authorization of 4,000,000 shares of common stock for awards on February 25, 2016, subject to shareholder approval at the annual meeting. If Proposal Number Four is approved, the company will retain the right in the future to grant under the 2011 Management Incentive Plan shares which are available for grant under that plan as of the date of shareholder approval, which is a minimal number of shares as of March 31, 2016.

        Proposal Number Four is being presented separately from Proposal Number Three in order to allow shareholders to express their views on authorizing a set of shares which will be used over several years under the 2016 MIP, separately from approval of the 2016 MIP in principle without a net additional authorization of shares but with approval of performance criteria for performance-based cash awards. See "Proposal Number Three—Approval of the 2016 Management Incentive Plan." The board of directors believes that the additional shares are necessary to provide the company with sufficient flexibility to administer its long-term incentive programs and to focus our executives on achieving our long-term goals, to encourage risk management and to enable us to attract and retain talented executives to serve on our management team. Authorization of the additional shares is necessary to make awards to our executive officers and key employees in 2016 and beyond, as currently there is only a minimal number of shares remaining under the 2011 MIP. Based on estimated future share usage under the 2016 MIP, we believe that the proposed shares will provide sufficient equity to be awarded to current and future employees on an annual basis for approximately four to five years. In determining the proposed share number, we also reviewed our historical grant practices and share usage at comparable companies and in the general marketplace.

        The table on page 70 shows the total number of shares subject to our outstanding equity awards at December 31, 2015. If this Proposal Number Four had been authorized and effective as of that date, the total of the shares subject to outstanding awards and reserved and available for future awards would have represented 31.0% of our outstanding class of common stock on a fully-diluted basis (assuming all such plan shares were issued and outstanding). The company anticipates that awards regarding the new shares authorized under the 2016 MIP will be granted over a five-year period and that this dilution will be significantly offset by share repurchases under the company's continuing share repurchase program.

        We believe that the dilutive effect of stock issuances under the 2016 MIP is substantially offset by stock repurchases which the company has made under its stock repurchase program. Since the inception of our stock repurchase program in 2008, we have repurchased a total of 26.6 million shares at a cost of $1,268.4 million, or an average cost of $47.61 per share.

        The description of the terms of the 2016 MIP and related information included under Proposal Number Three is relevant to a consideration of this Proposal Number Four. The specific language that would be changed upon approval of the Proposal Number Four, in Section 5(a) of the 2016 MIP, is shown in Appendix A to this proxy statement. If Proposal Number Three is not approved by the shareholders, Proposal Number Four will not be submitted to the shareholders for approval at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
"FOR" PROPOSAL NUMBER FOUR

PROPOSAL NUMBER FIVE
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

        Following the recommendation of our Audit Committee, our board of directors has appointed, and recommends shareholder ratification of the appointment of, Ernst & Young LLP as our independent auditor for the fiscal year 2016. Representatives of Ernst & Young LLP will be present at the meeting to respond to appropriate questions and to make such statements as they may desire.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
"FOR" PROPOSAL NUMBER FIVE

Audit, Audit-Related, Tax and Other Fees and Approval of Audit and Non-Audit Services

        Ernst & Young LLP was our independent auditor for the year ending December 31, 2015, and has been selected by our Audit Committee to be our independent auditor for the year ending December 31, 2016. Under the Audit Committee's policy, all audit, audit-related, tax and all other services must be pre-approved by the Audit Committee. The policy does not provide for a de minimus exception to the pre-approval requirements. Accordingly, all of the 2015 fees described below were pre-approved by the full Audit Committee.

  2015 and 2014 Audit, Audit-Related, Tax and Other Fees

        The table below sets forth the total fees and expenses billed and expected to be billed by Ernst & Young for audit, audit-related, tax and other services during 2015 and 2014.

Audit, Audit-Related, Tax and Other Fees

	2015 Actual Fees	2014 Actual Fees
Audit Fees(1)	$3,049,100	$3,331,800
Audit-Related Fees(2)	$866,803	$1,072,364
Tax Fees	$105,770	$194,600
Other Fees	—	—

Total Fees(3)	$4,021,673	$4,598,764

(1)
Includes fees and expenses related to the fiscal year audit and quarterly reviews, notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)
Includes fees related to employee benefit plans ($60,950), SSAE 16 reports ($533,790), IT agreed-upon procedures ($220,586) and acquisition-related due diligence ($51,477) in 2015.

(3)
Total fees include direct out-of-pocket expenses.

ADDITIONAL INFORMATION

Shareholder Proposals

        In order to be considered for inclusion in our proxy statement and form of proxy relating to the 2017 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act, a shareholder proposal must be received by our Secretary at our principal offices in Scottsdale, Arizona, on or before December 11, 2016. A shareholder proposal submitted for inclusion in our proxy statement and form of proxy must also comply with the other requirements set forth in SEC Rule 14a-8. Any shareholder proposal to be presented at the 2017 annual meeting of shareholders that is not submitted in accordance with Rule 14a-8 will be untimely unless it is received by our Secretary at least 90 days prior to the anniversary of the 2016 annual meeting of shareholders (February 17, 2017) and may not be presented for a vote unless it is also otherwise in compliance with the requirements set forth in our by-laws.

Solicitation

        All costs and expenses associated with soliciting proxies will be borne by the company. In addition to the use of the mails, proxies may be solicited by the directors, officers and our employees by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith. In addition, we have retained MacKenzie Partners, Inc., a proxy-soliciting firm, to assist in the solicitation of proxies and will pay that firm a fee of $12,000 plus reimbursement for out-of-pocket expenses. The company will bear the total amount of those fees and expenses. The company's engagement of MacKenzie Partners, Inc. provides for the solicitation of institutions, money managers and other professional investors and individual investors, and strategic advice on proxy solicitation matters.

 OTHER MATTERS

        As of the date of this proxy statement, the board of directors is not aware of any other business or matters to be presented for consideration at the meeting other than as set forth in the notice of meeting attached to this proxy statement. However, if any other business shall come before the meeting or any adjournment or postponement thereof and is to be voted upon, the enclosed proxy shall be deemed to confer discretionary authority on the individuals named to vote the shares represented by such proxy as to any such matters.

REQUESTS FOR MORE INFORMATION

        We will provide without charge to each beneficial holder of our common stock on the record date, upon the written or oral request of any such person, a copy of our Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2015, as filed with the Securities and Exchange Commission. We will also provide to any person without charge, upon request, a copy of our Code of Ethics for Directors, Code of Ethics for Covered Officers and Code of Conduct for all employees. Any such requests should be made in writing or by telephone to the Investor Relations Department, Magellan Health, Inc., 4800 N. Scottsdale Road, Suite 4400, Scottsdale, Arizona 85251, tel. (877) 645-6464. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (without exhibits), Code of Ethics for Directors, Code of Ethics for Covered Officers, Code of Conduct, and other Securities and Exchange Commission filings are also available on our website at MagellanHealth.com. We intend to disclose future amendments to the provisions of the codes of ethics and handbook and material waivers from such codes of ethics and handbook, if any, made with respect to any of our directors and executive officers on our website.

Appendix A

MAGELLAN HEALTH, INC.

2016 MANAGEMENT INCENTIVE PLAN

        1.    Purpose.    The Magellan Health, Inc. 2016 Management Incentive Plan (the "Plan") is intended to enable Magellan Health, Inc., a Delaware corporation (the "Company"), and its subsidiaries and affiliates to attract, retain and motivate highly competent persons as officers, employees, non-employee directors and other service providers, by providing them with competitive and equitable share-based incentives and cash incentives and rewards, with appropriate limitations on risk, to encourage them to enter into and continue in service to the Company and its subsidiaries and affiliates, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling their personal responsibilities for achievement of the Company's objectives.

        2.    Administration.

        (a)    Committee.    The Plan will be administered by the Management Compensation Committee of the Board of Directors (the "Committee," including any successor to the Management Compensation Committee). The qualification requirements applicable to members of the Committee and the processes of the Committee are governed by the Committee's Charter, as adopted and from time to time amended by the Board of Directors (the "Board"). The Board of Directors may grant awards under the Plan ("Awards," as specified in Section 4) or perform any function of the Committee hereunder (including with respect to grants of Awards to non-employee directors), in which case references to the Committee shall be deemed to include the Board. The foregoing notwithstanding, no action or decision of the Committee shall be void or deemed not duly authorized solely because a member of the Committee did not meet a qualification requirement under the Committee Charter.

        (b)    Authority.    The Committee is authorized, subject to the provisions of the Plan, to make and administer grants under the Plan, including to determine the terms and conditions of Awards granted and to waive conditions initially established for grants, to accelerate vesting in the event of a change in control or otherwise (subject to Section 4(b)) and to extend the exercisability or expiration date of Awards, except no condition may be waived to the extent the condition would be mandatory for a newly granted Award, and to establish such rules and regulations as it deems necessary for the proper administration of the Plan, including to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable to carry out its purposes. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.

        (c)    Delegation and Advisers.    The Committee may delegate to one or more of its members (including to a designated subcommittee), to management of the Company, to counsel for or advisors or consultants to the Committee or to one or more other agents appointed by the Committee, such duties under the Plan as the Committee may deem advisable; provided, such delegation does not adversely affect the exemption provided by Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), does not prevent an Award from qualifying under Section 162(m) of the Internal Revenue Code (the "Code") as performance-based compensation, if so intended, complies with Section 157 of the Delaware General Corporation Law, does not result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act and otherwise complies with applicable law. The Committee otherwise may act through a subcommittee or with members of the Committee

Note: The bold, italicized text will be included only if Proposal Number Four is approved by shareholders. That text will be excluded if Proposal Number Three is approved but Proposal Number Four is not approved.

abstaining or recusing themselves to ensure compliance with regulatory requirements or to promote effective governance, as determined by the Committee. The Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

        (d)    Limitation of Liability and Indemnification.    No member of the Committee and no other director, officer or employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member, director, officer or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. Without limiting the generality of the foregoing, neither the Company or a subsidiary or affiliate, nor the Committee or any of its members, nor any person acting on behalf of any of them, will be liable to any participant or to the estate, beneficiary or transferee of any participant by reason of any acceleration of income or any additional tax (including any interest, penalties, excise tax or employment tax), asserted due to the failure of an Award to satisfy the requirements of Code Section 409A, 422, or 4999 or for any other reason, or by reason of any delay in the delivery of shares of Common Stock in connection with an Award or changes in the market value of shares during any such delay. The Company shall indemnify members of the Committee and any other director, officer or employee of the Company, a subsidiary or an affiliate designated to act on behalf of the Company or the Committee with regard to the Plan, and may indemnify any counsel or advisors appointed by the Company to assist it in carrying out its responsibilities hereunder, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act in connection with the Plan to the same extent and on the same terms and conditions as indemnity is provided to officers of the Company in accordance with the Company's Bylaws (except that indemnity to counsel and advisors is not mandatory), including advancing costs and expenses incurred by them in the defense of claims relating thereto.

        3.    Participants.    Persons eligible to receive grants of Award will be officers and employees of the Company and its subsidiaries and affiliates, or non-employee directors of the Company, or independent contractors providing substantial services similar in scope to services of an employee, determined by the Committee in its sole discretion to be contributors to the success and future growth and profitability of the Company. A person to whom an Award is granted shall be a participant in the Plan until such time as the participant has no further rights or obligations with respect to such Award (including periods following termination of employment or service). Designation of a participant at any time shall not require the Committee to designate such person to receive an Award at any other time or, once designated, to receive the same type or amount of Award as granted to the participant at any other time. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Awards.

        4.    Awards Generally; Vesting Terms.

        (a)    Type of Awards.    Awards under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock Awards, and (d) Stock Units and Cash-Denominated Awards. Any Award may, as determined by the Committee in its discretion, constitute a Performance-Based Award, as described in Section 10 hereof. Awards granted under the Plan shall be evidenced by an agreement (which need not be identical with respect to each grant or participant) that may provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion, provided, however, that in the event of any conflict between the provisions of the Plan and any such agreement, the provisions of the Plan shall prevail.

The Plan is not exclusive, so that nothing contained herein shall prevent the Company from making cash bonus payments or providing other awards apart from the Plan pursuant to any employment agreement, bonus plan or arrangement or other compensation or benefit plan or program. No term of an Award shall provide for a personal loan to a participant.

        (b)    Vesting Terms of Equity Awards; Minimum Vesting Requirements.    Awards will be subject to such risks of forfeiture, based on service requirements, performance conditions or other conditions, as may be specified by the Committee (subject to Section 21(b)). The foregoing notwithstanding, in the case of Awards other than (i) Awards granted to non-employee directors, (ii) cash-denominated or cash-settled incentive Awards, and (iii) Awards otherwise excluded under this Section 4(b), each Award shall require service for a period of not less than one year from the date of grant, or one year from the beginning of a performance-measurement period in the case of performance-based Awards, as a condition to vesting, except in the case of death or disability. For purposes of clause (iii) of the preceding sentence, Awards relating to not more than five percent of the total number of shares reserved for Awards under Section 5(a) may have terms not conforming to the minimum vesting requirement of this Section 4(b), and in the event of a change in control will not be subject to the limitations in this Section 4(b). Except as permitted by this Section 4(b), any reserved authority of the Committee to accelerate the vesting of an outstanding Award is subject to and limited by this Section 4(b).

        5.    Common Stock Available Under the Plan.

        (a)    Basic Limitations.    The aggregate number of shares of capital stock of the Company that may be delivered in connection with Awards granted under this Plan shall be (i) 4,000,000 shares of common stock (the "Common Stock"), plus (ii) the number of shares subject to outstanding awards under the 2011 Management Incentive Plan, the 2008 Management Incentive Plan, and the 2006 Management Incentive Plan (the "Preexisting Plans") which become available as a result of award forfeitures, expirations, and otherwise in accordance with Section 5(b) after shareholder approval of this Plan. The foregoing notwithstanding, if shares of Common Stock are delivered in connection with Restricted Stock Awards or Stock Units, each share delivered shall be counted as 1.60 shares against the aggregate number of shares of Common Stock reserved hereunder. Up to the fixed number of shares available for Awards under clause (i) above may be delivered upon exercise of incentive stock options within the meaning of Code Section 422 ("Incentive Stock Options"), but nothing herein will be construed as requiring that any, or any fixed number of, Incentive Stock Options be granted under the Plan. The number of shares of Common Stock authorized for delivery under this Section 5(a) shall be subject to adjustments in accordance with Section 13 hereof and shall be subject to Sections 5(b) and 5(c) hereof. Shares delivered under the Plan may be authorized and unissued shares or treasury shares or may be purchased on the open market or by private purchase. Shares remaining available for future awards (i.e., not subject to outstanding awards) under the 2011 Management Incentive Plan at the effective date of this Plan shall not be carried over to become available under this Plan.

        (b)    Additional Shares.    Any shares of Common Stock that are: (i) underlying a Stock Option or Stock Appreciation Right under the Plan, or a stock option under a Preexisting Plan, that is cancelled or terminated without having been exercised, including due to expiration or forfeiture, (ii) subject to Restricted Stock Awards or Stock Units under the Plan or restricted stock or stock units under a Preexisting Plan (under all such plans together, "Full-Value Awards") that are cancelled, terminated or forfeited, (iii) not delivered to a participant because all or a portion of a Full-Value Award is settled in cash, or (iv) withheld in connection with a Full-Value Award to satisfy tax withholding obligations, shall in each case again be available for Awards for purposes of the aggregate reservation of shares under Section 5(a) (with each share subject to such Full-Value Awards to be counted as 1.60 shares for purposes of this Section 5(b)). Any shares of Common Stock covered by a Stock Option or Stock Appreciation Right shall be deemed to be delivered upon exercise with respect to such underlying shares even if the net number of shares delivered to the participant is less than the number of shares underlying the Award (as would occur, for example, upon a net exercise of options, upon a settlement of Stock Appreciation Rights in cash or for a net number of shares, upon a stock-for-stock exercise of Stock Options, or upon share withholding to satisfy tax obligations upon exercise of Stock Options or Stock Appreciation Rights). The Committee may adopt reasonable counting procedures, consistent with this Section 5(b), to ensure appropriate counting and avoid double counting (as, for example, in the case of tandem or substitute Awards).

        (c)    Business Acquisition Grants.    In connection with the acquisition of any business by the Company or any of its subsidiaries or affiliates, any then outstanding options or other similar rights or other equity awards pertaining to such business may be assumed or replaced by Awards under the Plan upon such terms and conditions as the Committee or the Board of Directors of the Company determines to be equitable in its sole discretion and, to the extent any shares of Common Stock are to be delivered as Awards under the Plan in replacement for any such grants, awards, options or rights of another business, such shares shall be in addition to those available for the grant of Awards as provided by Sections 5(a) and 5(b).

        (d)    Annual Per-Person Limitations.    In each calendar year during any part of which the Plan is in effect, an eligible person may be granted Awards up to but not exceeding the following individual limits ("Annual Limits"):

  (i)
  A participant's Annual Limit, in any year during any part of which the participant is then eligible under the Plan, shall equal 400,000 shares, with each share subject to a Stock Option or Stock Appreciation Right counted as one-third of a share for purposes of this limitation, subject to adjustment as provided in Section 13.

  (ii)
  In the case of a cash-denominated Award (i.e., an Award valued in a way in which the limitation set forth in the preceding sentence would not operate as an effective limitation satisfying Treasury Regulation § 1.162-27(e)(4)), a participant may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the participant's Annual Limit, which for this purpose shall equal $9 million, provided, however, that in the case of a cash-denominated Award earned by performance over a period of longer than one year, the cash-denominated limit shall apply proportionately over the number of years and partial years in the actual performance period, unless the Committee specifies a different allocation method that allocates the limit in proportion to the rate at which the Award can be earned in the actual performance period.

  (iii)
  For purposes of this Section 5(d), (A) the Annual Limit for cash-denominated Awards is separate from and not affected by the Annual Limit on share-denominated Awards; (B) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition;(C) a participant's Annual Limit is used to the extent a number of shares or cash amount may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid; and (D) the Annual Limit for any cash-denominated Award that may be earned over a period of longer than one year shall be cumulative over the earning period; and (E) dividend equivalents relating to an Award count against the Annual Limit only if such dividend equivalents exceed the rate at which dividends are paid on a corresponding number of shares.

  (iv)
  In the case of a non-employee director of the Company, additional limits shall apply such that the maximum grant-date fair value of Share-denominated Awards granted in any fiscal year of the Company during any part of which the director is then eligible under the Plan shall be $400,000, except that such limit for a non-employee Chairman of the Board or Lead Director (or equivalent position) shall be $800,000, in each case, computed in accordance with

    Financial Accounting Standards Board (FASB) Accounting Standards Codification 718 or any successor provision ("FASB ASC Topic 718"). The foregoing additional limits related to non-employee directors of the Company shall not apply to any Award or shares granted pursuant to a non-employee director's election to receive an Award or shares of Stock in lieu of cash retainers or other fees, provided, however, that for this purpose such Award or shares have a Fair Market Value (as defined in Section 16) not exceeding the value of such cash retainers or other fees.

        6.    Stock Options.

        (a)    Generally.    Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms. Stock Options may be Incentive Stock Options or Stock Options that do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any eligible person one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions, including vesting (subject to Section 4(b)) and terms that may provide for alternative settlement in cash, consistent with the Plan as the Committee may impose or determine from time to time, subject to the following limitations. Dividends and dividend equivalents will not be credited or payable with respect to Stock Options for any periods prior to the valid exercise of the Stock Options, except that this provision will not limit adjustments for non-cash dividends or extraordinary cash dividends authorized under Section 13. No grants of "reload" Stock Options, under which new Stock Options are automatically granted upon the exercise of outstanding Stock Options or Stock Appreciation Rights, shall be made.

        (b)    Exercise Price.    Each Option granted hereunder shall have a per-share exercise price on the date of grant, as determined by the Committee, but not less than 100% of the Fair Market Value of a share at the date of grant (subject to Section 6(f)).

        (c)    Payment of Exercise Price.    The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant, or, in the case of Nonqualified Stock Options, by directing the Company to withhold shares otherwise deliverable upon exercise to satisfy the exercise price. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price as long as such transaction does not constitute an impermissible loan to an executive officer under Section 13(k) of the Exchange Act. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option.

        (d)    Exercise Period.    Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten (10) years after the date it is granted (subject to Section 6(f)). All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement on the date of grant.

        (e)    Certain Limitations on Incentive Stock Options.    Incentive Stock Options may be granted only to participants who are employees of the Company or of a "Parent Corporation" or "Subsidiary Corporation" (as defined in Sections 424(e) and (f) of the Code, respectively) on the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any Parent Corporation or Subsidiary Corporation) shall not exceed $100,000; provided, however, that if such $100,000 limit is exceeded, the excess Incentive Stock Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted.

        (f)    Additional Limitations on Incentive Stock Options for Ten Percent Shareholders.    Incentive Stock Options granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation, must have an exercise price not less than 110% of the Fair Market Value of the Common Stock on the date of grant, and any such option must expire not later than five years from the date of grant of such option.

        7.    Stock Appreciation Rights.

        (a)    Generally.    The Committee may, in its discretion, grant Stock Appreciation Rights, including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option grant. A Stock Appreciation Right means a right to receive a payment in cash, Common Stock or a combination thereof, as determined by the Committee, in an amount equal to the excess of (i) the Fair Market Value, or other specified valuation (which may not exceed Fair Market Value), of a specified number of shares of Common Stock on the date the right is exercised over (ii) the Fair Market Value of such shares of Common Stock on the date the Award is granted, or other specified amount (which may not be less than such grant-date Fair Market Value), all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted in tandem with or in substitution for a previously granted Stock Option, the designated Fair Market Value in the Award agreement (for purposes of clause (ii) above) shall reflect the Fair Market Value on the date such Stock Option was granted (subject to Section 21). Each Stock Appreciation Right shall be subject to such terms and conditions including vesting (subject to Section 4(b)), as the Committee shall impose or determine from time to time; provided, however, that if a Stock Appreciation Right is granted in connection with a Stock Option, the Stock Appreciation Right shall become exercisable and shall expire according to the same vesting and expiration rules as the corresponding Stock Option, unless otherwise determined by the Committee. Dividends and dividend equivalents will not be credited or payable with respect to Stock Appreciation Rights for any periods prior to the valid exercise of the Stock Appreciation Rights, except that this provision will not limit adjustments for non-cash dividends or extraordinary cash dividends authorized under Section 13. No grants of "reload" Stock Appreciation Rights, under which new Stock Appreciation Rights are automatically granted upon the exercise of outstanding Stock Options or Stock Appreciation Rights, shall be made.

        (b)    Exercise Period.    Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions including vesting (subject to Section 4(b)), as shall be determined by the Committee; provided, however, that no Stock Appreciation Rights shall be exercisable later than ten years after the date it is granted; and provided further, that the time of exercise of any Stock Appreciation Right intended to be a deferral of compensation under Code Section 409Ashall conform to applicable requirements of Code Section 409A. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right at the date of grant.

        8.    Restricted Stock Awards.

        (a)    Generally.    The Committee may, in its discretion, grant Restricted Stock Awards consisting of Common Stock issued or transferred to participants with or without cash or other payment therefor in whole or in part. Each participant granted a Restricted Stock Award shall execute and deliver to the Company an agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock

        (b)    Payment of the Purchase Price.    If the Restricted Stock Award requires payment therefor, the purchase price of any shares of Common Stock subject to a Restricted Stock Award may be paid in any manner authorized by the Committee (subject to applicable requirements of the Delaware General Corporation Law), which may include any manner authorized under the Plan for the payment of the exercise price of a Stock Option. Restricted Stock Awards may also be made solely in consideration of services rendered to the Company or its subsidiaries or affiliates (subject to applicable requirements of the Delaware General Corporation Law). This may include treating services between the grant date and the date of issuance as payment of lawful consideration equal to the par value of the Restricted Stock Award.

        (c)    Additional Terms.    Restricted Stock Awards may be subject to such terms and conditions including vesting (subject to Section 4(b)), as the Committee determines appropriate, including, without limitation, (i) restrictions on the sale or other disposition of such shares, (ii) the right of the Company to reacquire such shares for no consideration (or repayment of the original consideration paid by the participant) upon termination of the participant's employment or service within specified periods or failure to achieve performance goals, and other conditions (see Section 10) , and (iii) the right of the Company to settle a vested Award by cash payment of the then Fair Market Value of the shares. Awards of Restricted Stock may be granted without any vesting requirement, to the extent permitted under Section 4(b). Restricted Stock Awards may constitute Performance-Based Awards, as described in Section 10 hereof. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

        (d)    Rights as a Shareholder.    The participant shall have, with respect to the shares of Common Stock subject to a Restricted Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to vote the shares, except as may be otherwise provided in this Plan and the Restricted Stock Award agreement as determined by the Committee. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the participant or withheld by the Company for the participant's account, and interest may be credited (or not credited) on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the participant upon the release of restrictions on such shares and, if such share is forfeited, the participant shall have no right to such cash dividends or stock dividends.

        9.    Stock Units.

        (a)    Generally.    The Committee may, in its discretion, grant Stock Units (as defined in subsection (c) below) to participants hereunder. Stock Units may be subject to such terms and conditions including vesting (subject to Section 4(b)), as the Committee determines appropriate. Stock Units may constitute Performance-Based Awards, as described in Section 10 hereof. Awards of Stock Units may be granted without any vesting requirement, to the extent permitted under Section 4(b). A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the Award agreement shall specify. Stock Units may or may not constitute a deferral of compensation under Code Section 409A, based upon their terms; the Committee may include elective deferral features for Stock Units in its discretion. Shares of Common Stock issued pursuant to this Section 9 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined in subsection (c) below).

        (b)    Settlement of Stock Units.    Shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee provides for the payment of the Stock Units in cash equal to the value of the shares of Common Stock that would otherwise be distributed to the participant or provides for such payment partly in cash and partly in shares of Common Stock.

        (c)    Definitions.    A "Stock Unit" means a notional account representing a participant's conditional right to receive at a future date one (1) share of Common Stock. The Committee may designate a Stock Unit Award by an alternative name, such as "Restricted Stock Units" or "Deferred Shares." A "Dividend Equivalent Right" means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units, and subject to a risk of forfeiture and other terms as specified by the Committee. Other provisions of the Plan notwithstanding, Dividend Equivalents relating to a Performance-Based Award at minimum shall be forfeitable to the extent the related Performance-Based Award remains forfeitable upon failure to achieve the specified performance conditions.

        10.    Performance-Based Awards.

        (a)    Generally.    Any Award, including Cash-Denominated Awards under Section 10(g), may be granted in a manner such that the Awards qualify for the performance-based compensation exemption of Code Section 162(m) ("Performance-Based Awards"). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be based on achievement of performance objectives that are based on one or more of the business criteria described below that apply to the individual participant, one or more business units or the Company as a whole.

        (b)    Business Criteria.    The business criteria shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share (basic or diluted); (iii) revenues; (iv) sales; (v) operating income; (vi) earnings before interest and taxes (EBIT) or earnings before interest, taxes, depreciation and amortization (EBITDA); (vii) operating earnings; (viii) segment profit, as defined in the company's financial statements; (ix) working capital targets; (x) return on equity; (xi) return on capital or return on assets; (xii) expenses or expense ratios; (xiii) cash flow, free cash flow, unlevered free cash flow, cash flow return on investment, cash flow in excess of cost of capital, net cash provided by operations, net operating profit (operating earnings minus a charge for capital) or economic profit created; (xiv) market price per share; (xv) total return to shareholders, (xvi) total market capitalization, agency ratings of financial strength, completion of capital and borrowing transactions, and dividend payout levels; and (xvii) specific strategic or operational business criteria, including market penetration, geographic expansion, new concept development goals, new products, achievement of business project objectives, or new ventures, customer satisfaction, staffing, training and development goals, internal accounting controls, risk management objectives, management of employment practices and employee benefits, supervision of information technology, litigation-related milestones, and goals relating to capital structure, acquisitions, divestitures, affiliates and joint ventures. Business criteria may be measured on a consolidated basis, by segment, by department, group or business unit, by specified product or operation, or by specified subsidiaries or affiliates of the Company. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a ratio, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The performance goal need not be based on audited financial information. The Committee may specify that performance will be determined before payment of bonuses, capital charges, income or expense items related to items that are non-recurring or items that are of an unusual nature and/or events that indicate infrequency of occurrence or other financial or general and administrative expenses for the performance period, or based on the cash or non-cash or tangible or intangible components of the selected business performance metric, or based on averaging of performance with respect to the selected business performance metric. Provided that the Committee has specified at least one performance goal under this Section 10(b) qualifying the Award as performance-based compensation under Code Section 162(m)—referred to as a "gating" goal—the Committee may specify other performance goals or criteria (whether or not listed in this Section 10(b)) as a basis for its exercise of negative discretion that may reduce the payout below the maximum amount potentially payable as a result of achieving the "gating" goal.

        (c)    Establishment of Performance Goals.    With respect to Performance-Based Awards, the Committee shall establish in writing (i) the performance goals applicable to a specified performance period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained, and (ii) the individual employees or class of employees or other grouping of participants to which such performance goals apply; provided, however, that such performance goals shall be established in writing no later than ninety (90) days after the commencement of the applicable performance period (but in no event after twenty-five percent (25%) of such performance period has elapsed). Performance periods may be of any length, as specified by the Committee.

        (d)    Performance Award Pool.    The Committee may establish a Performance Award Pool, which shall be an unfunded pool, for purposes of measuring performance in connection with Performance-Based Awards. The amount of such Performance Award Pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 10(b) during the given performance period, as specified by the Committee in accordance with Section 10(c). The Committee may specify the amount of the Performance Award Pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. The Committee may specify Performance-Based Awards for any one participant as a percentage of the Performance Award Pool, subject to such terms and conditions, including potentially the exercise of negative discretion, as the Committee may specify, provided that the aggregate percentage of the Performance Award Pool allocated to participants may not exceed 100% of the Performance Award Pool.

        (e)    Certification of Performance.    No Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given performance period until there has been certified in writing by or on behalf of the Committee that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

        (f)    Settlement of Performance-Based Awards; Other Terms.    Settlement of Performance-Based Awards shall be in cash, Common Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance-Based Awards; provided, however, that (i) the Committee may not exercise discretion to increase any such amount payable to a covered employee (as defined under Code Section 162(m)) in respect of a Performance-Based Award in excess of the amount earned through performance with respect to the Section 162(m)-qualifying performance goal (including any "gating" goal) established under Section 10(b) (and subject to any legal commitment on the part of the Company limiting such exercise of discretion); and (ii), in the case of any Performance-Based Award denominated in shares at the grant date (i.e., an Award that constitutes share-based equity under FASB ASC Topic 718, no discretion to reduce or increase the amounts payable shall be reserved unless such reservation of discretion is expressly stated by the Committee at the time it acts to authorize or approve the grant of such Award. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance-Based Award and other related Awards do not fail to qualify for full tax deductibility under Code Section 162(m). The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of employment by the participant or other event prior to the end of a performance period or settlement of such Performance-Based Awards.

        (g)    Cash-Denominated Awards.    Performance-Based Awards may include awards denominated in cash ("Cash-Denominated Awards"), which may be payable in cash or in the form of other Awards. Cash-Denominated Awards include annual incentive awards and longer-term incentives, as well as supplemental cash awards that may relate to Awards intended to be Performance-Based Awards.

        11.    Foreign Laws.    The Committee may grant Awards to individual participants who are subject to the tax and other laws of nations other than the United States, which Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws and local compensation customs and practices, and that may differ from those applicable to other participants or otherwise specified in the Plan. The Committee may take any lawful action that it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity.

        12.    Certain Terminations of Employment; Forfeitures.

        (a)    Forfeiture of Unsettled Awards.    Unless the Committee or any agreement relating to Awards shall otherwise provide, an employee participant shall forfeit all Awards he or she holds at the time and which have not been settled (other than vested Restricted Stock Awards and vested Stock Units the settlement of which has been deferred at the election of the participant) if:

  (i)
  the participant's employment with the Company or a Related Employer is terminated for willful, deliberate, or gross misconduct in the performance of the participant's duties to the Company or a Related Employer, as determined by the Committee in its good faith judgment, or the participant terminates his or her employment with the Company at a time when such grounds exist for a termination by the Company or a Related Employer. For purposes of this Section 12(a), a "Related Employer" means any Parent Corporation or Subsidiary Corporation or, with respect to Awards other than Incentive Stock Options, any other subsidiary or affiliate that employs the participant; or

  (ii)
  following the participant's termination of employment with the Company or a Related Employer and for a period of one (1) year thereafter, the participant engages in any business or enters into any employment relationship in violation of any non-competition obligation that such participant has to the Company or a Related Employer (under any employment agreement, separation agreement, severance or other policy of the Company, or under any other agreement or specified as a condition of any Award) or in violation of any restriction to which the participant is subject relating to the solicitation of employees, customers, suppliers or other persons having a business relationship with the Company or a Related Employer or the taking of actions that harm the business interests of the Company or a Related Employer (including any such obligation or restriction contained in any agreement pursuant to which any Award is provided or any other agreement), or if the participant otherwise, directly or indirectly, (A) solicits the employment of , or employs, any of the employees or persons who were in the prior 12 months employees of the Company or a Related Employer, or (B) solicits any business from, or does business with any customer or supplier to the Company or a Related Employer or any other party with which the Company or a Related Employer has a business relationship, and the Committee in its sole discretion has determined the results of such violation or other action to have been injurious to the business interests of the Company or a Related Employer.

The activities described in (i) and (ii) above are hereafter referred to as "Injurious Conduct".

        (b)    Effect on Settled Awards.    A forfeiture of Awards provided by Section 12(a) upon the Committee determining that a participant has engaged in Injurious Conduct during the course of his or her employment or during the one (1) year period following his or her termination of employment shall not relieve the participant of any liability he or she may have to the Committee as a result of engaging in the Injurious Conduct. In addition, unless otherwise provided by the Committee in any Award agreement or policy in effect at the time of grant of an Award, an employee participant will forfeit shares acquired or gains previously realized upon exercise, lapse of restrictions or settlement of the Award (commonly referred to as a "clawback") in the event of Injurious Conduct by the participant during employment or a during the one (1) year period following employment. Any policy of the Company providing for forfeiture or recoupment of compensation in effect at the date of grant of an Award shall apply by its terms to such Award, unless such application is modified or waived by the Committee in writing.

        (c)    Timing; Committee Determinations.    The Committee shall exercise the right of forfeiture provided to the Company in this Section 12 within 90 days after the discovery of the activities giving rise to the Company's right of forfeiture, which activities must have occurred no later than 12 months after the participant's termination of employment. A participant may make a request to the Committee in writing for a determination regarding whether any proposed business or activity would constitute Injurious Conduct. Such request shall fully describe the proposed business or activity. The Committee shall respond to the participant in writing and the Committee's determination shall be limited to the specific business or activity so described.

        (d)    Applicability of Dodd-Frank Act Forfeiture Provisions.    Any clawback or recoupment provisions required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing rules of a regulatory agency or stock exchange thereunder, and effective as of the time of grant of an Award, shall apply to such Award.

        (e)    Condition Precedent.    Unless the Committee or any agreement relating to Awards shall otherwise provide, all Awards shall be considered awarded subject to the applicability of this Section 12.

        (f)    Enforceability.    The purpose of this Section 12 is to protect the Company (and any Parent Corporation and Subsidiary Corporations) from Injurious Conduct. To the extent that this Section 12 is not fully enforceable as written, the unenforceable provisions shall be modified so as to provide the Company with the fullest protection permitted by law.

        13.    Adjustment Provisions.    In the event that any special and non-recurring dividend or other distribution (whether in the form of cash or property other than Common Stock), recapitalization, forward or reverse split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution, sale of all or substantially all of the Company's assets or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock that may be delivered in connection with Awards granted thereafter, including the aggregate share limitation then applicable under the Plan, (ii) the number and kind of shares of Common Stock by which per-person Annual Limits are measured under Section 5(d), (iii) the number and kind of shares of Common Stock subject to or deliverable in respect of outstanding Awards, (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Award, and (v) performance goals based on performance on a per share basis. The Committee shall provide for such equitable adjustments of outstanding Awards in order to preserve the positive intrinsic value of such Awards, unless in the circumstances the participant would be able to continue to realize such intrinsic value in the absence of an adjustment. In furtherance of the foregoing, a participant shall have a legal right to an adjustment (including as described in items (iii) - (v) above) to an outstanding Award that constitutes a "share-based payment arrangement" in the event of an "equity restructuring," as such terms are defined under FASB ASC Topic 718, which adjustment shall preserve without enlarging the value of the Award to the participant. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of any events that are of an unusual nature and/or events that indicate infrequency of occurrence or nonrecurring events (including events described above in this Section 13, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any affiliate or other business unit of the Company, or the financial statements of the Company or any affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided, however, that no such adjustment shall be authorized or made if and to the extent that the existence of such authority or the making of a particular adjustment would, in the case of an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, cause the Company to be denied a tax deduction under Section 162(m) of the Code for compensation resulting from such an Award. The Company shall give each participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

        14.    Nontransferability.    Each Award granted under the Plan to a participant (other than unrestricted Stock Awards and vested Restricted Stock Awards) shall not be transferable otherwise than by will or the laws of descent and distribution (or pursuant to a beneficiary designation in the event of the participant's death), and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant (or in a written amendment to the Award) and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution or beneficiary designation. Notwithstanding the foregoing (but subject to Section 19), at the discretion and subject to the approval of the Committee, an Award other than an Incentive Stock Option may permit the transferability of the Award by a participant, for estate-planning purposes (and in a manner in which the incentive and retention purpose of the Award remains intact), solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction specified by the Committee, but this shall not be construed to authorize transfers of Awards to third parties for value.

        15.    Other Provisions.    The grant of any Award under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other participant) as the Committee determines appropriate, including, without limitation, provisions for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Award, provisions for the acceleration of exercisability or vesting of Awards (subject to Sections 4(b) and 19(a)), performance conditions other than those imposed under Section 10, or provisions to comply with federal and state securities laws, or understandings or conditions as to the participant's employment or service in addition to those specifically provided for under the Plan.

        16.    Fair Market Value.    For purposes of this Plan and any Awards awarded hereunder, Fair Market Value on any given date means the fair market value of the shares of Common Stock determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, Fair Market Value shall mean: (i), if the Common Stock is listed on a national securities exchange or a marketplace maintained by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") and reporting trades on a last sale basis, the closing price reported as having occurred on such date, or, if there is no sale on such date, then on the last preceding date on which such a sale was reported, or (ii), if the Common Stock is not listed on such a national securities exchange or NASDAQ, the amount determined by the Committee (or in accordance with procedures approved by the Committee) to be the fair market value based upon a good faith attempt to value the Common Stock accurately.

        17.    Withholding.    All payments or distributions of Awards made pursuant to the Plan shall be subject to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, to the extent permitted by applicable law, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due to the recipient as the Committee shall prescribe (subject to the requirements of Code Section 409A in the case of any such other payment that constitutes a deferral of compensation for purposes of Section 409A). The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), require, or permit an election by, a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award under which unrestricted Common Stock will be delivered by having the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of taxes to be withheld, such taxes calculated at minimum statutory withholding rates (except that withholding at a higher rate will be permissible if such withholding would not result in any additional expense to the Company under FASB ASC Topic 718 or a successor to such accounting standard).

        18.    Employment Rights and Continued Service.    Neither the Plan nor any action taken hereunder shall be construed as giving any participant the right to be retained in the employ or service of the Company or any of its subsidiaries or affiliates.

        19.    Deferrals; 409A Compliance Rules.    Installment or deferred payments may be required by the Committee (subject to Section 21(b) or permitted at the election of the participant on terms and conditions established by the Committee. Payments may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents or other amounts in respect of installment or deferred payments denominated in Common Stock. The Committee may adopt and from time to time amend compliance rules intended to ensure that Awards meet applicable requirements to avoid adverse tax consequences under Code Section 409A ("409A Compliance Rules"). Such 409A Compliance Rules shall be deemed to be terms incorporated by reference into each Award Agreement, except as otherwise provided in such 409A Compliance Rules or as otherwise provided by the Committee.

        20.    No Fractional Shares.    No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        21.    Duration, Amendment and Termination of the Plan; Amendment of Awards.

        (a)    Plan Duration, Amendment and Termination.    No Award shall be initially granted more than ten years after the latest date upon which the Plan (including any amendment and restatement of the Plan) has been approved by shareholders, but Awards outstanding at that time shall remain outstanding and governed by the terms of the Plan, and the Committee's authority to amend or replace such outstanding Awards shall continue. The Company may amend the Plan from time to time or suspend or terminate the Plan at any time, subject to shareholder approval to the extent required under this Section 21.No amendment of the Plan may be made without approval of shareholders by a vote meeting the voting standard specified in Section 23, if the amendment: (i) will increase the aggregate number of shares of Common Stock that may be delivered through Awards under the Plan; (ii) will increase the maximum number of shares or cash that may be awarded to any participant under Section 5 hereof; (iii) will materially change the types of business criteria on which Performance-Based Awards are to be based under the Plan; (iv) will modify the Plan so as to materially broaden eligibility for participation in the Plan; or (v) otherwise requires the approval of shareholders under the rules of the stock exchange or exchanges on which Common Stock is then listed; provided, however, that adjustments authorized under Section 13 are not subject to shareholder approval under this Section 21. Amendments to the Plan may be approved by the Board or by the Committee subject to the approval of shareholders to the extent required under this Section 21, provided that any action of the Committee shall be authorized only to the extent such action is within the scope of the authority delegated to the Committee in its then current Charter.

        (b)    Amendment of Outstanding Awards.    Except as limited by the Plan, the Committee is authorized to amend outstanding Awards, which may include cancelation of an outstanding Award in exchange for a new Award (subject to Section 21(c)) or the extension of the term of an outstanding Award. The Committee may not, however, amend outstanding Awards (including by means of an amendment to the Plan) without the consent of an affected Participant if such amendment would materially and adversely affect the legal rights of such Participant under any outstanding Award; for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty materially adverse to the Participant, and the exercise of discretion reserved by the Committee with respect to an Award is not limited by this provision.

        (c)    Shareholder Approval of Repricing.    Without the approval of share-holders, the Plan will not be amended with an effect on previously granted Options or SARs, and previously granted Options or SARs will not be amended or replaced, in a transaction that constitutes a "repricing." For this purpose, a "repricing" means: (1) amending the terms of an Option or SAR after it is granted to lower its exercise price; (2) any other action that is treated as a repricing under generally accepted accounting principles; and (3) canceling an Option or SAR at a time when its strike price is equal to or greater than the fair market value of the underlying Stock, in exchange for another Option, SAR, Restricted Stock, other equity, or a payment of cash, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, equity restructuring or other similar corporate transaction. A cancellation and exchange described in clause (3) of the preceding sentence will be considered a repricing regardless of whether the replacement Award is delivered simultaneously with the cancellation and regardless of whether the transaction is voluntary on the part of the participant. Adjustments to Awards under Section 13 will not be deemed "repricings," however.

        22.    Governing Law.    This Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

        23.    Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan (excluding Restricted Stock), such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

        24.    Effective Date.    This Plan has been approved by the Board of Directors of the Company on February 25, 2016, subject to approval of the Plan by the Company's shareholders at the 2016 Annual Meeting of Shareholders, by the affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote generally in the election of directors and entitled to vote on the matter of approval of this Plan. The Plan shall become effective upon such shareholder approval of the Plan.

PROXY	MAGELLAN HEALTH, INC.	PROXY

PROXY FOR 2016 ANNUAL MEETING OF SHAREHOLDERS

ON MAY 18, 2016

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Barry M. Smith, Chief Executive Officer, and Daniel N. Gregoire, Secretary, and each of them, attorneys with full power of substitution, to vote as directed below all shares of common stock of Magellan Health, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the 2016 Annual Meeting of Shareholders to be held at The Phoenician Resort, 6000 East Camelback Road, Scottsdale, Arizona 85251, on May 18, 2016, at 7:30 a.m., local time, and at any adjournment or postponement thereof.

THE DIRECTORS RECOMMEND A VOTE “FOR” THE DIRECTORS IN ITEM 1 AND “FOR” ITEMS 2, 3, 4 AND 5.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☐

1.              Election of Directors:

☐	FOR ALL NOMINEES	Nominees

☐	WITHHELD AUTHORITY FOR ALL NOMINEES	☐ Michael S. Diament Term Expiring 2019 ☐ Barry M. Smith Term Expiring 2019

☐	FOR ALL EXCEPT

Instructions: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ☒

2.              To approve, by non-binding vote, the compensation of the named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.              To approve the company’s 2016 Management Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.              To authorize an aggregate of 4,000,000 shares of common stock for awards under the company’s 2016 Management Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.              Ratification of Ernst & Young LLP as independent auditor for fiscal year 2016.

☐ FOR	☐ AGAINST	☐ ABSTAIN

6.              As such proxies may in their discretion determine in respect of any other business properly to come before said meeting (the Board of Directors knowing of no such other business).

UNLESS THE SHAREHOLDER DIRECTS OTHERWISE, THIS PROXY WILL BE VOTED “FOR” THE DIRECTORS IN ITEM 1 AND “FOR” ITEMS 2, 3, 4 AND 5.

VOTE BY PROXY CARD: Date, sign and return to Proxy Services, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 18, 2016.

The company’s proxy statement and form of proxy for its 2016 Annual Meeting of Shareholders, to be held at 7:30 a.m., local time, on May 18, 2016, at The Phoenician Resort, 6000 East Camelback Road, Scottsdale, Arizona 85251 and its 2015 Annual Report to Shareholders, are available on the company’s website at http://ir.MagellanHealth.com/financials.cfm.

Please sign in the same form as name appears hereon. Executors and other fiduciaries should indicate their titles. If signed on behalf of a corporation, give title of officer signing.	Dated: , 2016

Signature of Stockholder(s)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS